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                      BANK OF AMERICA NATIONAL ASSOCIATION

                           Transferor and Servicer


                                     and




                       FIRST BANK NATIONAL ASSOCIATION

                                   Trustee

                  on behalf of the Certificateholders of the

                         BA MASTER CREDIT CARD TRUST



                      ----------------------------------


                       POOLING AND SERVICING AGREEMENT

                          Dated as of July 19, 1996


================================================================================

                              TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                ARTICLE I

                                 DEFINITIONS

Section 1.01   Definitions                                                    1
Section 1.02   Other Definitional Provisions                                 22

                               ARTICLE II

                           CONVEYANCE OF RECEIVABLES;
                            ISSUANCE OF CERTIFICATES

Section 2.01   Conveyance of Receivables                                     24
Section 2.02   Acceptance  by  Trustee                                       25
Section 2.03   Representations  and Warranties of the  Transferors           26
Section 2.04   Representations and Warranties of the Transferor Relating
               to this Agreement and the  Receivables                        28
Section 2.05   Covenants of the Transferor                                   35
Section 2.06   Addition of Accounts                                          37
Section 2.07   Removal of Accounts                                           43
Section 2.08   Discount Option                                               45

                               ARTICLE III

                          ADMINISTRATION AND SERVICING
                                 OF RECEIVABLES

Section 3.01   Acceptance of Appointment and Other Matters Relating to
               the Servicer                                                  46
Section 3.02   Servicing Compensation                                        48
Section 3.03   Representations and Warranties of the Servicer                49
Section 3.04   Reports and Records for the Trustee                           50
Section 3.05   Annual Servicer's Certificate                                 51
Section 3.06   Annual Independent Accountants' Servicing Report              51
Section 3.07   Tax Treatment                                                 52
Section 3.08   Notices to the Transferors                                    53
Section 3.09   Reports to the Commission                                     53

                               ARTICLE IV

                 RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION
                         AND APPLICATION OF COLLECTIONS

Section 4.01   Rights of Certificateholders                                  54
Section 4.02   Establishment of Accounts                                     54
Section 4.03   Collections and Allocations                                   56

                                                                            Page
                                                                            ----

                                ARTICLE V

                        [ARTICLE V IS RESERVED AND SHALL
                         BE SPECIFIED IN ANY SUPPLEMENT
                           WITH RESPECT TO ANY SERIES]


                               ARTICLE VI

                            THE CERTIFICATES

Section 6.01   The Certificates                                              60
Section 6.02   Authentication of Certificates                                60
Section 6.03   Registration of Transfer and Exchange of Certificates         61
Section 6.04   Mutilated, Destroyed, Lost or Stolen Certificates             64
Section 6.05   Persons Deemed Owners                                         65
Section 6.06   Appointment of Paying Agent                                   66
Section 6.07   Access to List of Certificateholders' Names and Addresses     67
Section 6.08   Authenticating Agent                                          67
Section 6.09   New Issuances                                                 68
Section 6.10   Book-Entry  Certificates                                      71
Section 6.11   Notices to Clearing Agency                                    72
Section 6.12   Definitive Certificates                                       72
Section 6.13   Global  Certificate; Euro-Certificate Exchange Date           73
Section 6.14   Meetings  of Certificateholders                               73
Section 6.15   Uncertificated Classes                                        74

                               ARTICLE VII

                          OTHER MATTERS RELATING
                            TO EACH TRANSFEROR

Section 7.01   Liability of each Transferor                                  75
Section 7.02   Merger or Consolidation of, or Assumption of the
               Obligations of, a Transferor                                  75
Section 7.03   Limitation on Liability                                       76
Section 7.04   Liabilities                                                   76

                              ARTICLE VIII

                             OTHER MATTERS RELATING
                               TO THE SERVICER

Section 8.01   Liability of the Servicer                                     78
Section 8.02   Merger or Consolidation of, or Assumption of the
               Obligations of, the Servicer                                  78
Section 8.03   Limitation on Liability of the Servicer and Others            78

                                                                            Page
                                                                            ----

Section 8.04   Servicer Indemnification of the Trust and the Trustee         79
Section 8.05   The Servicer Not to Resign                                    80
Section 8.06   Access to Certain Documentation and Information Regarding
               the Receivables                                               80
Section 8.07   Delegation of Duties                                          80
Section 8.08   Examination of Records                                        81

                                   ARTICLE IX

                                 PAY OUT EVENTS

Section 9.01   Pay Out Events                                                82
Section 9.02   Additional Rights upon the Occurrence of Certain Events       82

                                  ARTICLE X

                              SERVICER DEFAULTS

Section 10.01  Servicer Defaults                                             85
Section 10.02  Trustee to Act; Appointment of Successor                      87
Section 10.03  Notification to Certificateholders                            89
Section 10.04  Waiver of Past Defaults                                       89

                                  ARTICLE XI

                                 THE TRUSTEE

Section 11.01  Duties of Trustee                                             91
Section 11.02  Certain Matters Affecting the Trustee                         93
Section 11.03  Trustee Not Liable for Recitals in Certificates               94
Section 11.04  Trustee May Own Certificates                                  94
Section 11.05  The Servicer to Pay Trustee's Fees and Expenses               94
Section 11.06  Eligibility Requirements for Trustee                          95
Section 11.07  Resignation or Removal of Trustee                             95
Section 11.08  Successor Trustee                                             96
Section 11.09  Merger or Consolidation of Trustee                            96
Section 11.10  Appointment of Co-Trustee or Separate Trustee                 97
Section 11.11  Tax Returns                                                   98
Section 11.12  Trustee May Enforce Claims Without Possession of
               Certificates                                                  98
Section 11.13  Suits for Enforcement                                         99
Section 11.14  Rights of Certificateholders to Direct Trustee                99
Section 11.15  Representations and Warranties of Trustee                     99

                                                                            Page
                                                                            ----

Section 11.16  Maintenance of Office or Agency                              100

                                 ARTICLE XII

                                 TERMINATION

Section 12.01  Termination of Trust                                         101
Section 12.02  Optional Purchase                                            102
Section 12.03  Final Payment with Respect to any Series                     102
Section 12.04  Termination Rights of Holder of Transferor Certificate       104
Section 12.05  Defeasance                                                   104

                                 ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

Section 13.01  Amendment                                                    106
Section 13.02  Protection of Right, Title and Interest to Trust             109
Section 13.03  Limitation on Rights of Certificateholders                   110
Section 13.04  Governing Law                                                111
Section 13.05  Notices                                                      111
Section 13.06  Severability of Provisions                                   111
Section 13.07  Assignment                                                   112
Section 13.08  Certificates Non-Assessable and Fully Paid                   112
Section 13.09  Further Assurances                                           112
Section 13.10  No Waiver; Cumulative Remedies                               112
Section 13.11  Counterparts                                                 112
Section 13.12  Third-Party Beneficiaries                                    112
Section 13.13  Actions by Certificateholders                                113
Section 13.14  Rule 144A Information                                        113
Section 13.15  Merger and Integration                                       113
Section 13.16  Headings                                                     113

                                                                            Page
                                                                            ----

                                    EXHIBITS

Exhibit A      Form of Transferor Certificate
Exhibit B      Form of Assignment of Receivables in
               Additional Accounts
Exhibit C      Form of Monthly Servicer's Certificate
Exhibit D      Form of Annual Servicer's Certificate
Exhibit E      Form of Opinion of Counsel Regarding
               Additional Accounts
Exhibit F      Form of Annual Opinion of Counsel
Exhibit G      Form of Reassignment of Receivables
Exhibit H      Form of Reconveyance of Receivables


                                  SCHEDULES

Schedule 1     List of Accounts [Deemed Incorporated]

            POOLING AND SERVICING AGREEMENT, dated as of July 19, 1996 by and between BANK OF AMERICA NATIONAL ASSOCIATION, a national banking association, as Transferor and Servicer, and FIRST BANK NATIONAL ASSOCIATION, a national banking association, as Trustee.

            In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and the Certificateholders:


                                  ARTICLE I

                                 DEFINITIONS

            Section 1.01  Definitions  . Whenever  used in this  Agreement,  the
                          -----------
following words and phrases shall have the following meanings:

            "Account"  shall mean each  VISA(R) and  MasterCard(R)*  credit card
             -------
account of each Transferor, established pursuant to a Credit Card Agreement between such Transferor and any Person identified by account number and by the Receivable balance as of the Cut-Off Date and as of each Addition Cut-Off Date in each computer file or microfiche list delivered to the Trustee by such Transferor pursuant to Section 2.01 or 2.06 and, without duplication, all Automatic Additional Accounts. The definition of Account shall include each Transferred Account. The term "Account" shall refer to an Additional Account only from and after the Addition Date with respect thereto, and the term "Account" shall be deemed to refer to any Removed Account only prior to the Removal Date with respect thereto.

            "Account Information" shall have the meaning specified in
             -------------------
subsection 2.02(b).

            "Accumulation Period" shall mean, with respect to any Series, or any
             -------------------
Class within a Series, a period following the Revolving Period, which shall be the accumulation or other period in which Collections of Principal Receivables are accumulated in an account for the benefit of the Investor Certificateholders of such Series, or a Class within such Series, in each case as defined with respect to such Series in the related Supplement.

            "Addition  Cut-Off Date" shall mean,  with respect to any Additional
             ----------------------
Accounts or  Participation  Interests  to be  included in the Trust  pursuant to subsections 2.06(a) or (b), the date specified in the related Assignment; provided, however, that such date shall be no more than five days (or such
- --------   -------
longer period as the Trustee may approve) prior to the related Addition Date.

____________________

* VISA(R) and MasterCard(R) are federally registered servicemarks of VISA U.S.A. Inc. and of MasterCard International Inc., respectively.

            "Addition Date" shall mean, as to Additional Accounts,  each date as
             -------------
of  which  Additional   Accounts  will  be  included  as  Accounts  and,  as  to
Participations, each date as of which Participations will be included as property of the Trust, in either case pursuant to Section 2.06.

            "Additional Accounts" shall have the meaning specified in
             -------------------
subsection 2.06(a).

            "Additional Transferor" shall have the meaning specified in
             ---------------------
subsection 2.06(e).

            "Affiliate"  of any Person shall mean any other Person  controlling,
             ---------
controlled by or under common control with such Person.

            "Adjusted  Investor Interest" shall have, with respect to any Series
             ---------------------------
of Certificates, the meaning stated in the related Supplement.

            "Aggregate  Investor Default Amount" shall have, with respect to any
             ----------------------------------
Series of Certificates, the meaning stated in the related Supplement.

            "Aggregate  Investor  Interest"  shall  mean,  as  of  any  date  of
             -----------------------------
determination, the sum of the Investor Interests of all Series of Certificates issued and outstanding on such date of determination.

            "Aggregate   Investor   Percentage"   with   respect  to   Principal
             ---------------------------------
Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts, as the case may be, shall mean, as of any date of determination, the sum of such Investor Percentages of all Series of Certificates issued and outstanding on such date of determination; provided, however, that the Aggregate Investor
                              --------   -------
Percentage shall not exceed 100%.

            "Agreement" shall mean this Pooling and Servicing  Agreement and all
             ---------
amendments hereof and supplements hereto, including any Supplement.

            "Amortization Period" shall mean, with respect to any Series, or any
             -------------------
Class within a Series, a period following the Revolving Period during which principal is distributed to Investor Certificateholders, which shall be the controlled amortization period, the principal amortization period, the rapid amortization period, or other amortization period, in each case as defined with respect to such Series in the related Supplement.

            "Annual  Membership  Fee" shall have the  meaning  specified  in the
             -----------------------
Credit Card Agreement applicable to each Account for annual membership fees or similar terms.

            "Applicants" shall have the meaning specified in Section 6.07.
             ----------

            "Appointment Date" shall have the meaning specified in subsection
             ----------------
9.02(a).

            "Assignment" shall have the meaning specified in
             ----------
subsection 2.06(d)(ii).

            "Authorized Newspaper" shall mean a newspaper of general circulation
             --------------------
in the Borough of Manhattan, The City of New York printed in the English language (and, with respect to any Series or Class, if and so long as the Investor Certificates of such Series or Class are listed on the Luxembourg Stock Exchange and such exchange shall so require, in Luxembourg, printed in any language satisfying the requirements of such exchange) and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

            "Automatic Additional Account" shall mean each revolving credit card
             ----------------------------
account established pursuant to a Credit Card Agreement, which account is designated pursuant to Section 2.06(c) to be included as an Additional Account.

            "Average  Principal  Receivables"  shall mean,  for any  period,  an
             -------------------------------
amount equal to (a) the sum of the aggregate amount of Principal Receivables at the end of each day during such period divided by (b) the number of days in such period.

            "Bank of America" shall mean Bank of America National Association.
             ---------------

            "Bearer Certificates" shall have the meaning specified in Section
             -------------------
6.01.

            "Bearer  Rules" shall mean the  provisions  of the Internal  Revenue
             -------------
Code, in effect from time to time, governing the treatment of bearer obligations, including sections 163(f), 871, 881, 1441, 1442 and 4701, and any regulations thereunder including, to the extent applicable to any Series, Proposed or Temporary Regulations.

            "Book-Entry  Certificates"  shall  mean  certificates  evidencing  a
             ------------------------
beneficial interest in the Investor Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in
Section  6.10;  provided,  that after the  occurrence  of a condition  whereupon
                --------
book-entry registration and transfer are no longer authorized and Definitive Certificates are to be issued to the Certificate Owners, such certificates shall no longer be "Book-Entry Certificates."

            "Business Day" shall mean any day other than a Saturday, a Sunday or
             ------------
a day on which banking institutions in St. Paul, Minnesota or Phoenix, Arizona (or, with respect to any Series, any additional city specified in the related Supplement) or any other city and state in which the principal executive offices of Bank of America or any Additional Transferor are located, are authorized or obligated by law or executive order to be closed.

            "Cash Advance  Fees" shall have the meaning  specified in the Credit
             ------------------
Card Agreement applicable to each Account for cash advance fees or similar terms.

            "CEDEL" shall mean Cedel Bank, societe anonyme.
             -----

            "Certificate" shall mean any one of the Investor Certificates of
             -----------
any Series or the Transferor Certificate.

            "Certificateholder"  or "Holder" shall mean the Person in whose name
             -----------------       ------
a Certificate is registered in the Certificate Register and, if applicable, the holder of any Bearer Certificate or Coupon, as the case may be or such other Person deemed to be a "Certificateholder" or "Holder" in any related Supplement.

            "Certificate Interest" shall mean interest payable in respect of the
             --------------------
Investor Certificates of any Series pursuant to Article IV of this Agreement as such Article relates to such Series.

            "Certificate  Owner"  shall  mean,  with  respect  to  a  Book-Entry
             ------------------
Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as may be reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency) as such Article relates to such Series.

            "Certificate  Principal" shall mean principal  payable in respect of
             ----------------------
the Investor Certificates of any Series pursuant to Article IV of this Agreement.

            "Certificate  Rate"  shall  mean,  with  respect  to any  Series  of
             -----------------
Certificates (or, for any Series with more than one Class, for each Class of such Series), the percentage (or formula on the basis of which such rate shall be determined) stated in the related Supplement.

            "Certificate  Register" shall mean the register  maintained pursuant
             ---------------------
to Section 6.03, providing for the registration of the Certificates and transfers and exchanges thereof.

            "Class"  shall  mean,  with  respect to any  Series,  any one of the
             -----
classes of Certificates of that Series as specified in the related Supplement.

            "Clearing  Agency"  shall  mean  an  organization  registered  as  a
             ----------------
"clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

            "Clearing Agency  Participant"  shall mean a broker,  dealer,  bank,
             ----------------------------
other financial institution or other Person for whom from time to time a Clearing Agency or Foreign Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency or Foreign Clearing Agency.

            "Closing Date" shall mean,  with respect to any Series,  the date of
             ------------
issuance of such Series of Certificates, as specified in the related Supplement.

            "Collateral  Interest"  shall have the meaning,  with respect to any
             --------------------
Series, specified in the related Supplement.

            "Collection Account" shall have the meaning specified in
             ------------------
subsection 4.02(a).

            "Collections" shall mean all payments (including Insurance Proceeds)
             -----------
received by the Servicer in respect of the Receivables, in the form of cash, checks, wire transfers, ATM transfers or other form of payment in accordance with the Credit Card Agreement in effect from time to time on any Receivables. A Collection processed on an Account in excess of the aggregate amount of Receivables in such Account as of the Date of Processing of such Collection shall be deemed to be a payment in respect of Principal Receivables to the extent of such excess. Collections with respect to any Monthly Period shall include the amount of Interchange (if any) allocable to any Series of Certificates pursuant to any Supplement with respect to such Monthly Period (to the extent received by the Trust and deposited into the Finance Charge Account or any Series Account as the case may be, on the Transfer Date following such Monthly Period), to be applied as if such amount were Collections of Finance Charge Receivables for all purposes.

            "Corporate  Trust  Office"  shall mean the  principal  office of the
             ------------------------
Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at 180 East Fifth Street, St. Paul, Minnesota 55101.

            "Corporation" shall mean BankAmerica Corporation.
             -----------

            "Coupon" shall have the meaning specified in Section 6.01.
             ------

            "Credit Adjustment" shall have the meaning specified in
             -----------------
subsection 4.03(c).

            "Credit Card  Agreement"  shall mean the agreement and Federal Truth
             ----------------------
in Lending Statement for MasterCard and VISA credit card accounts between any Obligor and Bank of America National Association or any Additional Transferor, as the case may be, as such agreements may be amended, modified or otherwise changed from time to time.

            "Credit Card Guidelines"  shall mean the  Transferor's  policies and
             ----------------------
procedures or any Additional Transferor's policies and procedures, as the case may be, relating to the operation of its credit card business, including, without limitation, the policies and procedures for determining the creditworthiness of credit card customers, the extension of credit to credit card customers, and relating to the maintenance of credit card accounts and collection of credit card receivables, as such policies and procedures may, in accordance with this Agreement, be amended from time to time.

            "Credit  Enhancement"  shall mean,  with respect to any Series,  the
             -------------------
subordination, the cash collateral guaranty or account, collateral interest, letter of credit, surety bond, insurance policy, spread account, reserve account, cross-support feature or any other contract or agreement for the benefit of the Certificateholders of such Series (or Certificateholders of a Class within such Series) as designated in the applicable Supplement.

            "Credit  Enhancement  Provider"  shall  mean,  with  respect  to any
             -----------------------------
Series, the Person, if any, designated as such in the related Supplement.

            "Cut-Off Date" shall mean May 18, 1996.
             ------------

            "Date of Processing"  shall mean,  with respect to any  transaction,
             ------------------
the date on which such transaction is first recorded on the Servicer's computer master file of VISA and MasterCard accounts (without regard to the effective date of such recordation).

            "Default Amount" shall mean, with respect to any Defaulted  Account,
             --------------
the amount of Principal Receivables (other than Ineligible Receivables) in such Defaulted Account on the day such Account became a Defaulted Account.

            "Defaulted  Account"  shall mean each Account with respect to which,
             ------------------
in accordance with the applicable Credit Card Guidelines or the Servicer's customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables, the Servicer has charged-off the Receivables in such Account as uncollectible; an Account shall become a Defaulted Account on the day on which such Receivables are recorded as charged off as uncollectible on the Servicer's computer master file of VISA and MasterCard accounts. Notwithstanding any other provision hereof, any Receivables in a Defaulted
Account that are Ineligible Receivables shall be treated as Ineligible Receivables rather than Receivables in Defaulted Accounts.

            "Defeasance" shall have the meaning specified in Section 12.05(a).
             ----------

            "Definitive Certificate" shall have the meaning specified in
             ----------------------
Section 6.10.

            "Depository" shall have the meaning specified in Section 6.10.
             ----------

            "Depository  Agreement" shall mean, with respect to each Series, the
             ---------------------
agreement among the Transferors, the Trustee and the Clearing Agency, or as otherwise provided in the related Supplement.

            "Determination  Date" shall mean, unless otherwise  specified in the
             -------------------
related Series Supplement, the second Business Day prior to each Transfer Date.

            "Discounted Percentage" shall have the meaning specified in
             ---------------------
Section 2.08.

            "Discount  Option  Receivables"  shall  mean,  with  respect  to any
             -----------------------------
Series, Principal Receivables designated by the Transferors that are transferred to the Trust at a specified discount, which discount is applied such that the discounted portion of Collections of such Principal Receivables are treated as Collections of Finance Charge Receivables, as specified with respect to such Series in the related Supplement.

            "Discount  Option  Receivable  Collections"  shall have the  meaning
             -----------------------------------------
specified in Section 2.08.

            "Distribution Account" shall have the meaning specified in
             --------------------
subsection 4.02(c).

            "Distribution  Date" shall mean,  with respect to each  Series,  the
             ------------------
dates specified in the related Supplement.

            "Dollars", "$" or "U.S. $" shall mean United States dollars.
             -------    -      ------

            "Draft  Fees"  shall have the meaning  specified  in the Credit Card
             -----------
Agreement applicable to each Account for any draft fees or similar terms.

            "Eligible  Account"  shall mean,  as of the Cut-Off  Date (or,  with
             -----------------
respect to Additional Accounts as of the relevant Addition Cut-Off Date), each Account owned by the Transferor:

            (a) which is in existence and maintained with the Bank of America with respect to Accounts designated as of the Cut-Off Date, or with Bank of America or any Additional Transferor in the case of Additional Accounts as of the applicable Addition Cut-Off Date;

            (b)  which is payable in Dollars;

            (c) the Obligor on which has provided, as its most recent billing address, an address which is located in the United States or its territories or possessions;

            (d) which Bank of America or the applicable Additional Transferor, as the case may be, has not classified on its electronic records as counterfeit, cancelled, bankrupt, fraudulent, stolen or lost; and

            (e) which Bank of America or the applicable Additional Transferor, as the case may be, has not charged off in its customary and usual manner for charging off such Accounts as of the Cut-Off Date (or, with respect to Additional Accounts, as of the relevant Addition Cut-Off Date).

            "Eligible Receivable" shall mean each Receivable:
             -------------------

            (a) which has arisen under an Eligible Account (in the case of Accounts conveyed to the Trust on the Initial Closing Date and in the case of Additional Accounts);

            (b) which was created in compliance, in all material respects, with all Requirements of Law applicable to the Transferor that transferred such Receivable to the Trust and pursuant to a Credit Card Agreement which complies, in all material respects, with all Requirements of Law applicable to such Transferor;

            (c) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Transferor that transferred such Receivable to the Trust in connection with the creation of such Receivable or the execution, delivery and performance by such Transferor of the Credit Card Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect as of such date of creation;

            (d) as to which, at the time of and at all times after the creation of such Receivable, the Transferor that transferred such Receivable to the Trust or the Trust had good and marketable title thereto, free and clear of all Liens arising under or through such Transferor or any of its Affiliates (other than Liens permitted pursuant to subsection 2.05(b));

            (e) which is the legal, valid and binding payment obligation of the Obligor thereon, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

            (f) which constitutes an "account" or a "general intangible" under and as defined in Article 9 of the UCC as then in effect in the applicable jurisdiction.

            "Eligible   Servicer"   shall  mean  the  Trustee,   a  wholly-owned
             -------------------
subsidiary of the Trustee, or an entity which, at the time of its appointment as Servicer, (a) is servicing a portfolio of consumer revolving credit card accounts or other consumer revolving credit accounts, (b) is legally qualified and has the capacity to service the Accounts, (c) is qualified (or licensed) to use the software that the Servicer is then currently using to service the Accounts or obtains the right to use, or has its own, software which is adequate to perform its duties under this Agreement, (d) has, in the reasonable judgment of the Trustee, demonstrated the ability to professionally and competently service a portfolio of similar accounts in accordance with customary standards of skill and care and (e) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.

            "Enhancement  Invested Amount" shall have the meaning,  with respect
             ----------------------------
to any Series, specified in the related Supplement.

            "ERISA" shall mean the Employee  Retirement  Income  Security Act of
             -----
1974, as amended from time to time.

            "Euroclear Operator" shall mean Morgan Guaranty Trust Company of New
             ------------------
York, Brussels, Belgium office, as operator of the Euroclear System.

            "Extended Trust  Termination  Date" shall have the meaning specified
             ---------------------------------
in subsection 12.01(a).

            "FDIC" shall mean the Federal Deposit Insurance Corporation.
             ----

            "Fees for Documents" shall have the meaning  specified in the Credit
             ------------------
Card Agreement applicable to each Account for fees for documents or similar terms.

            "Finance Charge Account" shall have the meaning specified in
             ----------------------
subsection 4.02(b).

            "Finance  Charge  Receivables"  shall  mean  Receivables  created in
             ----------------------------
respect of the Periodic Finance Charges, Annual Membership Fees, Cash Advance Fees, Overlimit Fees, Returned Check Charges and Late Fees and similar fees and charges, and Special Fees to the extent such Special Fees are categorized as Finance Charge Receivables. Finance Charge Receivables with respect to any Monthly Period shall include the amount of Interchange (if any), Recoveries (if any) and Discount Option Receivables (if any) and other amounts allocable to any Series of Certificates pursuant to any Supplement with respect to such Monthly Period (to the extent received by the Servicer during such Monthly Period and available to be deposited into the Finance Charge Account or any Series Account, as the case may be, on the Transfer Date following such Monthly Period).

            "Fitch" shall mean Fitch Investors Service, L.P.
             -----

            "Floating Principal Allocation" shall have the meaning specified
             -----------------------------
in the related Supplement.

            "Foreign Clearing Agency" shall mean CEDEL and the Euroclear
             -----------------------
Operator.

            "Global Certificate" shall have the meaning specified in Section
             ------------------
6.13.

            "Governmental  Authority"  shall mean the United  States of America,
             -----------------------
any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Group" shall mean, with respect to any Series,  the group of Series
             -----
in which the related Supplement specifies that such Series shall be included.

            "Identified  Pool" shall mean with  respect to any  Transferor,  the
             ----------------
MasterCard and VISA accounts owned by such Transferor and identified by such Transferor as the pool of MasterCard and VISA accounts of such Transferor from which the Accounts will be selected.

            "Ineligible Receivable" shall have the meaning specified in
             ---------------------
subsection 2.04(d)(iii).

            "Initial Closing Date" shall mean July 19, 1996.
             --------------------

            "Initial  Investor  Interest" shall mean, with respect to any Series
             ---------------------------
of Certificates, the amount stated in the related Supplement.

            "Initial Transferor"  shall mean Bank of America.
             ------------------

            "Insolvency Event" shall have the meaning specified in subsection
             ----------------
9.01(a).

            "Insurance  Proceeds"  shall  mean  any  amounts  recovered  by  the
             -------------------
Servicer pursuant to any credit insurance policies covering any Obligor with respect to Receivables under such Obligor's Account.

            "Interchange" shall mean interchange fees payable to any
             -----------
Transferor, in its capacity as credit card issuer, through VISA U.S.A. Inc. and MasterCard International Inc.

            "Internal  Revenue  Code" shall mean the  Internal  Revenue  Code of
             -----------------------
1986, as amended from time to time.

            "Investment  Company Act" shall mean the  Investment  Company Act of
             -----------------------
1940, as amended from time to time.

            "Investor Account" shall mean each of the Finance Charge Account,
             ----------------
the Principal Account and the Distribution Account.

            "Investor  Certificate"  shall  mean  any  one of  the  certificates
             ---------------------
(including, without limitation, the Bearer Certificates, the Registered Certificates or the Global Certificates) issued by the Trust, executed by Bank of America and authenticated by the Trustee substantially in the form (or forms in the case of a Series with multiple classes) of the investor certificate attached to the related Supplement or such other interest in the Trust deemed to be an "Investor Certificate" in any related Supplement.

            "Investor Certificateholder" shall mean the holder of record of
             --------------------------
an Investor Certificate.

            "Investor  Charge-Off" shall have, with respect to each Series,  the
             --------------------
meaning specified in the applicable Supplement.

            "Investor  Default Amount" shall have, with respect to any Series of
             ------------------------
Certificates, the meaning stated in the related Supplement.

            "Investor  Interest"  shall  have,  with  respect  to any  Series of
             ------------------
Certificates, the meaning stated in the related Supplement.

            "Investor   Percentage"   shall  have,  with  respect  to  Principal
             ---------------------
Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts, and any Series of Certificates, the meaning stated in the related
Supplement.

            "Late  Fees"  shall have the  meaning  specified  in the Credit Card
             ----------
Agreement applicable to each Account for late fees or similar terms.

            "Lien"   shall   mean  any   mortgage,   deed  of   trust,   pledge,
             ----
hypothecation, assignment, participation or equity interest, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment pursuant to Section 7.02 shall
           --------  -------
not be deemed to constitute a Lien.

            "Maximum Addition Amount" shall mean, unless otherwise provided in a
             -----------------------
Supplement, with respect to any Addition Date, the number of accounts originated by the Transferors after the Cut-Off Date designated as Additional Accounts pursuant to Section 2.06(a), (b) or (c) without prior Rating Agency confirmation of its then existing rating of any Series of Investor Certificates then issued and outstanding described under subsection 2.06(d)(vii) which would either (a) with respect to any three consecutive Monthly Periods exceeds the product of (i) 15% and (ii) the number of Accounts as at the end of the ninth Monthly Period preceding the commencement of such three Monthly Periods (or the Cut-Off Date, in the case of 1996) or (b) with respect to any twelve Monthly Periods exceeds the product of (i) 20% and (ii) the number of Accounts as of the first day of such twelve Monthly Periods (or the Cut-Off Date, whichever is later); provided,
                                                                       --------
however,  that if the aggregate  principal  balance in the  Additional  Accounts
- -------
specified in clause (a) or clause (b) above, as the case may be, shall exceed either (y) the product of (i) 15% and (ii) the aggregate amount of Principal Receivables determined as of the first day of the third preceding Monthly Period (or in the case of any Addition Date occurring on or before October 31, 1996, the aggregate amount of Principal Receivables on the Initial Closing Date) minus
                                                                           -----
the aggregate amount of Principal Receivables as of the date each such Additional Account was added to the Trust in all of the Accounts owned by any Transferor that have been designated as Additional Accounts since the first day of the third preceding Monthly Period or the Initial Closing Date, as the case may be, or (z) the product of (i) 20% and (ii) the aggregate amount of Principal Receivables determined as of the first day of the calendar year in which such Addition Date occurs (or in the case of an Addition Date occurring on or before December 31, 1996, the aggregate amount of Principal Receivables on the Initial Closing Date) minus the aggregate amount of Principal Receivables as of the date
              -----
each such Additional Account was added to the Trust in all of the Accounts owned by any Transferor after the Cut-Off Date that have been designated as Additional Accounts since the first day of such calendar year or the Initial Closing Date, as the case may be, the Maximum Addition Amount shall be an amount equal to the lesser of the aggregate amount of Principal Receivables specified in either clause (y) or clause (z) of this proviso.

            "Minimum  Aggregate   Principal   Receivables"  shall  mean,  unless
             --------------------------------------------
otherwise provided in a Supplement, as of the date of determination, an amount equal to the sum of the numerators used to calculate the Investor Percentages with respect to the allocation of Collections of Principal Receivables for each Series then outstanding; provided, that with respect to any Series in its Rapid
                          --------
Accumulation Period or such other period as designated in the related Supplement with an Investor Interest as of such date of determination equal to the Principal Funding Account Balance relating to such Series taking into account any deposit to be made to the Principal Funding Account on the Transfer Date following such date of determination, the numerator used in the calculation of the Investor Percentage with respect to Principal Receivables relating to such Series shall, solely for the purpose of the definition of Minimum Aggregate Principal Receivables, be deemed to equal zero.

            "Minimum   Transferor   Interest"  shall  mean  7%  (or  such  other
             -------------------------------
percentage as specified in the related Supplement) of the Average Principal Receivables; provided, however, that the Transferors may reduce the Minimum
              --------   -------
Transferor Interest upon (w) delivery to the Trustee of a Tax Opinion with respect to such reduction, (x) 30 day's prior notice to the Trustee, each Rating Agency and any Credit Enhancement Provider entitled to receive such notice pursuant to the relevant Supplement, (y) written confirmation from each Rating Agency that such reduction will not result in the reduction or withdrawal of the respective ratings of such Rating Agency for any Series outstanding and (z) delivery to the Trustee and each such Credit Enhancement Provider of an Officer's Certificate from each Transferor stating that such Transferor reasonably believes that such reduction will not, based on the facts known to such officer at the time of such certification, then or thereafter cause a Pay Out Event to occur with respect to any Series; provided further that the Minimum
                                               -------- -------
Transferor Interest shall not at any time be less than 2% of the Average Principal Receivables.

            "Monthly  Period"  shall  mean,  unless  otherwise  defined  in  any
             ---------------
Supplement, the period from and including the first day of a calendar month to and including the last day of a calendar month.

            "Monthly Servicer Report" shall mean, a report  substantially in the
             -----------------------
form attached as Exhibit C to this Agreement, with such changes as the Servicer may determine to be necessary or desirable; provided, however, that no such
                                               --------   -------
change shall serve to exclude information required by this Agreement or any Supplement.

            "Moody's" shall mean Moody's Investors Service, Inc.
             -------

            "New Issuance" shall have the meaning specified in subsection
             ------------
6.09(b).

            "New Issuance Date" shall have the meaning specified in
             -----------------
subsection 6.09(b).

            "New Issuance Notice" shall have the meaning specified in
             -------------------
subsection 6.09(b).

            "Notice Date" shall have the meaning specified in subsection
             -----------
2.06(d)(i).

            "Obligor"  shall mean,  with respect to any  Account,  the Person or
             -------
Persons obligated to make payments with respect to such Account, including any guarantor thereof.

            "Officer's  Certificate" shall mean a certificate signed by any Vice
             ----------------------
President or more senior officer of a Transferor or Servicer and delivered to the Trustee.

            "Opinion of Counsel"  shall mean a written  opinion of counsel,  who
             ------------------
may be counsel for or an employee of the Person providing the opinion, and who shall be reasonably acceptable to the Trustee; provided, however, that any Tax
                                                --------   -------
Opinion or other opinion relating to federal income tax matters shall be an opinion of nationally recognized tax counsel.

            "Overlimit Fees" shall have the meaning specified in the Credit Card
             --------------
Agreement applicable to each Account for overlimit fees or similar terms.

            "Paired  Series"  shall mean (i) each  Series  which has been paired
             --------------
with another Series (which Series may be prefunded or partially prefunded), such that the reduction of the Investor Interest or Adjusted Investor Interest of such Series results in the increase of the Investor Interest of such other Series, as described in the related Supplements, and (ii) such other Series.

            "Participating Transferor" shall have the meaning specified in
             ------------------------
subsection 2.06(d)(i).

            "Participations" shall have the meaning specified in subsection
             --------------
2.06(a)(ii).

            "Pay Out  Commencement  Date" shall mean,  (a) with  respect to each
             ---------------------------
Series,  the date on which a Trust Pay Out Event is deemed to occur  pursuant to
Section 9.01 and (b) with respect to any Series, the date on which a Series Pay Out Event is deemed to occur pursuant to the Supplement for such Series.

            "Pay Out Event" shall mean, with respect to each Series, a Trust Pay
             -------------
Out Event or a Series Pay Out Event.

            "Paying  Agent"  shall mean any paying agent  appointed  pursuant to
             -------------
Section 6.06 and shall initially be the Trustee.

            "Periodic  Finance Charges" shall have the meaning  specified in the
             -------------------------
Credit Card Agreement applicable to each Account for finance charges (due to periodic rate) or any similar term.

            "Permitted Investments" shall mean, unless otherwise provided in the
             ---------------------
Supplement with respect to any Series, (a) book-entry securities or negotiable instruments or securities represented by instruments in bearer or registered form which evidence (i) obligations of or fully guaranteed by the United States of America; (ii) demand deposits, time deposits or certificates of deposit of any depositary institution or trust company incorporated under the laws of the

United States of America or any state thereof (or domestic branches of foreign depository institutions or trust companies) and subject to supervision and examination by federal or state banking or depositary institution authorities; provided, however, that at the time of the Trust's investment or contractual
- --------   -------
commitment to invest therein, the certificates of deposit or short-term deposits of such depositary institution or trust company shall have a credit rating from Fitch (if then rated by Fitch), Moody's and Standard & Poor's of F-1, P-1 and A-1+, respectively; (iii) commercial paper, bank notes or any other debt obligation having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from Fitch (if then rated by Fitch), Moody's and Standard & Poor's of F-1, P-1 and A-1+, respectively; (iv) bankers' acceptances issued by any depository institution or trust company described in clause (a)(ii) above; and (v) repurchase agreements transacted with either (A) an entity subject to the United States Bankruptcy Code or (B) a financial institution insured by the FDIC or a broker-dealer with retail customers that is under the jurisdiction of the Securities Investors Protection Corp., in each case having a rating from Fitch (if then rated by Fitch), Moody's and Standard & Poor's of F-1, P-1 and A-1+, respectively; (b) demand deposits in the name of the Trust or the Trustee in any depositary institution or trust company referred to in clause (a)(ii) above; (c) any other investment if each Rating Agency confirms in writing that such investment will not adversely affect its then current rating of the Investor Certificates, provided that such investment will not cause the Trust to be treated as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            "Person"  shall mean any legal  person,  including  any  individual,
             ------
corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

            "Pool Index File" shall mean the file on each Transferor's  computer
             ---------------
system that identifies MasterCard and VISA accounts of such Transferor, which file is designated by such Transferor as its "Pool Index File."

            "Principal Account" shall have the meaning specified in
             -----------------
subsection 4.02(b).

            "Principal Funding Account" shall have the meaning specified in
             -------------------------
the related Supplement.

            "Principal Funding Account Balance" shall have the meaning specified
             ---------------------------------
in the related Supplement.

            "Principal  Receivable"  shall mean each  Receivable  other than (i)
             ---------------------
Finance Charge Receivables, and (ii) Receivables in Defaulted Accounts. A Receivable shall be deemed to have been created at the end of the day on the Date of Processing of such Receivable. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day. Any Receivables which the related Transferor is unable to transfer as provided in subsection 2.05(d) shall not be included in calculating the aggregate amount of Principal Receivables.

            "Principal  Shortfalls" shall mean, with respect to a Transfer Date,
             ---------------------
the aggregate amount for all outstanding Series that the related Supplements specify are "Principal Shortfalls" for such Transfer Date.

            "Principal Terms" shall have the meaning, with respect to any Series
             ---------------
issued pursuant to a New Issuance, specified in subsection 6.09(c).

            "Private  Holder"  shall  mean  each  holder  of a right to  receive
             ---------------
interest or principal in respect of any direct or indirect interest in the Trust including any financial instrument or contract the value of which is determined in whole or in part by reference to the Trust (including the Trust's assets, income or the Trust or distributions made by the Trust), excluding any interest in the Trust represented by any Series or Class of Investor Certificates or any other interest as to which the Transferor has provided to the Trustee an Opinion of Counsel to the effect that such Series, Class or other interest will be treated as debt or otherwise not as an equity interest in either the Trust or the Receivables for federal income tax purposes, in each case, provided such interest is not convertible or exchangeable into an interest in the Trust or the Trust's income or equivalent value. Notwithstanding the immediately preceding sentence, "Private Holder" shall also include any other Person that the Transferor determines is (or may be) a "partner" within the meaning of Treasury Regulation section 1.7704-1(h)(1)(ii) (including by reason of section 1.7704-1(h)(3)). Initially, the Private Holders include the holders of the Transferor Certificate or any interest therein, of any Collateral Interest, of any Enhancement Invested Amount, and of any similar interests in the Trust represented by any other Class of any Series of Certificates, and the Servicer. Any Person holding more than one interest in the Trust each of which separately would cause such Person to be a Private Holder shall be treated as a single Private Holder. Each holder of an interest in a Private Holder which is a partnership, S corporation or grantor trust under the Internal Revenue Code shall be treated as a Private Holder unless excepted with the consent of the Transferor (which consent shall be based on an Opinion of Counsel generally to the effect that the action taken pursuant to the consent will not cause the Trust to become a publicly traded partnership treated as a corporation for federal income tax purposes).

            "Qualified  Institution"  shall mean (i) a  depositary  institution,
             ----------------------
which may include the Trustee, organized under the laws of the United States or any one of the States thereof including the District of Columbia, the deposits in which are insured by the FDIC and which at all times has a short-term unsecured debt rating of at least A-1+ by Standard & Poor's and P-1 by Moody's or (ii) a depositary institution acceptable to each Rating Agency, such acceptance to be evidenced in writing; provided, however, that an institution
                                        --------   -------
which shall have corporate trust powers and which maintains the Collection Account, the Principal Account, the Finance Charge Account, any Series Account or any other account maintained for the benefit of Certificateholders as a fully segregated trust account with the trust department of such institution shall not be required to meet the foregoing rating requirements, and need only at all times have a long-term unsecured debt rating of at least Baa3 by Moody's so long as Moody's is a Rating Agency.

            "Rapid Accumulation Period" shall have the meaning,  with respect to
             -------------------------
any Series, specified in the Supplement relating to such Series.

            "Rating Agency" shall mean, with respect to each Series,  the rating
             -------------
agency  or  agencies,   if  any,   selected  by  the  Transferors  to  rate  the
Certificates, as specified in the related Supplement.

            "Reassignment" shall have the meaning specified in subsection
             ------------
2.07(b)(ii).

            "Reassignment Date" shall have the meaning specified in
             -----------------
subsection 2.04(e).

            "Receivable"  shall  mean any amount  owing by an  Obligor  under an
             ----------
Account including, without limitation, amounts owing for the payment of goods and services, cash advances, access checks, Annual Membership Fees, Cash Advance Fees, Periodic Finance Charges, Late Payment Fees and credit insurance premiums and Special Fees, if any.

            "Record Date" shall mean, with respect to any Distribution Date, the
             -----------
last Business Day of the preceding Monthly Period.

            "Recoveries"  shall mean all amounts  received (net of out-of-pocket
             ----------
costs of collections) including Insurance Proceeds, with respect to Receivables in Defaulted Accounts and the proceeds of the transfer of any credit card account that was removed as a Zero Balance Account pursuant to subsection 2.07(a), provided that for so long as such amounts cannot be traced to specific receivables, including the Receivables, Recoveries shall mean such amount allocated to the Receivables as the Servicer shall reasonably estimate, on or prior to each Determination Date.

            "Registered Certificates" shall have the meaning specified in
             -----------------------
Section 6.01.

            "Removal  Date" shall mean the date on which  Receivables in certain
             -------------
designated Removed Accounts will be reassigned by the Trustee to the related Transferor.

            "Removal Notice Date" shall have the meaning specified in Section
             -------------------
2.07(a).

            "Removed Accounts" shall have the meaning specified in subsection
             ----------------
2.07(a).

            "Requirements  of Law" for any Person shall mean the  certificate of
             --------------------
incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

            "Responsible  Officer"  shall mean any officer  within the Corporate
             --------------------
Trust Office (or any successor group of the Trustee), including any Vice President, any Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any person who at the time shall be an above-designated officer and also, with respect to a particular officer to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            "Returned  Check  Charges"  shall have the meaning  specified in the
             ------------------------
Credit Card Agreement applicable to each Account for returned payment check fees or similar terms.

            "Revolving  Period"  shall have,  with respect to each  Series,  the
             -----------------
meaning specified in the related Supplement.

            "Securities Act" shall mean the Securities Act of 1933, as
             --------------
amended.

            "Series" shall mean any series of Investor  Certificates,  which may
             ------
include within any such Series a Class or Classes of Investor Certificates subordinate to another such Class or Classes of Investor Certificates.

            "Series  Account"  shall mean any  account or  accounts  established
             ---------------
pursuant to a Supplement for the benefit of such Series.

            "Series Pay Out Event" shall have,  with respect to any Series,  the
             --------------------
meaning specified pursuant to the Supplement for the related Series.

            "Series  Servicing Fee  Percentage"  shall mean, with respect to any
             ---------------------------------
Series, the amount specified in the related Supplement.

            "Series  Termination Date" shall mean, with respect to any Series of
             ------------------------
Certificates, the date stated in the related Supplement.

            "Service  Transaction  Fees" shall have the meaning specified in the
             --------------------------
Credit Card Agreement applicable to each Account for any service transaction fees or similar terms.

            "Servicer"   shall  mean   initially   Bank  of   America   National
             --------
Association, and its permitted successors and assigns and thereafter any Person appointed as successor as herein provided to service the Receivables.

            "Servicer Default" shall have the meaning specified in Section
             ----------------
10.01.

            "Servicing Fee" shall have the meaning specified in Section 3.02.
             -------------

            "Servicing  Officer" shall mean any officer of the Servicer involved
             ------------------
in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

            "Shared Excess Finance Charge  Collections" shall mean, with respect
             -----------------------------------------
to any Transfer Date, the aggregate amount for all outstanding Series that the related Supplements specify are to be treated as "Shared Excess Finance Charge Collections" for such Transfer Date.

            "Shared  Principal  Collections"  shall  mean,  with  respect to any
             ------------------------------
Transfer Date, the aggregate amount for all outstanding Series that the related Supplements specify are to be treated as "Shared Excess Principal Collections" for such Transfer Date.

            "Special Fees" shall mean Receivables which are Draft Fees,  Service
             ------------
Transaction Fees and any other fees which are not now but from time to time may be assessed on the Accounts. On or after the date on which any of such Special Fees begin to be assessed on the Accounts, each Transferor may designate in an Officer's Certificate whether such Special Fees charged by such Transferor shall be treated as Principal Receivables or Finance Charge Receivables.

            "Standard & Poor's" shall mean Standard & Poor's Ratings Services.
             -----------------

            "Successor Servicer" shall have the meaning specified in
             ------------------
subsection 10.02(a).

            "Supplement" or "Series  Supplement" shall mean, with respect to any
             ----------      ------------------
Series, a supplement to this Agreement complying with the terms of Section 6.09 of this Agreement, executed in conjunction with any issuance of any Series of Certificates (or, in the case of the issuance of Certificates on the Initial Closing Date, the supplement executed in connection with the issuance of such Certificates).

            "Supplemental Certificate" shall have the meaning specified in
             ------------------------
subsection 6.09(d).

            "Tax Opinion"  shall mean with respect to any action,  an Opinion of
             -----------
Counsel to the effect that, for federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of Investor
Certificates of any outstanding Series or Class that were debt for federal income tax purposes at the time of their issuance, (b) following such action the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any holder of Investor Certificates of any outstanding Series or Class that were debt for federal income tax purposes at the time of their issuance.

            "Termination  Notice"  shall have,  with respect to any Series,  the
             -------------------
meaning specified in subsection 10.01(d).

            "Transfer Agent and Registrar"  shall have the meaning  specified in
             ----------------------------
Section 6.03 and shall initially be the Trustee's Corporate Trust Office.

            "Transfer  Date"  shall  mean,  unless  otherwise  specified  in the
             --------------
related Supplement, with respect to any Series, the Business Day immediately prior to each Distribution Date.

            "Transferors"  shall mean, as of any date of determination,  Bank of
             -----------
America National Association, a national banking association and its successors in interest and permitted assigns and each Additional Transferor, if any, as of such date.

            "Transferor  Certificate" shall mean  collectively,  the certificate
             -----------------------
executed by Bank of America and authenticated by the Trustee, substantially in the form of Exhibit A.

            "Transferor Interest" shall mean, on any date of determination,  the
             -------------------
aggregate amount of Principal Receivables and the principal amount on deposit in any Principal Funding Account (as defined in any Supplement) at the end of the day immediately prior to such date of determination, minus the Aggregate
                                                           -----
Investor  Interest  at the end of such  day,  minus  the  aggregate  Enhancement
                                              -----
Invested Amounts, if any, for each Series outstanding at the end of such day, minus the aggregate Collateral Interests not included in the Aggregate Investor
- -----
Interests, if any, for each Series outstanding at the end of such day.

            "Transferor  Percentage"  shall mean, on any date of  determination,
             ----------------------
when used with respect to Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts, a percentage equal to 100% minus the
                                                                      -----
Aggregate Investor Percentage with respect to such categories of Receivables.

            "Transferor Servicing Fee" shall have the meaning specified in
             ------------------------
Section 3.02.

            "Transferred  Account"  shall  mean (a) an Account  with  respect to
             --------------------
which a new credit card account number has been issued by the Servicer or a Transferor under circumstances resulting from a lost or stolen credit card or from the transfer from one program to another program and not requiring standard application and credit evaluation procedures under the Credit Card Guidelines or
(b) an Eligible Account resulting from the conversion of an Account that was a standard account to a premium account or from a premium account to a standard account, and which in either case can be traced or identified in the Pool Index File with the designation of either "I", "WG", or such other designation as the Transferor shall have given the Trustee notice as provided in Section 2.01, as a Transferred Account into which an Account has been transferred by reference to or by way of the computer files or microfiche lists delivered to the Trustee pursuant to Section 2.01 or 2.06; provided, however, that the new account
                                      --------   -------
resulting from the issuance of such new credit card account number or such conversion, as the case may be, shall be a Transferred Account only to the extent that on the date such new credit card account number was issued or such conversion was completed, the computer system on which such new account is serviced is compatible, as determined by the Servicer, with the reporting requirements of the Trust.

            "Trust" shall mean the trust created by this  Agreement,  the corpus
             -----
of which shall consist of the Receivables now existing or hereafter created and arising in connection with the Accounts, the Participations, if any, all monies due or to become due with respect to the Receivables and the Participations, all proceeds (as defined in Section 9-306 of the UCC as in effect in the applicable jurisdiction) of the Receivables, Recoveries and Insurance Proceeds relating to the Receivables, the right to receive certain amounts paid or payable as Interchange (if provided for in any Supplement), such funds as from time to time are deposited in the Collection Account, the Finance Charge Account, the Principal Account, the Distribution Account and any Series Account and the rights to any Credit Enhancement with respect to any Series.

            "Trust Extension" shall have the meaning specified in subsection
             ---------------
12.01(a).

            "Trust Pay Out Event" shall have,  with respect to each Series,  the
             -------------------
meaning specified in Section 9.01.

            "Trust  Termination  Date"  shall mean the  earliest to occur of (i)
             ------------------------
unless a Trust Extension shall have occurred, the first Business Day after the Distribution Date on which the Investor Interest, the Collateral Interest, the Enhancement Invested Amount and any other interest issued by the Trust, as applicable, for each Series is zero, (ii) if a Trust Extension shall have occurred, the Extended Trust Termination Date, (iii) June 30, 2026 and (iv) the date of any termination pursuant to Section 9.02.

            "Trustee"  shall mean First Bank  National  Association,  a national
             -------
banking association, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee appointed as herein provided.

            "UCC" shall mean the Uniform  Commercial  Code, as amended from time
             ---
to time, as in effect in any specified jurisdiction.

            "Undivided  Interest" shall mean the undivided interest in the Trust
             -------------------
evidenced by an Investor Certificate.

            "Zero  Balance  Account"  shall  mean an Account  with a  Receivable
             ----------------------
balance of zero which the Servicer may remove from its computer master file of VISA and MasterCard accounts.

            Section 1.02  Other Definitional Provisions .
                          -----------------------------

            (a) All terms defined in any Supplement or this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

            (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.01, and accounting terms partially defined in Section 1.01 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained herein shall control.

            (c) The agreements, representations and warranties of Bank of America and any Additional Transferor in this Agreement and in any Supplement in each of its capacities as Transferor and, in the case of Bank of America, as Servicer shall be deemed to be the agreements, representations and warranties of Bank of America and such Additional Transferor solely in each such capacity for so long as Bank of America and such Additional Transferor, as the case may be, acts in each such capacity under this Agreement.

            (d) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to any Supplement or this Agreement as a whole and not to any particular provision of this Agreement or any Supplement; and Section, subsection, Schedule and Exhibit references contained in this Agreement or any Supplement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement or any Supplement unless otherwise specified. The Servicer shall, upon making such determination, deliver to the Trustee and each Rating Agency an Officer's Certificate to which shall be annexed the form of the related Exhibit, as so changed. Upon the delivery of such Officer's Certificate to the Trustee, the related Exhibit, as so changed, shall for all purposes of this Agreement constitute such Exhibit. The Trustee may conclusively rely upon such Officer's Certificate in determining whether the related Exhibit, as changed, conforms to the requirements of this Agreement.


                               [End of Article I]

                                   ARTICLE II

                           CONVEYANCE OF RECEIVABLES;
                            ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Receivables . Each Transferor does hereby
                         -------------------------
irrevocably (subject to the terms hereof) transfer, assign, set-over, and otherwise convey to the Trust for the benefit of the Certificateholders, without recourse, all of its right, title and interest in and to all amounts, contract rights, accounts, general intangibles, money and other property consisting of, arising from or related to the Receivables existing as of the beginning of the day on the Cut-Off Date, in the case of Receivables arising in the initial Accounts, and as of the beginning of the day on each Addition Cut-Off Date, in the case of Receivables arising in the Additional Accounts relating to such Addition Cut-Off Date, and in each case thereafter created from time to time until the termination of the Trust, all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables), all amounts received with respect thereto, proceeds of such Receivables, Insurance Proceeds relating to such Receivables and all proceeds of any of the foregoing.

            In connection with such transfer, assignment, set-over and conveyance, each of the Transferors agrees to record and file, at its own expense, financing statements (including any continuation statements with respect to such financing statements when applicable) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the assignment of the Receivables and the proceeds thereof to the Trust, and to deliver a file-stamped copy of such financing statements or continuation statements or other evidence of such filing (which may, for purposes of this Section 2.01, consist of telephone confirmation of such filing) to the Trustee on or prior to the date of issuance of the Certificates, and in the case of any continuation statements filed pursuant to this Section 2.01, as soon as practicable after receipt thereof by any Transferor. The foregoing transfer, assignment, set-over and conveyance to the Trust shall be made to the Trustee, on behalf of the Trust, and each reference in this Agreement to such transfer, assignment, set-over and conveyance shall be construed accordingly.

            In connection with such transfer, each of the Transferors agrees, at its own expense, on or prior to the Initial Closing Date (i) to indicate in the Pool Index File maintained in its computer files that Receivables created in connection with the Accounts have been transferred to the Trust pursuant to this Agreement for the benefit of the Certificateholders by identifying such Accounts in the Pool Index File with the designation of either "I" or "WG" and (ii) to deliver to the Trustee a computer file or microfiche list containing a true and complete list of all such Accounts, identified by account number and setting forth the Receivable balance as of the Cut-Off Date. Such file or list shall be marked as Schedule 1 to this Agreement, delivered to the Trustee as confidential and proprietary, and is hereby incorporated into and made a part of this

Agreement. The Transferor further agrees not to alter the file designation referenced in clause (i) of this paragraph in a way that would cause such Account not to have the designation of either "I" or "WG" with respect to any Account during the term of this Agreement unless and until such Account becomes a Removed Account or a Zero Balance Account or unless and until (y) the Transferor shall give written notice of any such alteration to the Trustee, such written notice to be as of the date of its receipt by the Trustee incorporated into and made part of this Agreement, and (z) the Trustee and the Transferors shall execute and file any UCC financing statement or amendment thereof necessitated by such alteration. The Transferors shall hold such information with respect to the Accounts and Transferred Accounts, prior to delivery thereof to the Trustee, in trust for the benefit of the Trustee, on behalf of the Trust.

            If, and to the extent that, such transfer is not deemed to be a sale or if for any reason any Receivable is held to be property of a Transferor, then each Transferor shall be deemed to have hereby granted to the Trustee a first priority perfected security interest in all of such Transferor's right, title and interest whether now owned or hereafter acquired in, to and under the Receivables existing as of the beginning of the day on the Cut-Off Date, in the case of the Receivables arising in the initial Accounts, and as of the beginning of the day on each Addition Cut-Off Date, in the case of the Receivables arising in the Additional Accounts relating to such Addition Cut-Off Date, and in each case thereafter created from time to time until the termination of the Trust, all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables), all proceeds of such Receivables and all Insurance Proceeds relating to such Receivables and all proceeds thereof, and that this Agreement shall constitute a security agreement under applicable law.

            Pursuant to the request of the Transferor, the Trustee shall cause Certificates in authorized denominations evidencing the entire interest in the Trust to be duly authenticated and delivered to or upon the order of the Transferor pursuant to Section 6.02.

            Section 2.02 Acceptance by Trustee .
                         ---------------------

            (a) The Trustee hereby acknowledges its acceptance, on behalf of the Trust, of all right, title and interest to the property now existing and hereafter created, conveyed to the Trust pursuant to Section 2.01, and declares that it shall maintain such right, title and interest, upon the Trust herein set forth, for the benefit of all Certificateholders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Transferors delivered to the Trustee the computer file or microfiche list described in the third paragraph of Section 2.01.

            (b) The Trustee hereby agrees not to disclose to any Person any of the account numbers or other information contained in the computer files or microfiche lists delivered to the Trustee by any Transferor pursuant to Sections 2.01, 2.06 and 2.07 ("Account Information") except as is required in connection with the performance of its duties hereunder or in enforcing the rights of the Certificateholders or to a Successor Servicer appointed pursuant to Section 10.02, as mandated pursuant to any Requirement of Law applicable to the Trustee or as requested by any Person, free of charge, in connection with financing statements filed with respect to the Trust. The Trustee agrees to take such measures as shall be reasonably requested by any Transferor to protect and maintain the security and confidentiality of such information, and, in connection therewith, shall allow each Transferor to inspect the Trustee's security and confidentiality arrangements from time to time during normal business hours. In the event that the Trustee is required by law to disclose any Account Information, the Trustee shall provide the related Transferor and the Servicer with prompt written notice, unless such notice is prohibited by law, of any such request or requirement so that such Transferor may request a protective order or other appropriate remedy. The Trustee shall provide each related Transferor with written notice no later than five days prior to any disclosure pursuant to this subsection 2.02(b).

            (r) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement.

            Section 2.03  Representations  and  Warranties of the  Transferors .
                          ----------------------------------------------------
Bank of America, as a Transferor hereby represents and warrants to the Trust as of the Initial Closing Date and each Additional Transferor hereby represents and warrants to the Trust as of the date such Additional Transferor becomes a
Transferor:

            (a)  Organization  and Good Standing.  Such Transferor is a national
                 -------------------------------
banking association duly organized and validly existing in good standing under the laws of the United States and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and to execute and deliver to the Trustee the Certificates pursuant hereto.

            (b) Due  Qualification.  Such  Transferor  is duly  qualified  to do
                ------------------
business and is in good standing (or is exempt from such requirement) in any state required in order to conduct its business, and has obtained all necessary licenses and approvals with respect to such Transferor required under federal and applicable state law; provided, however, that no representation or warranty
                          --------   -------
is made with respect to any qualifications, licenses or approvals which the Trustee would have to obtain to do business in any state in which the Trustee seeks to enforce any Receivable.

            (c) Due Authorization.  The execution and delivery of this Agreement
                -----------------
by such Transferor and, in the case of Bank of America, the execution and delivery to the Trustee of the Certificates and the consummation by such Transferor of the transactions provided for in this Agreement have been duly authorized by such Transferor by all necessary corporate action on its part and this Agreement will remain, from the time of its execution, an official record of such Transferor.

            (d) No Conflict.  The execution and delivery of this  Agreement and,
                -----------
in the case of Bank of America, the Certificates, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which such Transferor is a party or by which it or any of its properties are bound.

            (e) No Violation.  The execution and delivery of this Agreement and,
                ------------
in the case of the Bank of America, the Certificates, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with or violate any Requirements of Law applicable to such Transferor.

            (f) No  Proceedings.  There  are no  proceedings  or  investigations
                ---------------
pending or, to the best knowledge of such Transferor, threatened against such Transferor before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or the Certificates, (iii) seeking any determination or ruling that, in the reasonable judgment of such Transferor, would materially and adversely affect the performance by such Transferor of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Certificates or (v) seeking to affect adversely the income tax attributes of the Trust.

            (g)  Eligibility of Accounts.  As of the Cut-Off Date,  each Account
                 -----------------------
was an Eligible Account and no selection procedures adverse to the Investor Certificateholders have been employed by the Transferors in selecting the Accounts from among the Eligible Accounts in the Identified Pool.

            (h)  Transferor's Deposit Accounts.  Deposits in such
                 -----------------------------
Transferor's deposit accounts were insured by the FDIC to the limits provided by law.

            (i) All Consents Required. All approvals, authorizations,  consents,
                ---------------------
orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of this Agreement and, in the case of Bank of America the Certificates, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof, have been obtained.

            For the purposes of the representations and warranties contained in this Section 2.03 and made by Bank of America on the Initial Closing Date, "Certificates" shall mean the Certificates issued on the Initial Closing Date. The representations and warranties set forth in this Section 2.03 shall survive the transfer and assignment of the respective Receivables to the Trust, and termination of the rights and obligations of the Servicer pursuant to Section
10.01. Each Transferor hereby represents and warrants to the Trust, with respect to any Series of Certificates, as of its Closing Date, unless otherwise stated in the related Supplement, that the representations and warranties of the Transferor set forth in Section 2.03 are true and correct as of such date (for the purposes of such representations and warranties, "Certificates" shall mean the Certificates issued on the related Closing Date). Upon discovery by the Transferor, the Servicer or the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

            Section  2.04  Representations  and  Warranties  of  the  Transferor
                           -----------------------------------------------------
Relating to this Agreement and the Receivables .
- ----------------------------------------------

            (a) Binding  Obligation;  Valid  Transfer  and  Assignment.  Bank of
                ------------------------------------------------------
America hereby represents and warrants to the Trust as of the Initial Closing Date and each Additional Transferor hereby represents and warrants to the Trust as of the date such Additional Transferor becomes a Transferor:

            (i) This Agreement constitutes a legal, valid and binding obligation of such Transferor, enforceable against such Transferor in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations, and (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

            (ii) This Agreement constitutes either (A) a valid transfer, assignment, set-over and conveyance to the Trust of all right, title and interest of such Transferor in and to the Receivables existing as of the beginning of the day on the Cut-Off Date, in the case of the Receivables arising in the initial Accounts, and as of the beginning of the day on each Addition Cut-Off Date, in the case of the Receivables arising in the Additional Accounts relating to such Addition Cut-Off Date, and in each case thereafter created from time to time until the termination of the Trust, all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables), all amounts received with respect thereto, all proceeds of such Receivables, Insurance Proceeds relating thereto and the proceeds thereof and all of such property will be held by the Trust free and clear of any Lien of any Person claiming through or under such Transferor or any of its Affiliates except for (x) Liens permitted under subsection 2.05(b), (y) the interest of the Transferors as Holder of the Transferor Certificate or any Holder of a Supplemental Certificate and (z) such Transferor's right, if any, to interest accruing on, and investment earnings, if any, in respect of the Finance Charge Account, the Principal Account or any Series Account, as provided in this Agreement or the related Supplement, or (B) a grant of a security interest (as defined in the UCC as in effect in the applicable jurisdiction) in such property to the Trust, which is enforceable with respect to the existing Receivables, the proceeds thereof and Insurance Proceeds relating thereto upon execution and delivery of this Agreement, and which will be enforceable with respect to such Receivables hereafter created, the proceeds thereof and Insurance Proceeds relating thereto, upon such creation. If this Agreement constitutes the grant of a security interest to the Trust in such property, upon the filing of the financing statements described in Section 2.01 and in the case of the Receivables hereafter created and proceeds thereof and Insurance Proceeds relating thereto, upon such creation, the Trust shall have a first priority perfected security interest in such property (subject to Section 9-306 of the UCC as in effect in the applicable jurisdiction), except for Liens permitted under subsection 2.05(b). Neither the Transferor nor any Person claiming through or under the Transferor shall have any claim to or interest in the Principal Account, the Finance Charge Account, the Distribution Account or any Series Account, except for the Transferor's rights to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account and Principal Account as provided in this Agreement (or, if applicable, any Series Account as provided in any Supplement) and, if this Agreement constitutes the grant of a security interest in such property, except for the interest of such Transferor in such property as a debtor for purposes of the UCC as in effect in the applicable jurisdiction.

            (b)  Eligibility of Receivables.  Bank of America hereby  represents
                 --------------------------
and warrants to the Trust as of the Initial Closing Date and as of each Addition Date on which Bank of America is a Participating Transferor, as the case may be, and each Additional Transferor hereby represents and warrants to the Trust as of the date such Additional Transferor becomes a Transferor and as of each Addition Date on which such Additional Transferor is a Participating Transferor, that:

            (i) Each Receivable conveyed to the Trust by such Transferor is an Eligible Receivable as of the Cut-Off Date or the Addition Cut-Off Date, as applicable.

            (ii) Each Receivable conveyed to the Trust by such Transferor then existing has been conveyed to the Trust by such Transferor free and clear of any Lien of any Person claiming through or under such Transferor or any of its Affiliates (other than Liens permitted under subsection 2.05(b)) and in compliance, in all material respects, with all Requirements of Law applicable to such Transferor.

            (iii) With respect to each Receivable conveyed to the Trust by such Transferor then existing, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by such Transferor in connection with the conveyance of such Receivable to the Trust have been duly obtained, effected or given and are in full force and effect.

            (iv) On each day on which any new Receivable conveyed to the Trust by such Transferor is created, such Transferor shall be deemed to represent and warrant to the Trust that (A) each such Receivable created on such day is an Eligible Receivable, (B) each Receivable created on such day has been conveyed to the Trust in compliance, in all material respects, with all Requirements of Law applicable to the Transferor, (C) with respect to each such Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by such Transferor in connection with the conveyance of such Receivable to the Trust have been duly obtained, effected or given and are in full force and effect and (D) the representations and warranties set forth in subsection 2.04(a) are true and correct with respect to each Receivable created on such day as if made on such day.

            (v) As of the Initial Closing Date, Schedule 1 to this Agreement, and as of the applicable Addition Date with respect to Additional Accounts (other than Automatic Additional Accounts), and as of the last day of each calendar quarter during which Automatic Additional Accounts have been designated pursuant to Section 2.06(c), the related computer file or microfiche list referred to in Section 2.06, is an accurate and complete listing in all material respects of all the Accounts as of the Cut-Off Date, or with respect to Additional Accounts, as of the applicable Addition Cut-Off Date (or calendar quarter end, as applicable), and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Cut-Off Date or such applicable Addition Cut-Off Date. As of the Cut-Off Date, the aggregate amount of Receivables in all the Accounts was $4,019,715,009, of which $3,969,685,619 were Principal Receivables.

            (c) Notice of Breach. The  representations  and warranties set forth
                ----------------
in this Section 2.04 shall survive the transfer and assignment of the respective Receivables to the Trust. Upon discovery by a Transferor, the Servicer or the Trustee of a breach of any of the representations and warranties set forth in this Section 2.04, the party discovering such breach shall give prompt written notice to the other parties mentioned above. Each Transferor agrees to cooperate with the Servicer and the Trustee in attempting to cure any such breach.

            (d)  Transfer of Ineligible Receivables.
                 ----------------------------------

            (i)  Automatic  Removal.  In the event of a breach with respect to a
                 ------------------
      Receivable of any representations and warranties set forth in subsection 2.04(b)(ii), or in the event that a Receivable is not an Eligible Receivable as a result of the failure to satisfy the conditions set forth in clause (d) of the definition of Eligible Receivable, and any of the following three conditions is met: (A) as a result of such breach or event such Receivable is charged off as uncollectible or the Trust's rights in, to or under such Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien; (B) the Lien upon the subject Receivable (1) arises in favor of the United States of America or any State or any agency or instrumentality thereof and involves taxes or liens arising under Title IV of ERISA or (2) has been consented to by the Transferor which transferred such Receivable to the Trust; or (C) the unsecured short-term debt rating of the Transferor which transferred such Receivable to the Trust is not at least P-1 by Moody's and the Lien upon the subject Receivable ranks prior to the Lien created pursuant to this Agreement; then, upon the earlier to occur of the discovery of such breach or event by the Transferor or the Servicer or receipt by the Transferor which transferred such Receivable to the Trust of written notice of such breach or event given by the Trustee, each such Receivable shall be automatically removed from the Trust on the terms and conditions set forth in subsection 2.04(d)(iii).

            (ii) Removal  After Cure Period.  In the event of a breach of any of
                 --------------------------
      the representations and warranties set forth in subsection 2.04(b) other than a breach or event as set forth in clause (d)(i) above, and as a result of such breach the related Account becomes a Defaulted Account or the Trust's rights in, to or under the Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien, then, upon the expiration of 60 days (or such longer period as may be agreed to by the Trustee in its sole discretion, but in no event later than 120 days) from the earlier to occur of the discovery of any such event by either the Transferor which transferred such Receivable to the Trust or the Servicer, or receipt by the Transferor which transferred such Receivable to the Trust of written notice of any such event given by the Trustee, each such Receivable shall be removed from the Trust on the terms and conditions set forth in subsection 2.04(d)(iii); provided, however, that no such removal shall be
                                --------  -------
      required to be made if, on any day within such applicable period, such representations and warranties with respect to such Receivable shall then be true and correct in all material respects as if such Receivable had been created on such day.

            (iii)  Procedures  for Removal.  When the  provisions  of subsection
                   -----------------------
      2.04(d)(i) or (ii) above require removal of a Receivable, the Transferor which transferred such Receivable to the Trust shall accept reassignment of such Receivable (an "Ineligible Receivable") by directing the Servicer to deduct the principal balance of each such Ineligible Receivable from the Principal Receivables in the Trust and to decrease the Transferor Interest by such amount. On and after the date of such removal, each Ineligible Receivable shall be deducted from the aggregate amount of Principal Receivables used in the calculation of any Investor Percentage, the Transferor Percentage or the Transferor Interest. In the event that the exclusion of an Ineligible Receivable from the calculation of the Transferor Interest would cause the Transferor Interest to be reduced below zero or would otherwise not be permitted by law, the Transferor which transferred such Receivable to the Trust shall concurrently make a deposit in the Collection Account (for allocation as a Principal Receivable) in immediately available funds prior to the Transfer Date related to such Monthly Period in which such event occurred in an amount equal to the amount by which the Transferor Interest would be reduced below  zero.  The  portion  of  such  deposit  allocated  to the  Investor
      Certificates of each Series shall be distributed to the Investor Certificateholders of each Series in the manner specified in Article IV, if applicable, on the Distribution Date immediately following such Transfer Date. Upon the reassignment to the applicable Transferor of an Ineligible Receivable, the Trust shall automatically and without further action be deemed to transfer, assign, set-over and otherwise convey to the applicable Transferor, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Ineligible Receivable, all monies due or to become due with respect to such Ineligible Receivable (including all Finance Charge Receivables) and all proceeds of such Ineligible Receivable and Insurance Proceeds relating to such Ineligible Receivable and Interchange (if any) allocated to such Ineligible Receivable pursuant to any Supplement. Such reassigned Ineligible Receivable shall be treated by the Trust as collected in full as of the date on which it was transferred. The Trustee shall execute such documents and instruments of transfer or assignment and take other actions as shall reasonably be requested by the applicable Transferor to evidence the conveyance of such Ineligible Receivable pursuant to this subsection 2.04(d)(iii). The obligation of the applicable Transferor set forth in this subsection 2.04(d)(iii), or the automatic removal of such Receivable from the Trust, as the case may be, shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced subsections with respect to such Receivable available to Certificateholders or the Trustee on behalf of Certificateholders.

            (iv)  Proceeds  Held by Servicer.  For the  purposes of  subsections
                  --------------------------
      2.04(d)(i) and (ii) above, proceeds of a Receivable shall not be deemed to be impaired hereunder solely because such proceeds are held by the Servicer (if the Servicer is a Transferor) for more than the applicable period under Section 9-306(3) of the UCC as in effect in the applicable jurisdiction.

            (e) Reassignment of Trust Portfolio. In the event of a breach of
                -------------------------------
any of the representations and warranties of a Transferor set forth in subsection 2.04(a), either the Trustee or the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Investor Interest, by notice then given in writing to such Transferor (and to the Trustee and the Servicer, if given by the Investor Certificateholders), may direct such Transferor to accept reassignment of an amount of Principal Receivables and Discount Option Receivables (as specified below) within 60 days of such notice (or within such longer period as may be specified in such notice), and such Transferor shall be obligated to accept reassignment of such Principal Receivables and Discount Option Receivables on a Distribution Date specified by such Transferor (such Distribution Date, the "Reassignment Date") occurring within such applicable period on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made
       --------  -------
if, at any time during such applicable period, the representations and warranties contained in subsection 2.04(a) shall then be true and correct in all material respects. The Transferor to which the above breach of representations and warranties relates shall deposit on the Transfer Date (in next day funds) preceding the Reassignment Date an amount equal to the reassignment deposit amount for such Receivables in the Distribution Account or Series Account, as provided in the related Supplement, for distribution to the Investor Certificateholders pursuant to Article XII. The reassignment deposit amount with respect to each Series for such reassignment, unless otherwise stated in the related Supplement, shall be equal to (i) the Investor Interest of such Series at the end of the day on the last day of the Monthly Period preceding the Reassignment Date, less the amount, if any, previously allocated for payment of principal to such Certificateholders on the related Distribution Date in the Monthly Period in which the Reassignment Date occurs, plus (ii) an amount equal to all interest accrued but unpaid on the Investor Certificates of such Series at the applicable Certificate Rate through such last day, less the amount, if any, previously allocated for payment of interest to the Certificateholders of such Series on the related Distribution Date in the Monthly Period in which the Reassignment Date occurs. Payment of the reassignment deposit amount with respect to each Series, and all other amounts in the Distribution Account or the applicable Series Account in respect of the preceding Monthly Period, shall be considered a prepayment in full of the Receivables represented by the Investor Certificates. On the Distribution Date following the Transfer Date on which such amount has been deposited in full into the Distribution Account or the applicable Series Account, the Receivables and all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables), and all proceeds of the Receivables and Insurance Proceeds relating to such Receivables and Interchange (if any) allocated to the Receivables pursuant to any Supplement shall be released to the Transferor making such reassignment deposit after payment of all amounts otherwise due hereunder on or prior to such dates and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be prepared by and as are reasonably requested by such Transferor to vest in such Transferor, or its designee or assignee, all right, title and interest of the Trust in and to the Receivables, all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables), and all proceeds of the Receivables and Insurance Proceeds relating to such Receivables and Interchange (if any) allocated to the Receivables pursuant to any Supplement. If the Trustee or the Investor Certificateholders give notice directing such Transferor to accept reassignment as provided above, the obligation of such Transferor to accept reassignment of the Receivables and pay the reassignment deposit amount pursuant to this subsection 2.04(e) shall constitute the sole remedy respecting a breach of the representations and warranties contained in subsection 2.04(a) available to the Investor Certificateholders or the Trustee on behalf of the Investor Certificateholders.

            Section 2.05  Covenants of the Transferor . Each  Transferor  hereby
                          ---------------------------
covenants that:

            (a)  Receivables to be Accounts.  Each  Transferor  will take no
                 --------------------------
action to cause any Receivable transferred to the Trust by such Transferor to be evidenced by any instrument or chattel paper (as such terms are defined in the UCC as in effect in the applicable jurisdiction). Each Receivable transferred to the Trust by such Transferor shall be payable pursuant to a contract which does not create a Lien on any goods purchased thereunder. Each Transferor will take no action to cause any Receivable transferred to the Trust by such Transferor to be anything other than an "account" or a "general intangible" (as defined in the UCC as in effect in the applicable jurisdiction).

            (b) Security Interests.  Except for the conveyances hereunder,  each
                ------------------
Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable transferred to the Trust by such Transferor, whether now existing or hereafter created, or any interest therein; each Transferor will immediately notify the Trustee of the existence of any Lien on any Receivable transferred to the Trust by such Transferor; and each Transferor shall defend the right, title and interest of the Trust in, to and under the Receivables transferred to the Trust by such Transferor, whether now existing or hereafter created, against all claims of third parties claiming through or under such Transferor; provided,
                                                                       --------
however,  that nothing in this subsection  2.05(b) shall prevent or be deemed to
- -------
prohibit any Transferor from suffering to exist upon any of the Receivables transferred to the Trust by such Transferor any Liens for municipal or other local taxes if such taxes shall not at the time be due and payable or if such Transferor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

            (c) Credit Card Agreements and Account  Guidelines.  Each Transferor
                ----------------------------------------------
shall comply with and perform its obligations under the Credit Card Agreements relating to the Accounts and the Credit Card Guidelines and all applicable rules and regulations of VISA U.S.A., Inc. and MasterCard International Inc. except insofar as any failure to comply or perform would not materially and adversely affect the rights of the Trust or the Certificateholders hereunder or under the Certificates. Each Transferor may change the terms and provisions of the Credit Card Agreements or the Credit Card Guidelines in any respect (including, without limitation, the reduction of the required minimum monthly payment, the calculation of the amount, or the timing, of charge offs and the Periodic Finance Charges and other fees to be assessed thereon) only if such change (i) would not, in the reasonable belief of the applicable Transferor, cause a Pay Out Event to occur, and (ii) is made applicable to the comparable segment of the revolving credit card accounts owned and serviced by the such Transferor which have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change, except as otherwise restricted by an endorsement, sponsorship, or other agreement between such Transferor and an unrelated third party or by the terms of the Credit Card Agreements.

            (d)  Account Allocations.
                 -------------------

            (i) In the event  that any  Transferor  is unable  for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 9.02 or an order by any federal governmental agency having regulatory authority over such Transferor or any court of competent jurisdiction that such Transferor not transfer any additional Principal Receivables to the Trust) then, in any such event,
      (A) such  Transferor  agrees to allocate  and pay to the Trust,  after the date of such inability, all Collections with respect to Principal Receivables and Discount Option Receivables, and all amounts which would have constituted Collections with respect to Principal Receivables and Discount Option Receivables but for such Transferor's inability to transfer such Receivables (up to an aggregate amount equal to the amount of Principal Receivables or Discount Option Receivables, as the case may be, in the Trust on such date); (B) such Transferor agrees to have such amounts applied as Collections in accordance with Article IV; and (C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (A) and (B) above, Principal Receivables (and all amounts which would have constituted Principal Receivables or Discount Option Receivables, as the case may be, but for such Transferor's inability to transfer Receivables to the Trust) that are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV, and all amounts that would have constituted Principal Receivables or Discount Option Receivables, as the case may be, but for such Transferor's inability to transfer Receivables to the Trust shall be deemed to be Principal Receivables or Discount Option Receivables, as the case may be, for the purpose of calculating (i) the applicable Investor Percentage with respect to any Series and (ii) the Aggregate Investor Percentage thereunder. If any Transferor is unable pursuant to any Requirement of Law to allocate Collections as described above, such Transferor agrees that it shall in any such event allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments applied as Collections in accordance with Article IV. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables that have been conveyed to the Trust, or that would have been conveyed to the Trust but for the above described inability to transfer such Receivables, shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables and Discount Option Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV.

            (ii) In the event that, pursuant to subsection 2.04(d), any Transferor accepts reassignment of an Ineligible Receivable as a result of a breach of the representations and warranties in subsection 2.04(b) relating to such Receivable, then, in any such event, such Transferor agrees to account for payments received with respect to such Ineligible Receivable separately from its accounting for Collections on Principal Receivables retained by the Trust. If payments received from or on behalf of an Obligor are not specifically applicable either to an Ineligible Receivable of such Obligor reassigned to a Transferor or to the Receivables of such Obligor retained in the Trust, then the applicable Transferor agrees to allocate payments proportionately based on the total amount of Principal Receivables of such Obligor retained in the Trust and the total amount owing by such Obligor on any Ineligible Receivables reassigned to such Transferor, and the portion allocable to any Principal Receivables retained in the Trust shall be treated as Collections and deposited in accordance with the provisions of Article IV.

            (e) Conveyance of Accounts.  Each Transferor  covenants and agrees
                  ----------------------
that it will not convey, assign, exchange or otherwise transfer the Accounts to any Person prior to the termination of this Agreement pursuant to Article XII; provided, however, that each Transferor shall not be prohibited hereby from
- --------   -------
conveying, assigning, exchanging or otherwise transferring the Accounts in connection with a transaction complying with the provisions of Section 7.02.

            Section 2.06 Addition of Accounts .
                         --------------------

            (a)(i) If, (A) during any period of 30 consecutive days, the Transferor Interest averaged over that period is less than the Minimum
      Transferor Interest for that period the Transferors shall designate additional eligible MasterCard or VISA accounts from the Identified Pool (together with all other Accounts transferred to the Trust pursuant to this Section 2.06, "Additional Accounts") to be included as Accounts in a sufficient amount such that the average of the Transferor Interest as a percentage of the Average Principal Receivables for such 30 day period, computed by assuming that the amount of the Principal Receivables of such Additional Accounts shall be deemed to be outstanding in the Trust during each day of such 30 day period, is at least equal to the Minimum Transferor Interest, or (B) on any Record Date the aggregate amount of Principal Receivables is less than the Minimum Aggregate Principal

      Receivables (as adjusted for any Series having a Paired Series as described in the Supplement for such Series), the Transferors shall designate Additional Accounts to be included as Accounts in a sufficient amount such that, after giving effect to such addition and the addition of each other Transferor, the aggregate amount of Principal Receivables will be equal to or greater than the Minimum Aggregate Principal Receivables. Receivables from such Additional Accounts shall be transferred to the Trust on or before the tenth Business Day following such thirty-day period or Record Date, as the case may be.

            (ii) In lieu of, or in addition to, designating Additional Accounts pursuant to clause (i) above, the Transferors may, subject to any applicable conditions specified in paragraph (d) below, convey to the Trust participations representing undivided interests in a pool of assets primarily consisting of receivables arising under revolving credit card accounts owned by a Transferor or any Affiliate of any Transferor and collections thereon ("Participations"). The addition of Participations in the Trust pursuant to this paragraph (a) or paragraph (b) below shall be effected by an amendment hereto, dated as of the applicable Addition Date, pursuant to Section 13.01(a). Notwithstanding anything in this subsection 2.06(a)(ii) to the contrary, to the extent that such participations encompass previously issued credit-card or other asset-backed securities such securities (i) either will have been previously registered under the Securities Act or will have been held for the "holding period" prescribed by Rule 144(k) under the Securities Act and (ii) will have been acquired in a bona fide secondary market transaction, rather than from any Transferor or any Affiliate of any Transferor, or such securities will have otherwise been acquired in compliance with the Securities Act.

            (b) In addition to its obligation under subsection 2.06(a), each Transferor may, but shall not be obligated to, designate from time to time Additional Accounts of such Transferor to be included as Accounts or Participations to be included as property of the Trust, in either case as of the applicable Addition Date.

            (c)(i) Each Transferor may, from time to time, at its sole discretion, subject to and in compliance with the limitations specified in clause (ii) below and the applicable conditions specified in subsection (d) below, designate that all Eligible Accounts arising in the Identified Pool on or after the date of such designation be included as Accounts (the "Automatic Additional Accounts"). The Addition Date for any Automatic Additional Account is the date of creation of such account. For purposes of this paragraph, Eligible Accounts shall be deemed to include only revolving credit card accounts in the Identified Pool (A) originated after July 19, 1996 by a Transferor or any Affiliate of a Transferor and (B) of a type previously included as Accounts.

                  (ii) The  Transferors  shall  not be  permitted  to  designate
            Automatic Additional Accounts pursuant to clause (i) above with respect to any of the three consecutive Monthly Periods commencing in January, April, July and October of each calendar year, commencing in July 1996, unless on or before the first Business Day of any of such three consecutive Monthly Periods, the Transferors shall have requested each Rating Agency to notify, and each Rating Agency shall have notified, the Transferors, the Servicer and the Trustee of the limitations (other than the limitations described in this Agreement), if any, on the right of the Transferors to designate Automatic Additional Accounts during such three consecutive Monthly Periods. Following the addition of any such Automatic Additional Accounts the Servicer shall provide information to Fitch and Moody's with respect to such Additional Accounts not later than the last Business Day of the month following the quarterly period in which such addition occurs in the form approved from time to time by Fitch and Moody's, respectively, and in any event, the Servicer. Unless Standard & Poor's otherwise consents, no Additional Accounts may be designated pursuant to subsection 2.06(b) or (c) if the number of Automatic Additional Accounts plus the number of Accounts added pursuant to Section 2.06(a) and (b), without the prior notice of Standard & Poor's as described under
            Section 2.06(d)(vii), shall exceed the Maximum Addition Amount; provided, however, if the Maximum Addition Amount is exceeded as a
            --------   -------
            result of additions pursuant to Section 2.06(a), the Transferors shall have delivered written notice to Moody's of any such addition. Unless Moody's otherwise consents, the number of Automatic Additional Accounts added pursuant to this Section 2.06(c), together with Additional Accounts added pursuant to subsections 2.06(a) and
            (b),   without   prior   notice  of  Moody's  as   described   under
            2.06(d)(vii), shall not at any time exceed the Maximum Addition Amount.

                  (iii) On or before March 31, June 30, September 30 or December
            31 of each year commencing on the first such date to follow any addition relating to Automatic Additional Accounts (or, if the long-term debt rating of any Transferor shall not be at least BBB+ from Standard & Poor's, then with respect to such Transferor, on or before the last day of each calendar month), the Transferors shall have delivered to the Trustee and each Rating Agency an Opinion of Counsel in accordance with Section 13.02(d), with respect to the Automatic Additional Accounts included as Accounts during the preceding three Monthly Periods confirming the validity and perfection of each transfer of such Automatic Additional Accounts. If such Opinion of Counsel with respect to any Automatic Additional Accounts is not so received, the right of the Transferors to designate Automatic Additional Accounts will be suspended until such time as each Rating Agency otherwise consents in writing. If the Transferors are unable to deliver an Opinion of Counsel with respect to any Automatic Additional Account, such inability shall be deemed to be a breach of the representation in subsection 2.04(b)(ii) with respect to the Receivables in such Additional Account for purposes of Section 2.04(d)(i).

            (d) Each Transferor agrees that any such transfer of Receivables from Additional Accounts or Participations under subsections 2.06(a), (b) or (c) shall satisfy the following conditions (to the extent provided below; provided,
                                                                       --------
however,  that the  conditions  set forth below  (other than the  conditions  to
- -------
deliver a written assignment as set forth in clause (ii) and to represent and warrant as to the matters set forth in clauses (iii) and (iv) below) shall not apply to the transferor of Automatic Additional Accounts):

            (i) on or before the fifth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.06(a) and on or before the tenth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.06(b) (the "Notice Date"), each Transferor which is transferring any such Participation to the Trust or owns any such Additional Account (each a "Participating Transferor") shall give the Trustee, each Rating Agency and the Servicer written notice that such Additional Accounts or Participations will be included, which notice shall specify the approximate aggregate amount of the Receivables to be transferred;

            (ii) on or before the Addition Date (or the date of initial designation in the case of Automatic Additional Accounts) each Participating Transferor shall have delivered to the Trustee a written assignment (including an acceptance by the Trustee on behalf of the Trust for the benefit of the Investor Certificateholders) in substantially the form of Exhibit B (the "Assignment") and on or before the related Addition Cut-Off Date with respect to Additional Accounts to be transferred to the Trust pursuant to subsections 2.06(a) or (b) (or, with respect to Automatic Additional Accounts, on the date on which an Automatic Additional Account is created) each Participating Transferor shall have indicated in its computer files, using the appropriate designation as set forth pursuant to Section 2.01 for such purpose, that the Receivables created in connection with the Additional Accounts have been transferred to the Trust and, on the Addition Date with respect to Additional Accounts designated pursuant to subsection 2.06(a) and (b), and on the last day of each calendar quarter with respect to Automatic Additional Accounts, each Participating Transferor shall have delivered to the Trustee a computer file or microfiche list containing a true and complete list of all Additional Accounts relating to such Participating Transferor and identifying each Account relating to such Participating Transferor by account number and the aggregate amount of the Receivables in such Additional Accounts relating to such Participating Transferor, as of the related Addition Cut-Off Date, which computer file or microfiche list shall be, as of the date of such Assignment, incorporated into and made a part of such Assignment and such Assignment shall be, as of such date, incorporated and made a part of this Agreement;

            (iii) Each Participating Transferor shall represent and warrant that
      (x) with respect to Additional Accounts, each Additional Account is, as of the related Addition Cut-Off Date, an Eligible Account, and each Receivable in such Additional Account is, as of the related Addition Cut-Off Date, an Eligible Receivable, (y) no selection procedures believed by such Participating Transferor to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Additional Accounts from the available Eligible Accounts from the Identified Pool, and (z) as of each of the Addition Date and Addition Cut-Off Date, such Participating Transferor is not insolvent;

            (iv) Each Participating Transferor shall represent and warrant that, as of the Addition Date, the Assignment constitutes either (x) a valid transfer and assignment to the Trust of all right, title and interest of such Participating Transferor in and to the Receivables existing as of the beginning of the day on the related Addition Cut-Off Date and thereafter created from time to time arising in connection with the Additional Accounts, relating to such Participating Transferor, all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables), all amounts received with respect thereto and Insurance Proceeds relating to such Receivables and all proceeds (as defined in the UCC as in effect in the applicable jurisdiction) of any of the foregoing and Insurance Proceeds relating thereto will be held by the Trust free and clear of any Lien of any Person claiming through or under such Participating Transferor or any of its Affiliates, except for (i) Liens permitted under subsection 2.05(b), (ii) the interest of such Participating Transferor as Holder of the Transferor Certificate and (iii) such Participating Transferor's right to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account and the Principal Account, or any Series Account as provided in this Agreement and any related Supplement or (y) a grant of a security interest (as defined in the UCC as in effect in the applicable jurisdiction), in such property to the Trust, which is enforceable with respect to then existing Receivables of the Additional Accounts, all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables), all amounts received with respect thereto and Insurance Proceeds relating to such Receivables and all proceeds (as defined in the UCC as in effect in the applicable jurisdiction) of any of the foregoing upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Additional Accounts relating to such Participating Transferor conveyed on such Addition Date, and Insurance Proceeds relating to such Receivables and all proceeds (as defined in the UCC as in effect in the applicable jurisdiction) of any of the foregoing upon such creation; and (z) if the Assignment constitutes the grant of a security interest to the Trust in such property, upon the filing of the financing statements as described in
      Section 2.01 with respect to such Additional Accounts and in the case of the Receivables thereafter created in such Additional Accounts all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables), all amounts received with respect thereto, and Insurance Proceeds relating to such Receivables and all proceeds (as defined in the UCC as in effect in the applicable jurisdiction) of any of the foregoing, upon such creation, the Trust shall have a first priority perfected security interest in such property (subject to Section 9-306 of the UCC as in effect in the applicable jurisdiction), except for Liens permitted under subsection 2.05(b);

            (v) Each Participating Transferor shall deliver an Officer's Certificate substantially in the form of Schedule 2 to Exhibit B to the Trustee confirming the items set forth in paragraphs (ii), (iii) and (iv) above;

            (vi) Each Participating Transferor shall deliver an Opinion of Counsel with respect to the Receivables in the Additional Accounts relating to such Participating Transferor to the Trustee (with a copy to Moody's and Standard & Poor's) substantially in the form of Exhibit E;

            (vii) with respect to accounts designated pursuant to subsection 2.06(b) or 2.06(c) in excess of the Maximum Addition Amount and with respect to Participations, each Participating Transferor shall have received notice from Standard & Poor's and Moody's that the inclusion of such accounts as Additional Accounts or the inclusion of such Participations to be included as property of the Trust, as the case may be, will not result in the reduction or withdrawal of its then existing rating of any Series of Investor Certificates then issued and outstanding; and

            (e) The Initial Transferor may designate Affiliates of the Initial Transferor to be included as Transferors ("Additional Transferors") under this

Agreement in an amendment hereto pursuant to subsection 13.01(a) and, in connection with such designation, the Initial Transferor shall surrender the Transferor Certificate to the Trustee in exchange for a newly issued Transferor Certificate modified to reflect such Additional Transferor's interest in the Transferor's Interest; provided, however, that prior to any such designation and exchange the conditions set forth in subsection 6.03(b) shall have been satisfied with respect thereto.

            Section 2.07 Removal of Accounts .
                         -------------------

            (a) Subject to the conditions set forth below, each Transferor may, but shall not be obligated to, designate Receivables from Accounts relating to such Transferor for deletion and removal ("Removed Accounts") from the Trust. On or before the fifth Business Day (the "Removal Notice Date") prior to the date on which the designated Removed Accounts will be reassigned by the Trustee to such Transferor designating such Accounts for deletion and removal from the Trust (the "Removal Date"), such Transferor shall give the Trustee and the Servicer written notice that the Receivables from such Removed Accounts are to be reassigned to such Transferor.

            (b) Each  Transferor  shall be permitted  to  designate  and require
reassignment  to  it  of  the  Receivables   from  Removed  Accounts  only  upon
satisfaction of the following conditions:

            (i) the removal of any Receivables of any Removed Accounts on any Removal Date shall not, in the reasonable belief of such Transferor, (a) cause a Pay Out Event to occur; provided, however, that for the purposes
                                       --------   -------
      of this subsection 2.07(b)(i), the Receivables of each Removed Account shall be considered to have been removed as of the Removal Date, (b) cause the Transferor Interest as a percentage of the aggregate amount of Principal Receivables to be less than the Minimum Transferor Interest on such Removal Date, (c) cause the aggregate amount of Principal Receivables to be less than the Minimum Aggregate Principal Receivables, or (d) result in the failure to make any payment specified in the related Supplement with respect to any Series;

            (ii) on or prior to the Removal Date, such Transferor shall have delivered to the Trustee for execution a written assignment in substantially the form of Exhibit G (the "Reassignment") and, within five Business Days (or as otherwise agreed upon between such Transferor and the Trustee) thereafter, such Transferor shall have delivered to the Trustee a computer file or microfiche list containing a true and complete list of all Removed Accounts identified by account number and the aggregate amount of the Receivables in such Removed Accounts as of the Removal Date, which computer file or microfiche list shall as of the Removal Date modify and amend and be made a part of this Agreement;

            (iii) such Transferor shall represent and warrant that no selection procedures believed by such Transferor to be materially adverse to the interests of the Certificateholders were utilized in selecting the Removed Accounts to be removed from the Trust;

            (iv) as of the Removal Notice Date, either (a) the Receivables are not more than 15% delinquent by estimated principal amount and the weighted averaged delinquency of such Receivables is not more than 60 days, or (b) the Receivables are not more than 7% delinquent by estimated principal amount and the weighted average delinquency of such Receivables is not more than 90 days;

            (v) on or before the tenth Business Day prior to the Removal Date, each Rating Agency shall have received notice of such proposed removal of the Receivables of such Accounts and such Transferor shall have received written notice prior to the Removal Date from such Rating Agency that such proposed removal will not result in a downgrade or withdrawal of its then current rating of any outstanding Series of the Investor Certificates;

            (vi) on any Removal Notice Date, the amount of the Principal Receivables of the Removed Accounts to be reassigned to such Transferor on the related Removal Date shall not equal or exceed 5% of the aggregate amount of the Principal Receivables on such Removal Date; provided, that
                                                                 --------
      if any Series has been paid in full, the Principal Receivables in such Removed Accounts may approximate the Investor Interest of such Series as of the last day of the Revolving Period with respect to such Series; and

            (vii) such Transferor shall have delivered to the Trustee an Officer's Certificate confirming the items set forth in clauses (i) through (vi) above. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

            Upon satisfaction of the above conditions, the Trustee shall execute and deliver the Reassignment to such Transferor, and the Receivables from the Removed Accounts shall no longer constitute a part of the Trust.

            (c) The Transferor may, but shall not be obligated to, designate at any time Zero Balance Accounts, any future receivables of which will no longer be part of the Trust, and to remove the designation described in subsection 2.01 from the Pool Index File for such Accounts; provided, that prior to such
                                                  --------
designation and removal, the Transferor shall have delivered to Moody's an Officer's Certificate to the effect that to the best knowledge of the Transferor, such designation and removal shall not cause a Pay Out Event to occur.

            Section 2.08 Discount Option . The Transferors may at any time, upon
                         ---------------
at least 30 days' prior written notice to the Servicer, the Trustee, each Credit Enhancement Provider and each Rating Agency, designate a percentage, which may be a fixed percentage or a variable percentage based on a formula (the "Discounted Percentage"), of the amount of Principal Receivables arising in all of the Additional Accounts designated to be treated on and after such designation, or for the period specified, as Discount Option Receivables; provided, however, that no such designation shall become effective on the date
- --------   -------
specified in the written notice unless the following conditions have been satisfied:

            (i) the designation of Discount Option Receivables shall not, in the reasonable belief of the Transferors, cause a Pay Out Event to occur or cause an event which with notice or the lapse of time or both would constitute a Pay Out Event;

            (ii) on or before the date specified in the written notice, the Transferors shall have received written confirmation from each Rating Agency that such designation will not result in a downgrade or withdrawal of its then current rating of any outstanding Series of Investor Certificates;

          (iii) the Transferors shall have delivered to the Trustee an Officer's Certificate confirming the items set forth in clauses (i) and (ii) above. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

            On and after the date of satisfaction of the above conditions, in processing Collections of Principal Receivables of the Accounts the Servicer shall deem the product of the Discounted Percentage and Collections of such Principal Receivables as "Discount Option Receivable Collections" and shall treat such Discount Option Receivable Collections for all purposes hereunder as Collections of Finance Charge Receivables.


                             [End of Article II]

                                 ARTICLE III

                          ADMINISTRATION AND SERVICING
                                 OF RECEIVABLES

            Section 3.01  Acceptance of Appointment and Other Matters
                          -------------------------------------------
Relating to the Servicer .
- ------------------------

            (a) Bank of America agrees to act as the Servicer under this Agreement. The Investor Certificateholders of each Series by their acceptance of the related Certificates consent to Bank of America acting as Servicer.

            (b) The Servicer shall service and  administer  the  Receivables and shall collect payments due under the Receivables in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables and in accordance with the Credit Card Guidelines and shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 10.01, the Servicer is hereby authorized and empowered (i) to make withdrawals from the Collection Account as set forth in this Agreement, (ii) unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.01, to instruct the Trustee to make withdrawals and payments, from the Finance Charge Account, the Principal Account and any Series Account, in accordance with such instructions as set forth in this Agreement, (iii) unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.01, to instruct the Trustee in writing, as set forth in this Agreement, (iv) to execute and deliver, on behalf of the Trust for the benefit of the Certificateholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Receivables and (v) to make any filings, reports, notices, applications, registrations with, and to seek any consents or authorizations from the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any federal or state securities or reporting requirements. The Trustee agrees that it shall promptly follow the instructions of the Servicer to withdraw funds from the Principal Account, the Finance Charge Account or any Series Account and to take any action required under any Credit Enhancement at such time as required under this Agreement. The Trustee shall execute at the Servicer's written request such documents prepared by any Transferor and acceptable to the Servicer as may be necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

            (c) In the event that any Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 9.02 or the order of any federal governmental agency having regulatory authority over such Transferor or any court of competent
jurisdiction  that  such  Transferor  not  transfer  any  additional   Principal
Receivables to the Trust) then, in any such event, (A) the Servicer agrees to allocate, after such date, all Collections with respect to Principal Receivables and Discount Option Receivables, and all amounts which would have constituted Collections with respect to Principal Receivables and Discount Option Receivables but for such Transferor's inability to transfer such Receivables (up to an aggregate amount equal to the aggregate amount of Principal Receivables and the amount of Discount Option Receivables in the Trust as of such date) in accordance with subsection 2.05(d); (B) the Servicer agrees to apply such amounts as Collections in accordance with Article IV, and (C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (A) and (B) above, Principal Receivables and Discount Option Receivables and all amounts which would have constituted Principal Receivables or Discount Option Receivables, as the case may be, but for such Transferor's inability to transfer Receivables to the Trust that are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV and all amounts which would have constituted Principal Receivables but for such Transferor's inability to transfer Receivables to the Trust shall be deemed to be Principal Receivables for the purpose of calculating the applicable Investor Percentage thereunder. If the Servicer is unable pursuant to any Requirement of Law to allocate payments on the Accounts as described above, the Servicer agrees that it shall in any such event allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments applied as Collections in accordance with Article IV. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Trust, or which would have been conveyed to the Trust but for the above described inability to transfer such Receivables, shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables and Discount Option Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV.

            (d) In the event that pursuant to subsection 2.04(d), any Transferor accepts reassignment of an Ineligible Receivable as a result of a breach of the representations and warranties in subsection 2.04(b) relating to such Receivable, then, in any such event, the Servicer agrees to account for payments received with respect to such Ineligible Receivable separately from its accounting for Collections on Principal Receivables retained by the Trust. If payments received from or on behalf of an Obligor are not specifically applicable either to an Ineligible Receivable of such Obligor reassigned to such Transferor or to Receivables of such Obligor retained in the Trust, then the Servicer agrees to allocate payments proportionately based on the total amount of Principal Receivables of such Obligor retained in the Trust and the total amount owing by such Obligor on any Ineligible Receivables reassigned to such Transferor, and the portion allocable to any Principal Receivables retained in the Trust shall be treated as Collections and deposited in accordance with the provisions of Article IV.

            (e)  The  Servicer  shall  not  be  obligated  to  use  separate
servicing  procedures,   offices,   employees  or  accounts  for  servicing  the
Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other credit card receivables.

            (f) The Servicer shall maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be commercially reasonable from time to time.

            Section 3.02 Servicing  Compensation . As full  compensation for its
                         -----------------------
servicing activities hereunder and as reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer shall be entitled to receive a servicing fee (the "Servicing Fee") with respect to each Monthly Period prior to the Termination of the Trust pursuant to Section 12.01, payable monthly on the related Transfer Date, in an amount equal to one-twelfth of the product of (a) the weighted average of the Series Servicing Fee Percentages with respect to each outstanding Series (based upon the Series Servicing Fee Percentage for each Series and the Investor Interest (or such other amount as specified in the related Supplement) of such Series, in each case as of the last day of the prior Monthly Period) and (b) the average amount of Principal Receivables during the prior Monthly Period. The share of the Servicing Fee allocable to Investor Certificates of a particular Series with respect to any Monthly Period will each be determined in accordance with the relevant Supplement. The portion of the Servicing Fee with respect to any Monthly Period not so allocated to the Investor Certificates of a particular Series shall be paid by the Holder of the Transferor Certificate on the related Transfer Date and in no event shall the Trust, the Trustee or the Investor Certificateholders of any Series be liable for the share of the Servicing Fee with respect to any Monthly Period to be paid by the Holders of the Transferor Certificates (the "Transferor Servicing Fee").

            The Servicer's expenses include the amounts due to the Trustee pursuant to Section 11.05 and the reasonable fees and disbursements of independent public accountants and all other expenses incurred by the Servicer in connection with its activities hereunder; provided, that the Servicer shall
                                              --------
not be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation any federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith). The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee.

            Section 3.03  Representations  and Warranties of the Servicer . Bank
                          -----------------------------------------------
of America, as initial Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make (with appropriate modifications to Section 3.03(a) to reflect the Successor Servicer's organization) the following representations and warranties on which the Trustee has relied in accepting the Receivables in trust and in authenticating the Certificates issued on the Initial Closing Date:

            (a)  Organization  and Good  Standing.  The  Servicer  is a national
                 --------------------------------
banking association duly organized, validly existing and in good standing under the laws of the United States and has full corporate power, authority and legal right to own its properties and conduct its credit card business as such properties are presently owned and as such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

            (b) Due  Qualification.  The Servicer is not required to qualify nor
                ------------------
register as a foreign corporation in any state in order to service the Receivables as required by this Agreement and has obtained all licenses and approvals necessary in order to so service the Receivables as required under federal and Arizona law. If the Servicer shall be required by any Requirement of Law to so qualify or register or obtain such license or approval, then it shall do so.

            (c) Due Authorization.  The execution,  delivery, and performance of
                -----------------
this Agreement have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer and this Agreement will remain, from the time of its execution, an official record of the Servicer.

            (d) Binding  Obligation.  This Agreement  constitutes a legal, valid
                -------------------
and binding obligation of the Servicer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations.

            (e) No Violation.  The  execution and delivery of this  Agreement by
                ------------
the Servicer, and the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to the Servicer, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Servicer or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound.

            (f) No  Proceedings.  There are no  proceedings  or  investigations
                ---------------
pending or, to the best knowledge of the Servicer, threatened against the Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

            (g)  Compliance  with  Requirements  of Law. The Servicer shall duly
                 --------------------------------------
satisfy all obligations on its part to be fulfilled under or in connection with each Receivable and the related Account, will maintain in effect all qualifications required under Requirements of Law in order to service properly each Receivable and the related Account and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account the failure to comply with which would have a material adverse effect on the Certificateholders or any Credit Enhancement Provider.

            Section 3.04 Reports and Records for the Trustee .
                         -----------------------------------

            (a) Daily Reports. On each Business Day, the Servicer, with prior
                -------------
notice, shall prepare and make available at the office of the Servicer for inspection by the Trustee a record setting forth (i) the aggregate amount of Collections processed by the Servicer on the preceding Business Day and (ii) the aggregate amount of Receivables as of the close of business on the preceding Business Day.

            (b) Monthly Servicer's  Certificate.  Unless otherwise stated in the
                -------------------------------
related Supplement with respect to any Series, on each Determination Date the Servicer shall forward, as provided in Section 13.05, to the Trustee, the Paying Agent, any Credit Enhancement Provider and each Rating Agency, a certificate of a Servicing Officer in the form of Exhibit C (which includes the Schedule thereto specified as such in each Supplement) setting forth (i) the aggregate amount of Collections processed during the preceding Monthly Period, (ii) the aggregate amount of the applicable Investor Percentage of Collections of

Principal Receivables processed by the Servicer pursuant to Article IV during the preceding Monthly Period with respect to each Series then outstanding, (iii) the aggregate amount of the applicable Investor Percentage of Collections of Finance Charge Receivables processed by the Servicer pursuant to Article IV during the preceding Monthly Period with respect to each Series then outstanding, (iv) the aggregate amount of Receivables processed as of the end of the last day of the preceding Monthly Period, (v) the balance on deposit in the Finance Charge Account, the Principal Account or any Series Account applicable to any Series then outstanding on such Determination Date with respect to Collections processed by the Servicer during the preceding Monthly Period, (vi) the aggregate amount, if any, of withdrawals, drawings or payments under any Credit Enhancement, if any, for each Series then outstanding required to be made with respect to the previous Monthly Period in the manner provided in the related Supplement, (vii) the sum of all amounts payable to the Investor Certificateholders of each Series (or for a Series of more than one Class, each such Class) on the succeeding Distribution Date in respect of Certificate Principal and Certificate Interest with respect to such preceding Monthly Period and (viii) such other matters as are set forth in Exhibit C.

            Section 3.05 Annual  Servicer's  Certificate . On or before March 31
                         -------------------------------
of each calendar year, beginning with March 31, 1997, the Servicer will deliver, as provided in Section 13.05, to the Trustee, any Credit Enhancement Provider and the Rating Agency, an Officer's Certificate substantially in the form of Exhibit D stating that (a) a review of the activities of the Servicer during the twelve-month period ending on December 31 of such year, or for the initial period, from the Closing Date until December 31, 1996, and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to the best of such officer's knowledge, based on such review, the Servicer has fully performed all its obligations under this Agreement throughout such period, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

            Section 3.06  Annual Independent Accountants' Servicing Report .
                          ------------------------------------------------

            (a) On or before March 31 of each calendar year, beginning with March 31, 1997, the Servicer shall cause a firm or firms of nationally recognized independent certified public accountants (who may also render other services to the Servicer or any Transferor) to furnish, as provided in Section 13.05, a report to the Trustee, any Credit Enhancement Provider and the Rating Agencies, to the effect that such firm has made a study and evaluation, in accordance with generally accepted auditing standards, of the Servicer's internal accounting controls relative to the servicing of Accounts under this Agreement, and that, on the basis of such study and evaluation, such firm is of the opinion (assuming the accuracy of any reports generated by the Servicer's third party agents) that the system of internal accounting controls in effect on the date set forth in such report, relating to servicing procedures performed by the Servicer, taken as a whole, was sufficient for the prevention and detection of errors and irregularities in amounts that would be material to the financial statements of the Servicer and that such servicing was conducted in compliance with the sections of this Agreement during the period covered by such report (which shall be the period from January 1 of the preceding calendar year to and including December 31 of such calendar year, or for the initial period, from the Closing Date until December 31, 1996), except for such exceptions, errors or irregularities as such firm shall believe to be immaterial to the financial statements of the Servicer and such other exceptions, errors or irregularities as shall be set forth in such report. Unless otherwise provided with respect to any Series in the related Supplement, a copy of such report may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

            (b) On or before March 31, of each calendar year, beginning with March 31, 1997, the Servicer shall cause a firm or firms of nationally recognized independent certified public accountants (who may also render other services to the Servicer or any Transferor) to furnish, as provided in Section 13.05, a report, prepared using generally accepted auditing standards, to the Trustee and the Rating Agency to the effect that they have compared the mathematical calculations of each amount set forth in the monthly certificates forwarded by the Servicer pursuant to subsection 3.04(b) during the period covered by such report (which shall be the period from January 1 of the preceding calendar year to and including December 31 of such calendar year, or for the initial period, from the Closing Date until December 31, 1996) with the Servicer's computer reports which were the source of such amounts and that on the basis of such comparison, such firm is of the opinion that such amounts are in agreement, except for such exceptions as it believes to be immaterial to the financial statements of the Servicer and such other exceptions as shall be set forth in such report. A copy of such report may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

            Section  3.07 Tax  Treatment . Except as  otherwise  specified  in a
                          --------------
Supplement with respect to a particular Series, each Transferor has entered into this Agreement, and the Certificates will be issued, with the intention that (i) the Investor Certificates will qualify under applicable federal, state and local income and franchise tax law as indebtedness secured by the Receivables, and
(ii) the Trust shall not be treated as an association or publicly traded partnership taxable as a corporation for purposes of federal income tax law.

Each Transferor, the Servicer, each Holder of the Transferor Certificate, each Investor Certificateholder, and each Certificate Owner agree to treat and to take no action inconsistent with the treatment of the Investor Certificates (or beneficial interest therein) as such indebtedness for purposes of federal, state and local income and franchise taxes, and each Transferor and each Holder of the Transferor Certificate agree to take no action with respect to the Trust or any interest therein which would cause the Trust to be treated as an association or publicly traded partnership taxable as a corporation for purposes of federal income tax law. Each Investor Certificateholder and the Holder of the Transferor Certificate, by acceptance of its Certificate, and each Certificate Owner, by acquisition of a beneficial interest in a Certificate, agree to be bound by the provisions of this Section 3.07. Each Certificateholder agrees that it will cause any Certificate Owner acquiring an interest in a Certificate through it to comply with this Agreement as to treatment as indebtedness under applicable tax law, as described in this Section 3.07. Subject to Section 11.11, the Trustee shall treat the Trust as a security device only, and shall not file tax returns or obtain an employer identification number on behalf of the Trust. The provisions of this Agreement shall be construed in light of the foregoing intended tax treatment.

            Section 3.08 Notices to the  Transferors . At all times that Bank of
                         ---------------------------
America is acting as Servicer, Bank of America shall deliver or make available to each other Transferor each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 3.04, 3.05 and 3.06. In the event that Bank of America is no longer acting as Servicer, any Successor Servicer appointed pursuant to Section 10.02 shall deliver or make available to each Transferor each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 3.04, 3.05 and 3.06.

            Section 3.09 Reports to the  Commission  . The  Servicer  shall,  on
                         --------------------------
behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission thereunder. Each Transferor shall, at the expense of the Servicer, cooperate in any reasonable request of the Servicer in connection with such filings.

                              [End of Article III]

                                   ARTICLE IV

                 RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION
                         AND APPLICATION OF COLLECTIONS

            Section 4.01 Rights of  Certificateholders . Each Series of Investor
                         -----------------------------
Certificates shall represent Undivided Interests in the Trust, including the benefits of any Credit Enhancement issued with respect to such Series and the right to receive the Collections and other amounts at the times and in the amounts specified in this Article IV to be deposited in the Investor Accounts and any other Series Account (if so specified in the related Supplement) or to be paid to the Investor Certificateholders of such Series; provided, however,
                                                             --------   -------
that the aggregate interest represented by such Certificates at any time in the Principal Receivables shall not exceed an amount equal to the Investor Interest for such Series at such time. The Transferor Certificate shall represent the remaining undivided interest in the Trust not allocated to the Investor Certificates and the other interests issued by the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified in this Article IV to be paid to the Holder of the Transferor Certificate; provided, however, that the aggregate interest represented by such
              --------  -------
Transferor Certificate at any time in the Principal Receivables shall not exceed the Transferor Interest at such time and such Certificate shall not represent any interest in the Investor Accounts, except as provided in this Agreement, or the benefits of any Credit Enhancement issued with respect to any Series. The Certificates do not represent obligations of, or any interests in, the Transferor, the Servicer or any Affiliate thereof, and neither the Certificates nor the Accounts or Receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. The Certificates are limited in right of payment to certain Collections respecting the Receivables, and the other assets of the Trust allocable to such Certificates as provided herein and in the applicable Series Supplement.

            Section 4.02 Establishment of Accounts .
                         -------------------------

            (a) The Collection Account. The Servicer, for the benefit of the
                ----------------------
Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, a non-interest bearing segregated account (the "Collection Account") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Certificateholders, or shall cause such Collection Account to be established and maintained, with an office or branch located in the states of Minnesota or Arizona of (i) the Servicer, or
(ii) a Qualified Institution; provided, however, that upon the insolvency of the
                              --------  -------
Servicer, the Collection Account shall not be permitted to be maintained with the Servicer. Pursuant to authority granted to it pursuant to subsection 3.01(b), the Servicer shall have the revocable power to withdraw funds from the Collection Account for the purposes of carrying out its duties hereunder.

            (b) The Finance Charge and Principal Accounts.  The Trustee, for
                -----------------------------------------
the benefit of the Investor Certificateholders, shall establish and maintain in the State of Minnesota with the Trustee, or cause to be established and maintained in the State of Minnesota with a Qualified Institution, in the name of the Trust two segregated trust accounts (the "Finance Charge Account" and the "Principal Account," respectively), bearing a designation clearly indicating that the funds therein are held for the benefit of the Investor Certificateholders. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Finance Charge Account and the Principal Account and in all proceeds thereof. The Finance Charge Account and the Principal Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders. If, at any time, the institution holding the Principal Account or the Finance Charge Account ceases to be a Qualified Institution, the Trustee shall notify the Rating Agency and within 10 Business Days establish a new Principal Account or Finance Charge Account, as the case may be, meeting the conditions specified above with a Qualified Institution, and shall transfer any cash or any investments to such new Principal Account or Finance Charge Account, as the case may be. From the date such new Principal Account or Finance Charge Account, as the case may be, is established, it shall be the "Principal Account" or "Finance Charge Account." Pursuant to authority granted to it hereunder, the Servicer shall have the revocable power to instruct the Trustee to withdraw funds from the Finance Charge Account and Principal Account for the purpose of carrying out the Servicer's duties hereunder. The Trustee at all times shall maintain accurate records reflecting each transaction in the Principal Account and the Finance Charge Account and that funds held therein shall at all times be held in trust for the benefit of the Investor Certificateholders.

            (c) The Distribution  Account.  The Trustee,  for the benefit of the
                -------------------------
Investor Certificateholders, shall cause to be established and maintained in the name of the Trust, with an office or branch of a Qualified Institution (other than a Transferor), a non-interest bearing segregated demand deposit account (the "Distribution Account") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Investor Certificateholders. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Distribution Account and in all proceeds thereof. The Distribution Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders.

            (d) Series Accounts.  If so provided in the related Supplement,  the
                ---------------
Trustee, for the benefit of the Investor Certificateholders, shall cause to be established and maintained in the name of the Trust, one or more Series Accounts. Each such Series Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Investor Certificateholders of such Series. Each such Series Account will be a trust account, if so provided in the related Supplement and will have the other features and be applied as set forth in the related Supplement.

            (e)  Administration  of the Finance  Charge and Principal  Accounts.
                 --------------------------------------------------------------
Funds on deposit in the Principal Account and the Finance Charge Account shall at all times be invested in Permitted Investments. Any such investment shall mature and such funds shall be available for withdrawal on or prior to the Transfer Date related to the Monthly Period in which such funds were processed for collection, or if so specified in the related Supplement, immediately preceding a Distribution Date. The Trustee shall maintain for the benefit of the Investor Certificateholders possession of the negotiable instruments or securities evidencing the Permitted Investments described in clause (a) of the definition thereof from the time of purchase thereof until the time of sale or maturity; provided, however, that no such investment shall be disposed of prior to its maturity date. At the end of each month, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Principal Account and the Finance Charge Account shall be deposited by the Trustee in a separate deposit account with a Qualified Institution in the name of the Servicer, or a Person designated in writing by the Servicer, which shall not constitute a part of the Trust, or shall otherwise be turned over by the Trustee to the Servicer not less frequently than monthly. Subject to the restrictions set forth above, the Servicer, or a Person designated in writing by the Servicer, of which the Trustee shall have received written notification thereof, shall have the authority to instruct the Trustee with respect to the investment of funds on deposit in the Principal Account and the Finance Charge Account. For purposes of determining the availability of funds or the balances in the Finance Charge Account and the Principal Account for any reason under this Agreement, all investment earnings on such funds shall be deemed not to be available or on deposit.

            Section 4.03 Collections and Allocations .
                         ---------------------------

            (a)  Collections.  Except as provided below, the Servicer shall
                 -----------
deposit all Collections in the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day following such Date of Processing. In the event of the insolvency of the Servicer, then, immediately upon the occurrence of such event and thereafter, the Servicer shall deposit all Collections into the Collection Account which shall be established and maintained with a Qualified Institution other than the Servicer in accordance with subsection 4.02(a), and in no such event shall the Servicer deposit any Collections thereafter into any account established, held or maintained with the Servicer.

            The Servicer shall allocate such amounts to each Series of Investor Certificates and to the Holder of the Transferor Certificate in accordance with this Article IV and shall withdraw the required amounts from the Collection Account or pay such amounts to the Holder of the Transferor Certificate in accordance with this Article IV, in both cases as modified by any Supplement. The Servicer shall make such deposits or payments on the date indicated therein by wire transfer or as otherwise provided in the Supplement for any Series of Certificates with respect to such Series.

            Notwithstanding anything in this Agreement to the contrary, for so long as, and only so long as, Bank of America shall remain the Servicer hereunder, and (a)(i) the Servicer provides to the Trustee a letter of credit covering collection risk of the Servicer, and (ii) Bank of America shall have received a notice from each Rating Agency that such a letter of credit would not result in the lowering of such Rating Agency's then-existing rating of the Investor Certificates, or (b) the Servicer shall have and maintain a certificate of deposit or short-term deposit rating of P-1 by Moody's and of A-1 by Standard & Poor's and deposit insurance provided by the FDIC, the Servicer need not deposit Collections from the Collection Account into the Principal Account, the Finance Charge Account or any Series Account, as provided in any Supplement, or make payments to the Holder of the Transferor Certificate, prior to the close of business on the day any Collections are deposited in the Collection Account as provided in Article IV, but may make such deposits, payments and withdrawals on each Transfer Date in an amount equal to the net amount of such deposits, payments and withdrawals which would have been made but for the provisions of this paragraph. If at any time the Servicer shall qualify to make deposits on the Transfer Date as provided in this paragraph (or shall cease to be so qualified) the Servicer shall deliver an Officer's Certificate to the Trustee stating that the criteria set forth in (a)(i) and (ii) or (b) of this paragraph have been satisfied (or have ceased to be satisfied). The Trustee may rely on such Officer's Certificate without investigation or inquiry.

            Notwithstanding anything else in this Agreement to the contrary, with respect to any Monthly Period, whether the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account, the Principal Account or any Series Account, as provided in any Supplement, (i) the Servicer will only be required to deposit Collections from the Collection Account into the Finance Charge Account, the Principal Account or any Series Account up to the required amount to be deposited into any such deposit account or, without duplication, distributed on or prior to the related Distribution Date to Investor Certificateholders or to any Credit Enhancement Provider pursuant to the terms of any Supplement or agreement relating to such Credit Enhancement and (ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

            (b) Allocations for the Transferor Certificate. Throughout the
                ------------------------------------------
existence of the Trust, unless otherwise stated in any Supplement, the Servicer shall allocate to the Holder of the Transferor Certificate an amount equal to the product of (A) the Transferor Percentage and (B) the aggregate amount of such Collections allocated to Principal Receivables and Finance Charge Receivables, respectively, in respect of each Monthly Period. Notwithstanding anything in this Agreement to the contrary, unless otherwise stated in any Supplement, the Servicer need not deposit this amount or any other amounts so allocated to the Transferor Certificate pursuant to any Supplement into the Collection Account and shall pay, or be deemed to pay, such amounts as collected to the Holder of the Transferor Certificate.

            (c) Adjustments for  Miscellaneous  Credits and Fraudulent  Charges.
                ---------------------------------------------------------------
The Servicer shall be obligated to reduce on a net basis each Monthly Period the aggregate amount of Principal Receivables used to calculate the Transferor Interest as provided in this subsection 4.03(c) (a "Credit Adjustment") with respect to any Principal Receivable (i) which was created in respect of merchandise refused or returned by the Obligor thereunder or as to which the Obligor thereunder has asserted a counterclaim or defense, (ii) which is reduced by the Servicer by any rebate, refund, charge-back or adjustment (including Servicer errors), (iii) which was created as a result of a fraudulent or counterfeit charge or (iv) which is transferred to a credit card account that would qualify, but for the application of the proviso in the definition of the term "Transferred Account" in Section 1.01, as a Transferred Account.

            In the event that the inclusion of the amount of a Credit Adjustment in the calculation of the Transferor Interest would cause the Transferor Interest to be an amount less than zero, the Transferor which owns the Account to which such Credit Adjustment is made shall make a deposit, no later than the Business Day following the Date of Processing of such Credit Adjustment, in the Principal Account (for allocation as Collections of Principal Receivables pursuant to Article IV) in immediately available funds in an amount equal to the amount by which such Credit Adjustment exceeds the Transferor Interest on such Date of Processing.

            [THE REMAINDER OF ARTICLE IV IS RESERVED AND SHALL BE
            SPECIFIED IN ANY SUPPLEMENT WITH RESPECT TO ANY
            SERIES]

                             [End of Article IV]

                                  ARTICLE V

                        [ARTICLE V IS RESERVED AND SHALL
                         BE SPECIFIED IN ANY SUPPLEMENT
                           WITH RESPECT TO ANY SERIES]


                               [End of Article V]

                                   ARTICLE VI

                                THE CERTIFICATES

            Section 6.01 The  Certificates  . Subject to Sections 6.10 and 6.13,
                         -----------------
the Investor Certificates of each Series and any Class thereof may be issued in bearer form (the "Bearer Certificates") with attached interest coupons and a special coupon (collectively, the "Coupons") or in fully registered form (the "Registered Certificates"), and shall be substantially in the form of the exhibits with respect thereto attached to the related Supplement. The Transferor Certificate shall be substantially in the form of Exhibit A. The Investor Certificates and the Transferor Certificate shall, upon issue pursuant hereto or to Section 6.09 or Section 6.10, be executed and delivered by the Transferors to the Trustee for authentication and redelivery as provided in Sections 2.01 and
6.02. Any Investor Certificate shall be issuable in a minimum denomination of $1,000 Undivided Interest and integral multiples thereof, unless otherwise specified in any Supplement. The Transferor Certificate shall also be initially issued as a single certificate. Each Certificate shall be executed by manual or facsimile signature on behalf of the Transferor by its President or any Vice President. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Transferors or the Trustee shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. Unless otherwise provided in the related Supplement, no Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication except Bearer Certificates which shall be dated the applicable Issuance Date as provided in the related Supplement.

            Section 6.02 Authentication of Certificates . Contemporaneously with
                         ------------------------------
the initial assignment and transfer of the Receivables, whether now existing or hereafter created and the other components to the Trust, the Trustee shall authenticate and deliver the initial Series of Investor Certificates, upon the written order of the Transferors, to the underwriters for the sale of the Book-Entry Certificates evidenced by such Investor Certificates, and against payment to the Transferors of the Initial Investor Interest (net of any purchase or underwriting discount). Upon the receipt of such payment and the issuance of the Investor Certificates, such Investor Certificates shall be fully paid and non-assessable. The Trustee shall authenticate and deliver the Transferor

Certificate to Bank of America or its designee simultaneously with its delivery to the Transferors of the initial Series of Investor Certificates. Upon a New Issuance as provided in Section 6.09 and the satisfaction of certain other conditions specified therein, the Trustee shall authenticate and deliver the Investor Certificates of additional Series (with the designation provided in the related Supplement), upon the order of the Transferors, to the Persons designated in such Supplement. Upon the order of the Transferors, the Certificates of any Series shall be duly authenticated by or on behalf of the Trustee, in authorized denominations. If specified in the related Supplement for any Series, the Trustee shall authenticate and deliver outside the United States the Global Certificate that is issued upon original issuance thereof, upon the written order of the Transferors, to the Depository against payment of the purchase price therefor. If specified in the related Supplement for any Series, the Trustee shall authenticate Book-Entry Certificates that are issued upon original issuance thereof, upon the written order of the Transferors, to a Clearing Agency or its nominee as provided in Section 6.10 against payment of the purchase price thereof.

            Section 6.03 Registration of Transfer and Exchange of Certificates .
                         -----------------------------------------------------

            (a) The Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and registrar (the "Transfer Agent and Registrar"), in accordance with the provisions of Section 11.16, a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Registrar shall provide for the registration of the Investor Certificates of each Series (unless otherwise provided in the related Supplement) and of transfers and exchanges of the Investor Certificates as herein provided. The Trustee is hereby initially appointed Transfer Agent and Registrar for the purposes of registering the Investor Certificates and transfers and exchanges of the Investor Certificates as herein provided. If any form of Investor Certificate is issued as a Global Certificate, the Trustee may, or if and so long as any Series of Investor Certificates are listed on the Luxembourg Stock Exchange and such exchange shall so require, the Trustee shall appoint a co-transfer agent and co-registrar in Luxembourg or another European city. Any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context otherwise requires. The Trustee shall be permitted to resign as Transfer Agent and Registrar upon 30 days' written notice to the Servicer. In the event that the Trustee shall no longer be the Transfer Agent and Registrar, the Trustee shall appoint a successor Transfer Agent and Registrar.

            Upon surrender for registration of transfer of any Certificate at any office or agency of the Transfer Agent and Registrar, the Transferors shall execute, subject to the provisions of subsection 6.03(c), and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of like aggregate Undivided Interests; provided, that the provisions of this paragraph
                                --------
shall not apply to Bearer Certificates.

            At the option of an Investor Certificateholder, Investor Certificates may be exchanged for other Investor Certificates of the same Series in authorized denominations of like aggregate Undivided Interests, upon surrender of the Investor Certificates to be exchanged at any such office or agency. At the option of any Holder of Registered Certificates, Registered
Certificates may be exchanged for other Registered Certificates of the same Series in authorized denominations of like aggregate Undivided Interests in the Trust, upon surrender of the Registered Certificates to be exchanged at any office or agency of the Transfer Agent and Registrar maintained for such purpose. At the option of a Bearer Certificateholder, subject to applicable laws and regulations (including without limitation, the Bearer Rules), Bearer Certificates may be exchanged for other Bearer Certificates or Registered Certificates of the same Series in authorized denominations of like aggregate Undivided Interests in the Trust, in the manner specified in the Supplement for such Series, upon surrender of the Bearer Certificates to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Certificate surrendered pursuant to this Section 6.03 shall have attached thereto (or be accompanied by) all unmatured Coupons, provided that any Bearer Certificate so surrendered after the close of business on the Record Date preceding the relevant Distribution Date after the related Series Termination Date need not have attached the Coupons relating to such Distribution Date.

            Whenever any Investor Certificates of any Series are so surrendered for exchange, the Transferors shall execute, and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different than the Trustee, in which case the Transfer Agent and Registrar shall) deliver, the Investor Certificates of such Series which the Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Certificateholder thereof or his attorney-in-fact duly authorized in writing.

            The preceding provisions of this Section 6.03 notwithstanding, the Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer of or exchange any Investor Certificate of any Series for a period of 15 days preceding the due date for any payment with respect to the Investor Certificates of such Series.

            Unless otherwise provided in the related Supplement, no service charge shall be made for any registration of transfer or exchange of Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            All Investor Certificates (together with any Coupons attached to Bearer Certificates) surrendered for registration of transfer and exchange shall be canceled by the Transfer Agent and Registrar and disposed of in a manner satisfactory to the Trustee. The Trustee shall cancel and destroy the Global
Certificates upon its exchange in full for Definitive Certificates and shall deliver a certificate of destruction to the Transferors. Such certificate shall also state that a certificate or certificates of each Foreign Clearing Agency to the effect referred to in Section 6.13 was received with respect to each portion of the Global Certificate exchanged for Definitive Certificates.

            The Transferors shall execute and deliver to the Trustee or the Transfer Agent and Registrar, as applicable, Bearer Certificates and Registered Certificates in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement and the Certificates.

            (b) Except as provided in Section 6.09 or 7.02, in no event shall the Transferor Certificate or any interest therein be transferred hereunder, in whole or in part, unless the Transferors shall have consented in writing to such transfer and unless the Trustee shall have received (1) confirmation in writing from each Rating Agency that such transfer will not result in a lowering or withdrawal of its then-current rating of any Series of Investor Certificates, and (2) an Opinion of Counsel that such transfer does not adversely affect the conclusions reached in any of the federal income tax opinions dated the applicable Closing Date issued in connection with the original issuance of any Series of Investor Certificates; provided further, that no interest in the
                                    --------  -------
Transferor Certificate may be transferred unless its initial offering price would be at least $20,000 and it cannot be subdivided for resale into units smaller than a unit the initial offering price of which would have been at least $20,000, absent an Opinion of Counsel to the effect that such transfer would not cause the Trust to be treated as a publicly traded partnership under the Code. In connection with any transfer of an interest in the Transferor Certificate, the holder (including the Transferor or any subsequent transferee) thereof shall not sell, trade or transfer any interest therein or cause any interest therein to be marketed on or through either (i) an "established securities market" within the meaning of Section 7704(b)(1) of the Internal Revenue Code, including without limitation an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise or (ii) a "secondary market" within the meaning of Internal Revenue Code section 7704(b)(2), including a market wherein interests in the Transferor Certificate are regularly quoted by any person making a market in such interests and a market wherein any person regularly makes available bid or offer quotes with respect to interests in the Transferor Certificate and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others.

            (c)  Unless   otherwise   provided  in  the  related   Supplement,
registration of transfer of Registered Certificates containing a legend relating to the restrictions on transfer of such Registered Certificates (which legend shall be set forth in the Supplement relating to such Investor Certificates) shall be effected only if the conditions set forth in such related Supplement are satisfied.

            Whenever a Registered Certificate containing the legend set forth in the related Supplement is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek instructions from the Servicer regarding such transfer. The Transfer Agent and Registrar and the Trustee shall be entitled to receive written instructions signed by a Servicing Officer prior to registering any such transfer or authenticating new Registered Certificates, as the case may be. The Servicer hereby agrees to indemnify the Transfer Agent and Registrar and the Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in reliance on any such written instructions furnished pursuant to this subsection 6.03(c).

            (d) The Transfer Agent and Registrar will maintain at its expense in the Borough of Manhattan, the City of New York (and subject to this Section 6.03, if specified in the related Supplement for any Series, any other city designated in such Supplement) an office or offices or an agency or agencies where Investor Certificates of such Series may be surrendered for registration of transfer or exchange.

            Section 6.04 Mutilated,  Destroyed, Lost or Stolen Certificates . If
                         --------------------------------------------------
(a) any mutilated Certificate (together, in the case of Bearer Certificates, with all unmatured Coupons, if any, appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Transferors shall execute and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different from the Trustee, in which case the Transfer Agent and Registrar shall) deliver (in compliance with applicable law), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new

Certificate of like tenor and aggregate Undivided Interest. In connection with the issuance of any new Certificate under this Section 6.04, the Trustee or the Transfer Agent and Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 6.04 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 6.05 Persons Deemed Owners . Prior to due  presentation of a
                         ---------------------
Certificate for registration of transfer, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat a Certificateholder as the owner of the related Certificate for the purpose of receiving distributions pursuant to Article V (as described in any Supplement) and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary; provided, however, that in determining
                                         --------   -------
whether the holders of Investor Certificates evidencing the requisite Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Investor Certificates owned by the Transferors, the Servicer or any Affiliate thereof shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Investor Certificates which a Responsible Officer in the Corporate Trust Office of the Trustee knows to be so owned shall be so disregarded. Investor Certificates so owned that have been pledged in good faith shall not be disregarded as outstanding, if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Investor Certificates and that the pledgee is not a Transferor, the Servicer or an Affiliate thereof.

            In the case of a Bearer Certificate, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the holder of a Bearer Certificate or Coupon as the owner of such Bearer Certificate or Coupon for the purpose of receiving distributions pursuant to Article IV and
Article XII and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary. Certificates so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding, if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Investor Certificates and that the pledgee is not a Transferor, the Servicer or an Affiliate thereof.

            Section 6.06  Appointment of Paying Agent .
                          ---------------------------

            ((C)) The Paying Agent shall make distributions to Investor Certificateholders from the appropriate account or accounts maintained for the benefit of Certificateholders as specified in this Agreement or the related Supplement for any Series pursuant to Articles IV and V hereof. Any Paying Agent shall have the revocable power to withdraw funds from such appropriate account or accounts for the purpose of making distributions referred to above. The Trustee (or the Servicer if the Trustee is the Paying Agent) may revoke such power and remove the Paying Agent, if the Trustee (or the Servicer if the Trustee is the Paying Agent) determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect or for other good cause. The Trustee (or the Servicer if the Trustee is the Paying Agent) shall notify Moody's and Standard & Poor's of the removal of any Paying Agent. The Paying Agent, unless the Supplement with respect to any Series states otherwise, shall initially be the Trustee. If any form of Investor Certificate is issued as a Global Certificate, or if and so long as any Series of Investor Certificates are listed on the Luxembourg Stock Exchange and such exchange shall so require, the Trustee shall appoint a co-paying agent in Luxembourg or another European city. The Trustee shall be permitted to resign as Paying Agent upon 30 days' written notice to the Servicer. In the event that the Trustee shall no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The provisions of Sections 11.01, 11.02 and 11.03 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

            If specified in the related Supplement for any Series, so long as the Investor Certificates of such Series are outstanding, the Transferors shall maintain a co-paying agent in New York City (for Registered Certificates only) or any other city designated in such Supplement which, if and so long as any Series of Investor Certificates is listed on the Luxembourg Stock Exchange or other stock exchange and such exchange so requires, shall be in Luxembourg or the location required by such other stock exchange.

            ((a)) The Trustee shall cause the Paying Agent (other than itself) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree, and if the Trustee is the Paying Agent it hereby agrees, that it shall comply with all requirements of the Internal Revenue Code regarding the withholding by the Trustee of payments in respect of federal income taxes due from Certificate Owners.

            Section  6.07  Access  to  List  of  Certificateholders'  Names  and
                           -----------------------------------------------------
Addresses . The Trustee  will  furnish or cause to be  furnished by the Transfer
- ---------
Agent and Registrar to the Servicer or the Paying Agent, within five Business Days after receipt by the Trustee of a request therefor from the Servicer or the Paying Agent, respectively, in writing, a list in such form as the Servicer or the Paying Agent may reasonably require, of the names and addresses of the Investor Certificateholders as of the most recent Record Date for payment of distributions to Investor Certificateholders. Unless otherwise provided in the related Supplement, holders of Investor Certificates evidencing Undivided Interests aggregating not less than 10% of the Investor Interest of the Investor Certificates of any Series (the "Applicants") may apply in writing to the Trustee, and if such application states that the Applicants desire to communicate with other Investor Certificateholders of any Series with respect to their rights under this Agreement or under the Investor Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee and shall give the Servicer notice that such request has been made, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants' request. Every Certificateholder, by receiving and holding a Certificate, agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar, nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the
Certificateholders hereunder, regardless of the source from which such information was obtained.

            Section 6.08  Authenticating Agent .
                          --------------------

            (a) The Trustee may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Transferors.

            (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

            (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Transferors. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Transferors. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Transferors, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Transferors.

            (d) The Trustee agrees to pay each authenticating agent from time to time reasonable compensation for its services under this Section 6.08, and the Trustee shall be entitled to be reimbursed and the Servicer shall reimburse the Trustee for such reasonable payments actually made, subject to the provisions of Section 11.05.

            (e) The provisions of Sections 11.01, 11.02 and 11.03 shall be applicable to any authenticating agent.

            (f) Pursuant to an appointment made under this Section 6.08, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

            This is one of the certificates described in the Pooling and Servicing Agreement.

                                    ---------------------------------
                                    as Authenticating Agent
                                      for the Trustee,

                                    By:_______________________________

                                       Authorized Officer

            Section 6.09  New Issuances .
                          -------------

            (a) Upon the issuance of a new Series of Investor Certificates, the Trustee shall issue to or upon the order of the Holder of the Transferor Certificate under Section 6.01, for execution and redelivery to the Trustee for authentication under Section 6.02, one or more new Series of Investor Certificates. Any such Series of Investor Certificates shall be substantially in the form specified in the related Supplement and shall bear, upon its face, the designation for such Series to which it belongs, as selected by the Transferors. Except as specified in any Supplement for a related Series, all Investor Certificates of any Series shall rank pari passu and be equally and ratably
                                        ----  -----
entitled as provided herein to the benefits hereof (except that the Credit Enhancement provided for any Series shall not be available for any other Series) without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement and the related Supplement.

            (b) The Holder of the Transferor Certificate may permit a new Series of Investor Certificates to be issued (a "New Issuance") by notifying the Trustee, in writing at least three (3) days in advance (an "New Issuance Notice") of the date upon which the New Issuance is to occur (a "New Issuance Date"). Any New Issuance Notice shall state the designation of any Series (and Class thereof, if applicable) to be issued on the New Issuance Date and, with respect to each such Series: (a) its Initial Investor Interest (or the method for calculating such Initial Investor Interest) (b) its Certificate Rate (or the method for allocating interest payments or other cash flows to such Series), if any, and (c) the Credit Enhancement Provider, if any, with respect to such Series. On the New Issuance Date, the Trustee shall authenticate and deliver any such Series of Investor Certificates only upon delivery to it of the following:
(a) a Supplement satisfying the criteria set forth in subsection 6.09(c) executed by the Transferors and specifying the Principal Terms of such Series,
(b) the applicable Credit Enhancement, if any, (c) the agreement, if any, pursuant to which the Credit Enhancement Provider agrees to provide the Credit Enhancement, if any, (d) a Tax Opinion with respect to the issuance of such Series, (e) written confirmation from each Rating Agency that the New Issuance will not result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Series as to which it is a Rating Agency and (f) an Officer's Certificate signed by a Vice President (or any more senior officer) of the Transferors, that on the New Issuance Date (i) the Transferors, after giving effect to the New Issuance, would not be required to add Additional Accounts pursuant to subsection 2.06(a) and (ii) after giving effect to such New Issuance, the Transferor Interest would be at least equal to the Minimum Transferor Interest. Upon satisfaction of such conditions, the Trustee shall cancel the existing Transferor Certificate or applicable Investor Certificates, as the case may be, and issue, as provided above, such Series of Investor Certificates and a new Transferor Certificate, dated the New Issuance Date.
There is no limit to the number of New Issuances that may be performed under this Agreement.

            (c) In conjunction with a New Issuance, the parties hereto shall execute a Supplement, which shall specify the relevant terms with respect to any newly issued Series of Investor Certificates, which may include without limitation: (i) its name or designation, (ii) an Initial Investor Interest or the method of calculating the Initial Investor Interest, (iii) the method of determining any Adjusted Investor Interest, if applicable, (iv) the Certificate Rate (or formula for the determination thereof), (v) the Closing Date, (vi) each rating agency rating such Series, (vii) the name of the Clearing Agency, if any, (ix) the rights of the Holder of the Transferor Certificate that have been transferred to the Holders of such Series pursuant to such New Issuance (including any rights to allocations of Collections of Finance Charge Receivables and Principal Receivables), (x) the interest payment date or dates and the date or dates from which interest shall accrue, (xi) the periods during which or dates on which principal will be paid or accrued, (xii) the method of allocating Collections with respect to Principal Receivables for such Series and, if applicable, with respect to other Series and the method by which the principal amount of Investor Certificates of such and the method for allocating Collections with respect to Finance Charge Receivables and Receivables in Defaulted Accounts, (xiii) any other Collections with respect to Receivables or other amounts available to be paid with respect to such Series, (xiv) the names of any accounts to be used by such Series and the terms governing the operation of any such account and use of moneys therein,
(xv) the Series Servicing Fee and the Series Servicing Fee Percentage, (xvi) the Minimum Transferor Interest and, the Series Termination Date, (xvii) the terms of any Credit Enhancement with respect to such Series, and the Credit Enhancement Provider, if applicable, (xviii) the base rate applicable to such Series, (xix) the terms on which the Certificates of such Series may be repurchased or remarketed to other investors, (xx) any deposit into any account provided for such Series, (xxi) the number of Classes of such Series, and if more than one Class, the rights and priorities of each such Class, (xxii) whether Interchange or other fees will be included in the funds available to be paid for such Series, (xxiii) the priority of any Series with respect to any other Series, (xxiv) the Minimum Aggregate up, (xxvi) whether such Series will or may be a Paired Series and the Series with which it will be paired, if applicable, and (xxvii) any other relevant terms of such Series (including whether or not such Series will be pledged as collateral for an issuance of any other securities, including commercial paper) (all such terms, the "Principal Terms" of such Series). The terms of such Supplement may modify or amend the terms of this Agreement solely as applied to such new Series. If on the date of the issuance of such Series there is issued and outstanding one or more Series of Investor Certificates and no Series of Investor Certificates is currently rated by a Rating Agency, then as a condition to such New Issuance a nationally recognized investment banking firm or commercial bank shall also deliver to the Trustee an officer's certificate stating, in substance, that the New Issuance will not have an adverse effect on the timing or distribution of payments to such other Series of Investor Certificates then issued and outstanding.

            (d) The Transferors may instruct the Trustee and upon receipt of such instruction, the Trustee shall alter the Transferor Certificate to provide for one or more additional certificates (each a "Supplemental Certificate"), the terms of which shall be defined in a supplement to this Agreement (which supplement shall be subject to subsection 13.01(a) only to the extent that it amends any of the terms of this Agreement), to be delivered to or upon the order of the Transferors (or the Holder of a Supplemental Certificate, in the case of the transfer or exchange thereof, as provided below), upon satisfaction of the following conditions:

            (i) The Transferors shall have given written notice to each Rating Agency of such Supplemental Certificate issuance;

            (ii) the Transferor Interest (excluding the interest represented by any Supplemental Certificate) shall not be less than 2% of the total amount of Principal Receivables as of the date of, and after giving effect to, such issuance; and

            (iii) if any Series of Investor Certificates are outstanding that were characterized as debt at the time of their issuance, the Transferors shall have delivered to the Trustee and each Rating Agency an opinion of counsel, dated the date of such issuance, to the effect that such issuance does not adversely affect the conclusions reached in any of the Tax Opinions delivered in connection with the issuance of any applicable Series of Certificates.

Any Supplemental Certificate may be transferred only upon satisfaction of the conditions set forth in clause (ii) above.

            (e) The Transferor Certificate (or any interest therein) may be transferred to a Person which is a member of the "affiliated group" of which the Corporation is the "common parent" (as such terms are defined in Section 1504(a) of the Code); provided that (i) if any Series of Investor Certificates are outstanding that were characterized as debt at the time of their issuance, the Transferors shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the date of such transfer, with respect thereto, and (ii) any such transferee shall be deemed to be a "Transferor" for purposes of Sections
7.04 and 9.02.

            Section 6.10 Book-Entry  Certificates . Unless otherwise provided in
                         ------------------------
any related Supplement, the Investor Certificates, upon original issuance, shall be issued in the form of typewritten Certificates representing the Book-Entry Certificates, to be delivered to the depository specified in such Supplement (the "Depository") which shall be the Clearing Agency or Foreign Clearing Agency, by or on behalf of such Series. The Investor Certificates of each Series shall, unless otherwise provided in the related Supplement, initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency or Foreign Clearing Agency. No Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the related Series of Investor Certificates, except as provided in Section 6.12. Unless and until definitive, fully registered Investor Certificates of any Series ("Definitive Certificates") have been issued to Certificate Owners pursuant to Section 6.12:

            (i) the provisions of this Section 6.10 shall be in full force and effect with respect to each such Series;

            (ii) the Transferors, the Servicer, the Paying Agent, the Transfer Agent and Registrar and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions on the Investor Certificates of each such Series) as the authorized representatives of the Certificate Owners;

            (iii) to the extent that the provisions of this Section 6.10 conflict with any other provisions of this Agreement, the provisions of this Section 6.10 shall control with respect to each such Series; and

            (iv) the rights of Certificate Owners of each such Series shall be exercised only through the Clearing Agency or Foreign Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency or Foreign Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement applicable to a Series, unless and until Definitive Certificates of such Series are issued pursuant to Section 6.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Investor Certificates to such Clearing Agency Participants.

            Section 6.11 Notices to Clearing  Agency . Whenever  notice or other
                         ---------------------------
communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 6.12, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Investor Certificates to the Clearing Agency or Foreign Clearing Agency for distribution to Holders of Investor Certificates.

            Section 6.12  Definitive  Certificates . If (i) (A) the  Transferors
                          ------------------------
advise the Trustee in writing that the Clearing Agency or Foreign Clearing Agency is no longer willing or able to discharge properly its responsibilities under the applicable Depository Agreement, and (B) the Trustee is or the Transferors are unable to locate a qualified successor, (ii) the Transferors, at their option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or Foreign Clearing Agency with respect to any Series of Certificates or (iii) after the occurrence of a Servicer Default, Certificate Owners of a Series representing beneficial interests aggregating not less than 50% of the Investor Interest of such Series advise the Trustee and the applicable Clearing Agency or Foreign Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency or Foreign Clearing Agency is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners of such Series, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Series requesting the same. Upon surrender to the Trustee of the Investor Certificates of such Series by the applicable Clearing Agency or Foreign Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency or Foreign Clearing Agency for registration, the Trustee shall issue the Definitive Certificates of such Series. Neither the Transferors nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates of such Series all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency or Foreign Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of the Definitive Certificates of such Series as Certificateholders of such Series hereunder.
            Section 6.13 Global Certificate; Euro-Certificate Exchange Date . If
                         --------------------------------------------------
specified in the related Supplement for any Series, the Investor Certificates may be initially issued in the form of a single temporary Global Certificate (the "Global Certificate") in bearer form, without interest coupons, in the denomination of the Initial Investor Interest and substantially in the form attached to the related Supplement. Unless otherwise specified in the related Supplement, the provisions of this Section 6.13 shall apply to such Global Certificate. The Global Certificate will be authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Certificates. The Global Certificate may be exchanged in the manner described in the related Supplement for Registered or Bearer Certificates in definitive form.

            Section 6.14 Meetings of Certificateholders .
                         ------------------------------

            To the extent provided by the Supplement for any Series issued in whole or in part in Bearer Certificates, the Servicer or the Trustee may at any time call a meeting of the Certificateholders of such Series, to be held at such time and at such place as the Servicer or the Trustee, as the case may be, shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of, any covenant or condition set forth in this Agreement with respect to such Series or in the Certificates of such Series, subject to
Section 13.01 of this Agreement.

            Section 6.15  Uncertificated  Classes . Notwithstanding  anything to
                          -----------------------
the contrary contained in this Article VI or in Article XII, unless otherwise specified in any Supplement, any provisions contained in this Article VI and in
Article XII relating to the registration, form, execution, authentication, delivery, presentation, cancellation and surrender of Certificates shall not be applicable to any uncertificated Certificates.


                             [End of Article VI]

                                 ARTICLE VII

                             OTHER MATTERS RELATING
                               TO EACH TRANSFEROR

            Section 7.01 Liability of each Transferor . Each Transferor shall be
                         ----------------------------
liable in accordance herewith to the extent of the obligations specifically undertaken by the Transferor.

            Section  7.02  Merger  or  Consolidation  of, or  Assumption  of the
                           -----------------------------------------------------
Obligations of, a Transferor .
- ----------------------------

            (a) A Transferor shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

            (i) the Person formed by such consolidation or into which such Transferor is merged or the Person which acquires by conveyance or transfer the properties and assets of such Transferor substantially as an entirety shall be, if such Transferor is not the surviving entity, organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall be a national banking association, state banking corporation or other entity which is not subject to the bankruptcy laws of the United States of America and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant and obligation of such Transferor, as applicable hereunder, and shall benefit from all the rights granted to such Transferor, as applicable hereunder. To the extent that any right, covenant or obligation of a Transferor, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity. In furtherance hereof, in applying this Section 7.02 to a successor entity,
      Section 9.02 hereof shall be applied by reference to events of involuntary liquidation, receivership or conservatorship applicable to such successor entity as shall be set forth in the officer's certificate described in subsection 7.02(a) (ii);

            (ii) such Transferor shall have delivered to the Trustee an Officer's Certificate signed by a Vice President (or any more senior officer) of such Transferor stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this
      Section 7.02 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding; and

            (iii) such Transferor shall have delivered notice to each Rating Agency of such consolidation, merger, conveyance or transfer.

            (b) The obligations of a Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of a Transferor hereunder except for mergers, consolidations, assumptions or transfers in accordance with the provisions of the foregoing paragraph.

            Section  7.03  Limitation  on Liability . The  directors,  officers,
                           ------------------------
employees or agents of any Transferor shall not be under any liability to the Trust, the Trustee, the Certificateholders, any Credit Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificates; provided,
                                                                       --------
however,  that  this  provision  shall  not  protect  the  officers,  directors,
- -------
employees, or agents of any Transferor against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Section 7.04, the Transferor shall not be under any liability to the Trust, the Trustee, the Certificateholders, any Credit Enhancement Provider or any other Person for any action taken or for refraining from the taking of any action in its capacity as a Transferor pursuant to this Agreement or any Supplement whether arising from express or implied duties under this Agreement or any Supplement; provided,
                                                                       --------
however,  that this  provision  shall not  protect  any  Transferor  against any
- -------
liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Each Transferor and any director, officer, employee or agent of each Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person
                     ----- -----
respecting any matters arising hereunder.

            Section 7.04  Liabilities  .  Notwithstanding  any provision of this
                          -----------
Agreement (including without limitation Sections 3.02, 7.03, 8.03, 8.04 and 11.11), by entering into this Agreement, each Transferor agrees, without duplication, to be liable, directly to the injured party, for the entire amount of any losses, claims, damages or liabilities (other than those incurred by an Investor Certificateholder in the capacity of an investor in the Investor Certificates) arising out of or based on each of the arrangements created by this Agreement and the actions of the Servicer taken pursuant hereto (to the extent any property of the Trust is remaining after the Investor Certificateholders and Credit Enhancement providers have been paid in full are insufficient to pay such losses, claims, damages or liabilities) as though this Agreement created a partnership under the New York Uniform Partnership Act in which each Transferor was a general partner. The rights to the injured party provided by this Section 7.04 shall run directly to and be enforceable by such party subject to the limitations hereof. In the event of the appointment of a Successor Servicer, the Successor Servicer will (from its own assets and not from the assets of the Trust) indemnify and hold harmless each Transferor against and from any losses, claims, damages and liabilities of such Transferor as described in this Section arising from the actions or omissions of such Successor Servicer.

                              [End Of Article VII]

                                  ARTICLE VIII

                             OTHER MATTERS RELATING
                               TO THE SERVICER

            Section  8.01  Liability  of the  Servicer . The  Servicer  shall be
                           ---------------------------
liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer in such capacity herein.

            Section  8.02  Merger  or  Consolidation  of, or  Assumption  of the
                           -----------------------------------------------------
Obligations of, the Servicer . The Servicer shall not consolidate  with or merge
- ----------------------------
into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

            (i) the Person formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall be a state or national banking association or other entity which is not subject to the bankruptcy laws of the United States of America and, if the Servicer is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee in form satisfactory to the Trustee, the performance of every covenant and obligation of the Servicer hereunder (to the extent that any right, covenant or obligation of the Servicer, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity);

            (ii) the Servicer shall have delivered to the Trustee an Officer's Certificate that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 8.02 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding with respect to the Servicer; and

            (iii) the Servicer shall have delivered notice to the Rating Agency of such consolidation, merger, conveyance or transfer.

            Section  8.03  Limitation  on Liability of the Servicer and Others .
                           ---------------------------------------------------
The directors, officers, employees or agents of the Servicer shall not be under any liability to the Trust, the Trustee, the Certificateholders, any Credit Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificates; provided, however, that this provision shall not protect the
               --------   -------
directors, officers, employees and agents of the Servicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Section 8.04 with respect to the Trust and the Trustee, its officers, directors, employees and agents, the Servicer shall not be under any liability to the Trust, the Trustee, its officers, directors, employees and agents, the Certificateholders or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement or any Supplement; provided, however, that this provision shall not protect the Servicer against
- --------   -------
any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties hereunder or under any Supplement. The Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters
- ----- -----
arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability.

            Section 8.04 Servicer Indemnification of the Trust and the Trustee .
                         -----------------------------------------------------
The Servicer shall indemnify and hold harmless the Trust and the Trustee, its officers, directors, employees and agents, from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to activities of the Trust or the Trustee pursuant to this Agreement or any Supplement, including, but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Servicer shall not indemnify the Trustee if such
- --------   -------
acts, omissions or alleged acts or omissions constitute or are caused by fraud, negligence, or willful misconduct by the Trustee; provided further, that the Servicer shall not indemnify the Trust, the Investor Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the request of the Investor Certificateholders; provided further, that the Servicer shall not indemnify the
                     -------- -------
Trust, the Investor Certificateholders or the Certificate Owners as to any losses, claims or damages incurred by any of them in their capacities as investors, including without limitation losses incurred as a result of Defaulted Accounts or Receivables which are written off as uncollectible; and provided
                                                                        --------
further,  that  the  Servicer  shall  not  indemnify  the  Trust,  the  Investor
- -------
Certificateholders  or the  Certificate  Owners  for any  liabilities,  costs or

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

expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation, any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Investor Certificateholders or the Certificate Owners in connection herewith to any taxing authority. Any such indemnification shall not be payable from the assets of the Trust. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof and shall survive the termination of this Trust and the resignation or removal of the Trustee.

            Section 8.05 The  Servicer  Not to Resign . The  Servicer  shall not
                         ----------------------------
resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel and as to clause (ii) by an Officer's Certificate, each to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section
10.02 hereof. If the Trustee is unable within 120 days of the date of such determination to appoint a Successor Servicer, the Trustee shall serve as Successor Servicer hereunder.

            Section  8.06  Access  to  Certain   Documentation  and  Information
                           -----------------------------------------------------
Regarding the  Receivables . The Servicer shall provide to the Trustee access to
- --------------------------
the documentation regarding the Accounts and the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of the Investor Certificateholders, or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Servicer's normal security and confidentiality procedures and (iv) at offices designated by the Servicer. Nothing in this Section 8.06 shall derogate from the obligation of any Transferor, the Trustee or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section 8.06 as a result of such obligations shall not constitute a breach of this Section 8.06.

            Section  8.07  Delegation  of  Duties . In the  ordinary  course  of
                           ----------------------
business, the Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Credit Card Guidelines. Any such delegations shall not relieve the Servicer of its liability

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

and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 8.05 hereof. Notification of any such delegation shall be given to each Rating Agency.

            Section 8.08 Examination of Records . The Servicer shall clearly and
                         ----------------------
unambiguously identify each Account (including any Additional Account designated pursuant to Section 2.06) in its computer or other records to reflect that the Receivables arising in such Account have been conveyed to the Trust pursuant to this Agreement. The Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.

                            [End of Article VIII]

                                   ARTICLE IX

                                 PAY OUT EVENTS

            Section  9.01 Pay Out  Events . If any one of the  following  events
                          ---------------
(each, a "Trust Pay Out Event") shall occur:

            (a) any Transferor or other Holder of the Transferor Certificate shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Transferor or other Holder of the Transferor Certificate or all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against any Transferor or other Holder of the Transferor Certificate; or any Transferor or other Holder of the Transferor Certificate shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations (any such event, an "Insolvency Event");

            (b) any Transferor shall become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement; or

            (c) the Trust shall become subject to regulation by the Securities and Exchange Commission as an "investment company" within the meaning of the Investment Company Act;

then a Pay Out Event with respect to all Series of Certificates shall occur without any notice or other action on the part of the Trustee or the Investor Certificateholders immediately upon the occurrence of such event.

            Section 9.02 Additional Rights upon the Occurrence of Certain
                         ------------------------------------------------
Events. (a) If an  Insolvency  Event occurs with respect to any  Transferor or
- ------
other Holder of the Transferor Certificate, each Transferor shall on the day any such Insolvency Event occurs (the "Appointment Date"), immediately cease to
                                   ----------------
transfer Principal Receivables and Discount Option Receivables to the Trust and shall promptly give notice to the Trustee thereof. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables and Discount Option Receivables, Principal Receivables and Discount Option Receivables transferred to the Trust prior to the occurrence of such Insolvency Event,
Collections in respect of such Principal Receivables, Discount Option Receivables and Finance Charge Receivables (whenever created) accrued in respect of such Principal Receivables and Discount Option Receivables shall continue to be a part of the Trust. Upon the Appointment Date, this Agreement and the Trust shall terminate, subject to the liquidation, winding-up and dissolution procedures described below. Within 15 days of the Appointment Date, the Trustee shall (i) publish a notice in an Authorized Newspaper that an Insolvency Event has occurred, that the Trust has terminated and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables on commercially reasonable terms and in a commercially reasonable manner and (ii) give notice to Certificateholders and other interested persons described below describing the provisions of this Section and requesting instructions from such Holders. Unless the Trustee shall have received instructions within 60 days from the date notice pursuant to clause (i) above is first published from (x) Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of each Series or, with respect to any Series with two or more Classes, of each Class, and (y) any Transferor (other than the Transferor that is the subject of such Insolvency Event), and each holder of an interest in the Transferor Interest (including any Holder of a Supplemental Certificate) not subject to the Insolvency Event (including any permitted successor or assignee under Section 7.02) and (z) each Person designated by any Transferor to the Trustee in an Officer's Certificate or Series Supplement prior to the occurrence of the Insolvency Event, to the effect that such Persons disapprove of the liquidation of the Receivables and wish to reconstitute the Trust pursuant to the terms of this Agreement (as amended in connection with such reconstitution), the Trustee shall promptly sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. The Trustee may obtain a prior determination from any such conservator, receiver or liquidator of a Transferor or other Holder of the Transferor Certificate that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 9.01 and 9.02 shall not be deemed to be mutually exclusive.

            (b) The proceeds from the sale, disposition or liquidation of the Receivables and any Participation Interests pursuant to paragraph (a) ("Insolvency Proceeds") shall be immediately deposited in the Collection
  --------------------
Account. The Trustee shall determine conclusively the amount of the Insolvency Proceeds which are deemed to be Finance Charge Receivables and Principal Receivables, allocating Insolvency Proceeds to Finance Charge Receivables and Principal Receivables in the same proportion as the amount of Finance Charge Receivables and Principal Receivables bear to one another on the prior Determination Date. The Insolvency Proceeds shall be allocated in accordance with the terms of Article IV of each Supplement and distributed to Investor Certificateholders in accordance with the terms of each Supplement.

            (c) The Trustee may appoint an agent or agents to assist with its responsibilities pursuant to this Article IX with respect to competitive bids.

                             [End of Article IX]

                                  ARTICLE X

                              SERVICER DEFAULTS

            Section 10.01  Servicer Defaults .  If any one of the following
                           -----------------
events (a "Servicer Default") shall occur and be continuing:

            (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Trustee pursuant to Article IV or to instruct the Trustee to make any required drawing, withdrawal, or payment under any Credit Enhancement on or before the date occurring 10 Business Days after the date such payment, transfer, deposit withdrawal or drawing or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement;

            (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer set forth in this Agreement, which has a material adverse effect on the Investor Certificateholders of any Series and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Investor Interest of any Series adversely affected thereby and continues to materially adversely affect such Investor Certificateholders for such period; or the Servicer shall delegate its duties under this Agreement, except as permitted by Section 8.07;

            (c) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Investor Certificateholders of any Series and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Investor Interest of any Series adversely affected thereby and continues to materially adversely affect such Investor Certificateholders for such period; or

            (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, so long as such Servicer Default shall not have been remedied, either the Trustee, or the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Investor Interest, by notice then given in writing to the Servicer (and to the Trustee if given by the Investor Certificateholders) (a "Termination Notice"), may terminate all of the rights and obligations of the Servicer as Servicer under this Agreement. After receipt by the Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 10.02, all authority and power of the Servicer under this Agreement shall pass to and be vested in a Successor Servicer; and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights and obligations. The Servicer agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder including, without limitation, the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, the Finance Charge Account, the Principal Account, and any Series Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer and in enforcing all rights to Insurance Proceeds and Interchange (if any) applicable to the Trust. The Servicer shall promptly transfer its electronic records or electronic copies thereof relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 10.01 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interests. The Servicer shall, on the date of any servicing transfer, transfer all of its rights and obligations under the Credit Enhancement with respect to any Series to the Successor Servicer.

            Notwithstanding the foregoing,  a delay in or failure of performance referred to in subsection 10.01(a) for a period of 10 Business Days or under subsection 10.01(b) or (c) for a period of 60 Business Days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion, riot or sabotage, epidemics, landslides, lightning, fire, hurricanes, tornadoes, earthquakes, nuclear disasters or meltdowns, floods, power outages or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Trustee, any Credit Enhancement Provider, each Transferor and the Holders of Investor Certificates with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts so to perform its obligations.

            Section 10.02  Trustee to Act; Appointment of Successor .
                           ----------------------------------------

            (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 10.01, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Trustee, until a date mutually agreed upon by the Servicer and Trustee. The Trustee shall notify each Rating Agency of such removal of the Servicer. The Trustee shall, as promptly as possible after the giving of a Termination Notice appoint a successor servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. The Trustee may obtain bids from any potential successor servicer. If the Trustee is unable to obtain any bids from any potential successor servicer and the Servicer delivers an Officer's Certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a Termination Notice, and if the Trustee is legally unable to act as Successor Servicer, then the Trustee shall notify each Credit Enhancement Provider of the proposed sale of the Receivables and shall provide each such Credit Enhancement Provider an opportunity to bid on the Receivables and shall offer each Transferor the right of first refusal to acquire the Receivables transferred by such Transferor on terms equivalent to the best purchase offer as determined by the Trustee, but in no event less than an amount equal to the Aggregate Investor Interest on the date of such acquisition plus all interest accrued but unpaid on all of the
                           ----
outstanding Investor Certificates at the applicable Certificate Rate through the date of such acquisition; provided, however, that if the short-term deposits or
                           --------  -------
long-term unsecured debt obligations of such Transferor (or if neither such deposits nor such obligations of such Transferor are rated by Moody's, if Moody's is a Rating Agency with respect to any Series of Certificates outstanding, then of the holding company of such Transferor so long as such holding company shall be BankAmerica Corporation) are not rated at the time of such acquisition at least P-3 or Baa3, respectively, by Moody's, if Moody's is a Rating Agency with respect to any Series of Certificates outstanding, no such acquisition by such Transferor shall occur unless such Transferor shall deliver an Opinion of Counsel reasonably acceptable to the Trustee that such acquisition would not constitute a fraudulent conveyance by such Transferor. The proceeds of such purchase or acquisition shall be deposited in the Distribution Account or any Series Account, as provided in the related Supplement, for distribution to the Investor Certificateholders of each outstanding Series pursuant to Section
12.03 of this Agreement. In the event that a Successor Servicer has not been appointed and has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee without further action shall automatically be appointed the Successor Servicer. Notwithstanding the above, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established financial institution having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital requirements, having a net worth of not less than $50,000,000 and whose regular business includes the servicing of VISA or MasterCard credit card receivables as the Successor Servicer hereunder.

            (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of each Credit Enhancement.

            (c) In connection with such appointment and assumption, the Trustee shall be entitled to such compensation, or may make such arrangements for the compensation of the Successor Servicer out of Collections, as it and such Successor Servicer shall agree; provided, however, that no such compensation
                                  --------   -------
shall be in excess of the Servicing  Fee  permitted to the Servicer  pursuant to
Section 3.02. Each Transferor agrees that if the Servicer is terminated hereunder, it will agree to deposit with the Trustee a portion of the Collections in respect of Finance Charge Receivables that it is entitled to receive pursuant to Article IV to pay its share of the compensation of the Successor Servicer.

            (d) All authority and power granted to the Successor  Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.01 and shall pass to and be vested in the Transferors and, without limitation, the Transferors are hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Transferors in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to the Transferors in such electronic form as the Transferors may reasonably request and shall transfer all other records, correspondence and documents to the Transferors in the manner and at such times as the Transferors shall reasonably request. To the extent that compliance with this Section 10.02 shall require the Successor Servicer to disclose to the Transferors information of any kind which the Successor Servicer deems to be confidential, the Transferors shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

            Section  10.03  Notification  to  Certificateholders  .  Within  two
                            ------------------------------------
Business Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give prompt written notice thereof to the Trustee, Standard & Poor's, Moody's and any Credit Enhancement Provider and the Trustee shall give notice to the Investor Certificateholders at their respective addresses appearing in the Certificate Register. Upon any termination or appointment of a Successor Servicer pursuant to this Article X, the Trustee shall give prompt written notice thereof to Investor Certificateholders at their respective addresses appearing in the Certificate Register.

            Section  10.04  Waiver of Past  Defaults . The  Holders of  Investor
                            ------------------------
Certificates evidencing Undivided Interests aggregating not less than 66 % of the Investor Interest of each Series adversely affected by any default by the Servicer or Transferor may, on behalf of all Certificateholders of such Series, waive any default by the Servicer or Transferor in the performance of its obligations hereunder and its consequences, except a default in the failure to make any required deposits or payments of interest or principal relating to such Series pursuant to Article IV which default does not result from the failure of the Paying Agent to perform its obligations to make any required deposits or payments of interest and principal in accordance with Article IV. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                               [End of Article X]

                                   ARTICLE XI

                                 THE TRUSTEE

            Section 11.01 Duties of Trustee .
                          -----------------

            (a) The Trustee, prior to the occurrence of any Servicer Default and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Responsible Officer has received written notice that a Servicer Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they substantially conform to the requirements of this Agreement.

            (c) Subject to subsection 11.01(a), no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided,
                                                                       --------
however, that:
- -------

            (i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

            (ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Interest of any Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee in relation to such Series, under this Agreement; and

            (iii) the Trustee shall not be charged with knowledge of any failure by the Servicer referred to in clauses (a) and (b) of Section 10.01 unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer or any Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 10% of the Investor Interest of any Series adversely affected thereby.

            (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

            (e) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to impair the interests of the Trust in any Receivable now existing or hereafter created or to impair the value of any Receivable now existing or hereafter created.

            (f) Except as provided in this subsection 11.01(f), the Trustee shall have no power to vary the corpus of the Trust including, without limitation, the power to (i) accept any substitute obligation for a Receivable initially assigned to the Trust under Section 2.01 or 2.06 hereof, (ii) add any other investment, obligation or security to the Trust, except for an addition permitted under Section 2.06 or (iii) withdraw from the Trust any Receivables, except for a withdrawal permitted under Sections 2.07, 9.02, 10.02, 12.01 or
12.02 or subsections 2.04(d), 2.04(e) or Article IV.

            (g) Subject to subsection 11.01(d) above, in the event that the Paying Agent or the Transfer Agent and Registrar (if other than the Trustee) shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly to perform such obligation, duty or agreement in the manner so required.

            (h) If any Transferor has agreed to transfer any of its credit card receivables (other than the Receivables) to another Person, upon the written request of such Transferor, the Trustee will enter into such intercreditor agreements with the transferee of such receivables as are customary and necessary to identify separately the rights, if any, of the Trust and such other Person in such Transferor's credit card receivables; provided, that the Trust
                                                       --------
shall not be required to enter into any intercreditor agreement which could adversely affect the interests of such Certificateholders and, upon the request of the Trustee, the Transferor will deliver an Opinion of Counsel on any matters relating to such intercreditor agreement, reasonably requested by the Trustee.

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

            Section 11.02  Certain Matters Affecting the Trustee .  Except as
                           -------------------------------------
otherwise provided in Section 11.01:

            (a) the Trustee may rely on and shall be protected in acting on, or in refraining from acting in accord with, any assignment of Receivables in Additional Accounts, the initial report, the monthly Servicer's certificate, the annual Servicer's certificate, the monthly payment instructions and notification to the Trustee, the monthly Certificateholder's statement, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

            (b) the Trustee may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

            (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Credit Enhancement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders or any Credit Enhancement Provider, pursuant to the provisions of this Agreement, unless such Certificateholders or Credit Enhancement Provider shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of any Servicer Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement and any Credit Enhancement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

            (d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (e) the Trustee shall not be bound to make any investigation into the facts of matters stated in any assignment of Receivables in Additional Accounts, the initial report, the monthly Servicer's certificate, the annual Servicer's certificate, the monthly payment instructions and notification to the Trustee, the monthly Certificateholder's statement, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Interest of any Series;

            (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder; and

            (g) except as may be required by subsection 11.01(a), the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by each Transferor with its representations and warranties or for any other purpose.

            Section 11.03 Trustee Not Liable for Recitals in  Certificates . The
                          ------------------------------------------------
Trustee assumes no responsibility for the correctness of the recitals contained in this Agreement and in the Certificates (other than the certificate of authentication on the Certificates). Except as set forth in Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document. The Trustee shall not be accountable for the use or application by any Transferor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to any Transferor or to the holder of the Transferor Certificate in respect of the Receivables or deposited in or withdrawn from the Collection Account, the Principal Account or the Finance Charge Account, or any Series Account by the Servicer.

            Section  11.04  Trustee  May Own  Certificates  . The Trustee in its
                            ------------------------------
individual or any other capacity may become the owner or pledgee of Investor Certificates or Supplemental Certificates with the same rights as it would have if it were not the Trustee.

            Section 11.05 The Servicer to Pay Trustee's  Fees and Expenses . The
                          ------------------------------------------------
Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the Trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, subject to Section 8.04, the Servicer will pay or reimburse the Trustee (without reimbursement from any Investor Account, any Series Account or otherwise) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement except any such expense, disbursement or advance as may arise from its own negligence or bad faith and except as provided in the following sentence. If the Trustee is appointed Successor Servicer pursuant to Section 10.02, the provisions of this Section 11.05 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer.

            The obligations of the Servicer under this Section 11.05 shall survive the termination of the Trust and the resignation or removal of the Trustee.

            Section  11.06  Eligibility  Requirements  for Trustee . The Trustee
                            --------------------------------------
hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a long-term unsecured debt rating of at least Baa3 by Moody's and BBB- by Standard & Poor's having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this
Section 11.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.07.

            Section 11.07 Resignation or Removal of Trustee .
                          ---------------------------------

            (a) The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.06 hereof and shall fail to resign after written request therefor by the Transferors, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the

Transferors may, but shall not be required to, remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

            (c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.08 hereof and any liability of the Trustee arising hereunder shall survive such appointment of a successor trustee.

            Section 11.08  Successor Trustee .
                           -----------------

            (a) Any successor trustee appointed as provided in Section 11.07 hereof shall execute, acknowledge and deliver to the Transferors and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents and statements held by it hereunder, and the Transferors and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

            (b) No successor trustee shall accept appointment as provided in this Section 11.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.06 hereof and shall be an Eligible Servicer, and, if Standard & Poor's is then a Rating Agency, unless Standard & Poor's shall have consented to such appointment.

            (c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.08, such successor trustee shall mail notice of such succession hereunder to all Certificateholders at their addresses as shown in the Certificate Register.

            Section 11.09 Merger or  Consolidation  of Trustee . Any Person into
                          ------------------------------------
which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be eligible under the provisions of Section 11.06 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 11.10  Appointment of Co-Trustee or Separate Trustee .
                           ---------------------------------------------

            (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the trust, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 11.08 hereof.

            (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

            (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

            (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

            (d) Any separate trustee or co-trustee may at any time constitute the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 11.11 Tax Returns . In the event the Trust shall be required
                          -----------
to file tax returns, the Trustee, as soon as practicable after it is made aware of such requirement, shall prepare or cause to be prepared any tax returns required to be filed by the Trust and, to the extent possible, shall file such returns at least five days before such returns are due to be filed. The Trustee is hereby authorized to sign any such return on behalf of the Trust. The Servicer shall prepare or shall cause to be prepared all tax information required by law to be distributed to Certificateholders and shall deliver such information to the Trustee at least five days prior to the date it is required by law to be distributed to Certificateholders. The Servicer, upon request, will furnish the Trustee with all such information known to the Servicer as may be reasonably required in connection with the preparation of all tax returns of the Trust. In no event shall the Trustee or the Servicer be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation federal, state, local or foreign income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

            Section  11.12  Trustee May Enforce  Claims  Without  Possession  of
                            ----------------------------------------------------
Certificates  . All  rights of action and claims  under  this  Agreement  or any
- ------------
Series of Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of any Series of Certificateholders in respect of which such judgment has been obtained.

            Section 11.13 Suits for  Enforcement  . If a Servicer  Default shall
                          ----------------------
occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Section 10.01 and 11.14, proceed to protect and enforce its rights and the rights of any Series of Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or any Series of Certificateholders.

            Section  11.14  Rights of  Certificateholders  to  Direct  Trustee.
                            --------------------------------------------------
Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Investor Interest (or, with respect to any remedy, trust or power that does not relate to all Series, 50% of the Aggregate Investor Interest of the Investor Certificates of all Series to which such remedy, trust or power relates) shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to
                                             --------  -------
Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided further that nothing in this Agreement shall impair the
                -------- -------
right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of such Holders of Investor Certificates.

            Section  11.15  Representations  and  Warranties  of  Trustee  . The
                            ---------------------------------------------
Trustee represents and warrants that:

            (i) the Trustee is a national banking association organized, existing and authorized to engage in the business of banking under the laws of the United States of America;

            (ii) the Trustee has full power, authority and right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

            (iii) this Agreement has been duly executed and delivered by the Trustee.

            Section  11.16  Maintenance  of Office or Agency . The Trustee  will
                            --------------------------------
maintain at its expense in the Borough of Manhattan, the City of New York an office or offices, or agency or agencies, where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially appoints First Trust of New York, National Association, 100 Wall Street, Suite 1600, New York, New York 10005 as its office for such purposes in the Borough of Manhattan, the city of New York. The Trustee will give prompt written notice to the Servicer and to Certificateholders (or in the case of Holders of Bearer Certificates, in the manner provided for in the related Supplement) of any change in the location of the Certificate Register or any such office or agency.

                             [End of Article XI]

                                 ARTICLE XII

                                 TERMINATION

            Section 12.01 Termination of Trust.
                          --------------------

            (a) The respective obligations and responsibilities of each Transferor, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Certificateholders as hereafter set forth) shall terminate, except with respect to the duties described in
Section 11.05 and subsections 2.04(c) and 12.03(b), on the Trust Termination Date; provided, however, that the Trust shall not terminate on the date
       --------   -------
specified in clause (i) of the definition of "Trust Termination Date" if each of the Servicer and the Holder of the Transferor Certificate notify the Trustee in writing, not later than five Business Days preceding such date, that they desire that the Trust not terminate on such date, which notice (such notice, a "Trust Extension") shall specify the date on which the Trust shall terminate (such date, the "Extended Trust Termination Date"); provided, however, that the
                                                   --------   -------
Extended Trust Termination Date shall be not later than June 30, 2036. The Servicer and the Holder of the Transferor Certificate may, on any date following the Trust Extension, so long as no Series of Certificates is outstanding, deliver a notice in writing to the Trustee changing the Extended Trust Termination Date.

            (b) All principal or interest with respect to any Series of Investor Certificates shall be due and payable no later than the Series Termination Date with respect to such Series. Unless otherwise provided in a Supplement, in the event that the Investor Interest of any Series of Certificates is greater than zero on its Series Termination Date (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal to be made on such Series on such date), the Trustee will sell or cause to be sold, and pay the proceeds first, to all
                                                                  -----
Certificateholders of such Series pro rata and in accordance with the priority for each Class within such Series as provided in the related Supplement, in final payment of all principal of and accrued interest on such Series of Certificates, and second, as provided in the related Supplement, an amount of
                   ------
Principal Receivables and the related Finance Charge Receivables (or interests therein) up to 110% of the sum of the Investor Interest of such Series plus the Enhancement Invested Amount or the Collateral Interest (if not included in the Investor Interest) of such Series, if any, at the close of business on such date (but not more than the applicable Investor Percentage of Principal Receivables and the related Finance Charge Receivables on such date for such Series). The Trustee shall notify each Credit Enhancement Provider of the proposed sale of such Receivables and shall provide each Credit Enhancement Provider an opportunity to bid on such Receivables. Each Transferor shall be permitted to acquire such Receivables, to the extent arising in Accounts owned by such Transferor and shall have a right of first refusal with respect thereto. Any proceeds of such sale in excess of such principal and interest paid and such other amounts paid pursuant to the related Supplement shall be paid to the Holder of the Transferor Certificate. Upon such Series Termination Date with respect to the applicable Series of Certificates, final payment of all amounts allocable to any Investor Certificates of such Series shall be made in the manner provided in Section 12.03.

            Section  12.02  Optional  Purchase  .  (a)  If so  provided  in  any
                            ------------------
Supplement, the Transferors may, but shall not be obligated to, cause a final distribution to be made in respect of the related Series of Certificates on a Distribution Date specified in such Supplement by depositing into the Distribution Account or the applicable Series Account, not later than the Transfer Date preceding such Distribution Date, for application in accordance with Section 12.03, the amount specified in such Supplement; provided, however
                                                              --------   -------
that if the short-term deposits or long-term unsecured debt obligations of each Transferor (or, if neither such deposits nor such obligations of each Transferor are rated by Moody's, then the short-term deposits or long-term unsecured debt obligations of the holding company of each Transferor so long as such holding company is BankAmerica Corporation) are not rated at the time of such purchase of Certificates at least P-3 or Baa3, respectively, by Moody's, no such event shall occur unless each Transferor not satisfying the rating criteria described above in this subsection 12.02(a) shall deliver an Opinion of Counsel reasonably acceptable to the Trustee that such deposit into the Distribution Account or any Series Account as provided in the related Supplement would not constitute a fraudulent conveyance of such Transferor.

            (b) The amount deposited pursuant to subsection 12.02(a) shall be paid to the Investor Certificateholders of the related Series pursuant to
Section 12.03 on the related Distribution Date following the date of such deposit. All Certificates of a Series which are purchased by the Transferors pursuant to subsection 12.02(a) shall be delivered by the Transferors upon such purchase to, and be canceled by, the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferors. The Investor Interest of each Series which is purchased by the Transferors pursuant to subsection 12.02(a) shall, for the purposes of the definition of "Transferor Interest," be deemed to be equal to zero on the Distribution Date following the making of the deposit, and the Transferor Interest shall thereupon be deemed to have been increased by the Investor Interest of such Series.

            Section 12.03 Final Payment with Respect to any Series .
                          ----------------------------------------

            (a) Written notice of any termination, specifying the Distribution Date upon which the Investor Certificateholders of any Series may surrender their Certificates for payment of the final distribution with respect to such Series and cancellation, shall be given (subject to at least two Business Days' prior notice from the Servicer to the Trustee) by the Trustee to Investor

Certificateholders of such Series mailed not later than the fifth day of the month of such final distribution (or in the manner provided by the Supplement relating to such Series) specifying (i) the Distribution Date (which shall be the Distribution Date in the month (x) in which the deposit is made pursuant to
Section 9.02 or subsection 2.04(e), 10.02(a), or subsection 12.02(a) of this Agreement or such other section as may be specified in the related Supplement, or (y) in which the related Series Termination Date occurs) upon which final payment of such Investor Certificates will be made upon presentation and surrender of such Investor Certificates at the office or offices therein designated (which, in the case of Bearer Certificates, shall be outside the United States), (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Investor Certificates at the office or offices therein specified. The Servicer's notice to the Trustee in accordance with the preceding sentence shall be accompanied by an Officers' Certificate setting forth the information specified in Article V of this Agreement covering the period during the then current calendar year through the date of such notice and setting forth the date of such final distribution. The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to such Investor Certificateholders.

            (b) Notwithstanding the termination of the Trust pursuant to subsection 12.01(a) or the occurrence of the Series Termination Date with respect to any Series, all funds then on deposit in the Finance Charge Account, the Principal Account, the Distribution Account or any Series Account applicable to the related Series shall continue to be held in trust for the benefit of the Certificateholders of the related Series and the Paying Agent or the Trustee shall pay such funds to the Certificateholders of the related Series upon surrender of their Certificates (which surrenders and payments, in the case of Bearer Certificates, shall be made only outside the United States). In the event that all of the Investor Certificateholders of any Series shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice (or, in the case of Bearer Certificates, publication notice) to the remaining Investor Certificateholders of such Series upon receipt of the appropriate records from the Transfer Agent and Registrar to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one and one-half years after the second notice with respect to a Series, all the Investor Certificates of such Series shall not have been surrendered for cancellation, the Trustee may take appropriate steps or may appoint an agent to take appropriate steps, to contact the remaining Investor Certificateholders of such Series concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds in the Distribution Account or any Series Account held for the benefit of such Investor Certificateholders.

The Trustee and the Paying Agent shall pay to the Transferors upon request any monies held by them for the payment of principal or interest which remains unclaimed for two years. After payment to the Transferors, Investor
Certificateholders entitled to the money must look to the Transferors for payment as general creditors unless an applicable abandoned property law designates another Person.

            (c)  All   Certificates   surrendered   for  payment  of  the  final
distribution with respect to such Certificates and cancellation shall be canceled by the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferors.

           Section 12.04 Termination Rights of Holder of Transferor Certificate.
                         ------------------------------------------------------
Upon the termination of the Trust pursuant to Section 12.01, and after payment of all amounts due hereunder on or prior to such termination and the surrender of the Transferor Certificate, the Trustee shall execute a written reconveyance substantially in the form of Exhibit H pursuant to which it shall reconvey to the Holder of the Transferor Certificate (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all moneys due or to become due with respect to such Receivables (including all accrued interest theretofore posted as Finance Charge Receivables and all other Finance Charge Receivables) and all proceeds of such Receivables and Insurance Proceeds relating to such Receivables and Interchange (if any) allocable to the Trust pursuant to any Supplement, except for amounts held by the Trustee pursuant to subsection 12.03(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Holder of the Transferor Certificate to vest in such Holder all right, title and interest which the Trust had in the Receivables.

            Section 12.05 Defeasance.
                          ----------

            Notwithstanding  anything to the  contrary in this  Agreement or any
Supplement:

            (a) The Transferors may at their option be discharged from their obligations with respect to all of the Investor Certificates issued by the Trust or any specified Series thereof on the date the applicable conditions set forth in Section 12.05(c) are satisfied ("Defeasance"); provided, however, that the
                                     ----------     --------   -------
following rights, obligations, powers, duties and immunities shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Investor Certificates of the Trust or any specified Series thereof to receive, solely from the trust fund provided for in Section 12.05(c), payments in respect of principal of and interest on such Investor Certificates when such payments are due; (B) the Transferors' obligations with respect to such Series of

Certificates under Sections 6.03, 6.04 and 12.03; (C) the rights, powers, trusts, duties and immunities of the Trustee, the Paying Agent and the Transfer Agent and Registrar hereunder; and (D) this Section 12.05.

            (b) Subject to Section 12.05(c), the Transferors at their option may use Collections allocated to the Investor Certificates to be defeased to purchase Permitted Investments rather than additional Receivables for transfer to the Trust until such time as no Receivables remain in the Trust.

            (c) The  following  shall  be the  conditions  to  Defeasance  under
Section 12.05(a): (1) the Transferors irrevocably shall have deposited or caused to be deposited with the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust for making the payments described below (A) Dollars in an amount, or (B) Permitted Investments which through the scheduled payment or principal and interest in respect thereof will provide, not later than the due date of payment thereon, money in an amount, or (C) a combination thereof, in each case sufficient to pay and discharge, and, which shall be applied by the Trustee to pay and discharge, all remaining scheduled interest and principal payments on all outstanding Investor Certificates of the Trust or any specified Series thereof on the dates scheduled for such payments in this Agreement and the applicable Supplements and all amounts owed to the Credit Enhancement Provider for any Series if so provided in the related Supplements or agreements with such Provider; (2) prior to its first exercise of its right to substitute money or Permitted Investments for Receivables, the Transferors shall deliver to the Trustee (x) an Opinion of Counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and (y) an Opinion of Counsel with respect to such deposit and termination to the effect that it will not cause the Trust or any portion thereof to be treated as an association or publicly traded partnership taxable as a corporation; and (3) such deposit and termination of obligations will not result in a Pay Out Event for any Series.

                              [End Of Article XII]

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

            Section 13.01 Amendment.
                          ---------

            (e) This Agreement or any Supplement may be amended in writing from time to time by the Servicer, each Transferor and the Trustee, without the consent of any of the Certificateholders; provided, that such action shall not,
                                           --------
as evidenced by an Officer's Certificate from Transferor addressed and delivered to the Trustee, adversely affect in any material respect the interests of any Investor Certificateholder; provided further, that each Rating Agency shall have
                            -------- -------
notified each Transferor, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency. This Agreement or any Supplement may be amended in writing by the Servicer, each Transferor and the Trustee, without the consent of any of the Certificateholders to provide for additional Credit Enhancement or substitute Credit Enhancement with respect to a Series (so long as the amount of such substitute Credit Enhancement, unless otherwise provided in any related Supplement, is equal to the original Credit Enhancement for such Series), to change the definition of Eligible Account, to effect the designation of any Additional Transferor or to provide for the addition to the Trust of a Participation; provided, that such action shall not,
                                           --------
in the reasonable belief of each Transferor, as evidenced by an Officer's Certificate, adversely affect in any material respect the interests of any Investor Certificateholders; provided further, that each Rating Agency shall
                               --------  -------
have notified each Transferor, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency.

            (b) This Agreement or any Supplement may also be amended in writing from time to time by the Servicer, the Transferors and the Trustee with the consent of the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66 % of the Investor Interest of each outstanding Series adversely affected by such amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Supplement or modifying in any manner the rights of Investor Certificateholders of any Series then issued and outstanding; provided,
                                                                       --------
however, that no such amendment shall (i) reduce in any manner the amount of, or
- -------
delay the timing of, distributions which are required to be made on any Investor Certificates of such Series without the consent of each Investor Certificateholders of such Series, (ii) change the definition of or the manner of calculating the Investor Interest, the Investor Percentage or the Investor Default Amount of such Series without the consent of each Investor Certificateholder of such Series or (iii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Investor

Certificateholder of all Series adversely affected. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under this Agreement or otherwise.

            (c) Notwithstanding anything in this Section 13.01 to the contrary, the Series Supplement with respect to any Series may be amended on the terms and in accordance with the procedures provided in such Series Supplement.

            (d) Promptly after the execution of any such amendment (other than an amendment pursuant to paragraph (a) or (h)), the Trustee shall furnish notification of the substance of such amendment to each Investor Certificateholder of each Series adversely affected and to each Rating Agency providing a rating for such Series.

            (e) It shall not be necessary for the consent of Investor Certificateholders under this Section 13.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

            (f) Any Series Supplement executed and delivered pursuant to Section
6.09 and any amendments regarding the addition to or removal of Receivables from the Trust as provided in Sections 2.06 and 2.07, executed in accordance with the provisions hereof, shall not be considered amendments to this Agreement for the purpose of subsections 13.01(a), (b) or (h).

            (g) This Agreement and any Supplement will be amended by the Servicer and the Trustee at the direction of the Transferors without the consent of any of the Certificateholders or Credit Enhancement Providers (i) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the Trust to qualify as, and to permit an election to be made to cause the Trust to be treated as, a "financial asset securitization investment trust" as described in the provisions of the "Seven Year Balanced Budget Act of 1995," H.R. 2491, 104th Cong., 1st Sess. (1995), or to enable the Trust to qualify and an election to be made for similar treatment under such comparable subsequent federal income tax provisions as may ultimately be enacted into law, and (ii) in connection with any such election, to modify or eliminate existing provisions of this Agreement and any Supplement relating to the intended federal income tax treatment of the Certificates and the Trust in the absence of the election. Any amendment under this subsection is subject only to the requirements that (i) each Transferor delivers to the Trustee an Officer's Certificate to the effect that the proposed amendments meet the requirements set forth in this subsection and (ii) each Rating Agency will have notified the

Transferor, the Servicer and the Trustee in writing that the amendment will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency. The amendments which the Transferors may make without the consent of Certificateholders or Credit Enhancement Providers in connection with any election described in this subsection may include, without limitation, the elimination of any sale of Receivables and termination of the Trust upon the occurrence of an Insolvency Event pursuant to Section 9.02 hereof.

            (h) This Agreement and any Supplement will be amended by the Servicer and the Trustee at the direction of the Transferors without the consent of any of the Certificateholders or Credit Enhancement Providers (i) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable (x) the transfer to the Trust of all or any portion of the Receivables to be derecognized under generally accepted accounting principals ("GAAP") by the transferor to the Trust of such Receivables or (y) the Trust to avoid becoming a member of any Transferor's consolidated group under GAAP, and (ii) in connection with any such addition, modification or elimination, without limiting the generality of the foregoing clause (i), to cause the Receivables to be transferred by a Transferor first to a bankruptcy remote Affiliate and from the Affiliate to the Trust. Any amendment under this subsection is subject only to the requirements that (i) each Transferor delivers to the Trustee an Officer's Certificate to the effect that the proposed amendment meets the requirements set forth in this subsection and (ii) each Rating Agency will have notified the Transferor, the Servicer and the Trustee in writing that the amendment will not result in a reduction or withdrawal of the rating of any outstanding Series or Class as to which it is a Rating Agency.

            (i) This Agreement and any Supplement may be amended by the Servicer and the Trustee at the direction of the Transferors without the consent of any of the Certificateholders or Credit Enhancement Providers (i) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or portion of the Trust to qualify as a partnership for federal income tax purposes under applicable regulations on the classification of entities as partnerships or corporations under the Internal Revenue Code adopted as final regulations after the date hereof, and (ii) to the extent that such regulations eliminate or modify the need therefor, to modify or eliminate existing provisions of this Agreement and any Supplement relating to the intended availability of partnership treatment of the Trust for federal income tax purposes, including, without limitation, eliminating the provisions of Section
9.02 relating to the sale of the Receivables and termination of the Trust upon the occurrence of an Insolvency and the provisions of Section 7.04 relating to the liability of the Transferor as a general partner. Any amendment under this subsection is subject only to the requirements that (i) each Transferor delivers to the trustee and Officer's Certificate to the effect that the proposed amendments meet the requirements set forth in this subsection and (ii) each Rating Agency will have notified the Transferor, the Servicer and the Trustee in writing that the amendment will not result in a reduction to which it is a Rating Agency.

            Section 13.02  Protection of Right, Title and Interest to Trust.
                           ------------------------------------------------

            (a) The Servicer shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Certificateholders and the Trustee's right, title and interest to the Trust to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Certificateholders or the Trustee, as the case may be, hereunder to all property comprising the Trust. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Transferors shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection 13.02(a).

            (b) Within 30 days after any Transferor makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC as in effect in the applicable jurisdiction, such Transferor shall give the Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof.

            (c) Each Transferor and the Servicer will give the Trustee prompt written notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC as in effect in the applicable jurisdiction would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof. Each Transferor and the Servicer will at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.
            (d) The Servicer will deliver to the Trustee and with respect to clause (i) to Standard & Poor's (i) upon each date that any Additional Accounts (other than Automatic Additional Accounts) are to be included in the Accounts pursuant to Section 2.06, an Opinion of Counsel substantially in the form of Exhibit E (ii) on each date specified in subsection 2.06(c) with respect to the inclusion of Automatic Additional Accounts as Accounts, an Opinion of Counsel substantially in the form of Exhibit E; and (iii) on or before March 31 of each year, beginning with March 31, 1997, an Opinion of Counsel, substantially in the form of Exhibit F.

            Section 13.03 Limitation on Rights of Certificateholders.
                          ------------------------------------------

            (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder shall have any right to vote (except with respect to the Investor Certificateholders as provided in Section 13.01 hereof) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Certificateholder previously shall have given written notice to the Trustee, and unless the Holders of Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Interest of any Series which may be adversely affected but for the institution of such suit, action or proceeding, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Certificateholders shall have the right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Certificateholders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 13.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 13.04  Governing Law . THIS AGREEMENT  SHALL BE CONSTRUED IN
                           -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section  13.05  Notices . All  demands,  notices and  communications
                            -------
hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, sent by facsimile to, sent by courier at or mailed by registered mail, return receipt requested, to (a) in the case of Bank of America as a Transferor and the Servicer, to Bank of America National Association, 1825
E. Buckeye Road, Financial Management 3719, Phoenix,  Arizona 85034,  Attention:
Chief Financial Officer, (b) in the case of the Trustee, to the Corporate Trust Office, (c) in the case of the Credit Enhancement Provider for a particular Series, the address, if any, specified in the Supplement relating to such Series, (d) in the case of any Additional Transferor, the address, if any specified in the amendment to this Agreement pursuant to which such Additional Transferor became a Transferor and (e) in the case of the Rating Agency for a particular Series, the address, if any, specified in the Supplement relating to such Series; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Unless otherwise provided with respect to any Series in the related Supplement any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register, or with respect to any notice required or permitted to be made to the Holders of Bearer Certificates, by publication in the manner provided in the related Supplement. If and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such Exchange shall so require, any notice to Investor Certificateholders shall be published in an authorized newspaper of general circulation in Luxembourg within the time period prescribed in this Agreement. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 13.06 Severability of Provisions . If any one or more of the
                          --------------------------
covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or rights of the Certificateholders thereof.

            Section 13.07 Assignment . Notwithstanding  anything to the contrary
                          ----------
contained herein, except as provided in Section 8.02, this Agreement may not be assigned by the Servicer without the prior consent of Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66 % of the Investor Interest of each Series on a Series by Series basis.

            Section 13.08 Certificates Non-Assessable and Fully Paid . It is the
                          ------------------------------------------
intention of the parties to this Agreement that the Certificateholders shall not be personally liable for obligations of the Trust, that the Undivided Interests represented by the Certificates shall be non-assessable for any losses or expenses of the Trust or for any reason whatsoever, and that Certificates upon authentication thereof by the Trustee pursuant to Sections 2.01 and 6.02 are and shall be deemed fully paid.

            Section 13.09 Further  Assurances . Each Transferor and the Servicer
                          -------------------
agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC as in effect in any applicable jurisdiction.

            Section  13.10  No  Waiver;  Cumulative  Remedies  . No  failure  to
                            ---------------------------------
exercise and no delay in exercising, on the part of the Trustee, any Credit Enhancement Provider or the Investor Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

            Section 13.11  Counterparts  . This Agreement may be executed in two
                           ------------
or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

            Section 13.12 Third-Party  Beneficiaries . This Agreement will inure
                          --------------------------
to the benefit of and be binding upon the parties hereto, the Certificateholders and, to the extent provided in the related Supplement, to the Credit Enhancement Provider named therein, and their respective successors and permitted assigns. Except as otherwise provided in this Article XIII and Section 7.04 hereof, no other Person will have any right or obligation hereunder.

            Section 13.13 Actions by Certificateholders.
                          -----------------------------

            (a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Investor Certificateholders, such action, notice or instruction may be taken or given by any Investor Certificateholder, unless such provision requires a specific percentage of Investor Certificateholders.

            (b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind such Certificateholder and every subsequent holder of such Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

            Section  13.14  Rule  144A  Information  . For so long as any of the
                            -----------------------
Investor Certificates of any Series or any Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, each Transferor, the Servicer, the Trustee and the Credit Enhancement Provider for such Series agree to cooperate with each other to provide to any Investor Certificateholders of such Series or Class and to any prospective purchaser of Certificates designated by such an Investor Certificateholder upon the request of such Investor Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

            Section 13.15 Merger and Integration . Except as specifically stated
                          ----------------------
otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

            Section  13.16  Headings . The  headings  herein are for purposes of
                            --------
reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                            [End of Article XIII]

            IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                        BANK OF AMERICA NATIONAL ASSOCIATION,
                                        TRANSFEROR AND SERVICER


                                        By: /s/ MARGARET A. SPRUDE
                                           ----------------------------
                                           Name:  Margaret A. Sprude
                                           Title: Senior Vice President



                                        FIRST BANK NATIONAL ASSOCIATION, TRUSTEE


                                        By: /s/ LYNN M. STEINER
                                            ------------------------------
                                            Name:  Lynn M. Steiner
                                            Title: Assistant Vice President

                                                                       EXHIBIT A
                                                                       ---------


                             TRANSFEROR CERTIFICATE
                             ----------------------

                                                                        One Unit


                         BA MASTER CREDIT CARD TRUST
                            ASSET BACKED CERTIFICATE

THIS CERTIFICATE WAS ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ACT), AND MAY BE SOLD ONLY PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE ACT OR AN EXEMPTION FROM THE
PROVISIONS OF SECTION 5 OF THE ACT. IN ADDITION, THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. A COPY OF THE POOLING AND SERVICING AGREEMENT WILL BE FURNISHED TO THE HOLDER OF THIS CERTIFICATE BY THE TRUSTEE UPON WRITTEN REQUEST.

                         This Certificate represents an
                         ------------------------------
                          Undivided Interest in the
                          -------------------------
                         BA Master Credit Card Trust
                         ---------------------------

Evidencing an Undivided Interest in a trust, the corpus of which consists of a portfolio of MasterCard(R) and VISA(R)* credit card receivables generated oR acquired by Bank of America National Association and other assets and interests constituting the Trust under the Pooling and Servicing Agreement described below.

                   (Not an interest in or an obligation of
                      Bank of America National Association
                           or any Affiliate thereof.)

            This certifies that BANK OF AMERICA NATIONAL ASSOCIATION (the "Holder") is the registered owner of an undivided interest in a trust (the "Trust"), the corpus of which consists of a portfolio of receivables (the "Receivables") now existing or hereafter created under selected MasterCard(R) and VISA(R) credit card accounts (the "Accounts") of Bank of America National Association (the "Transferor") a national banking association organized under the laws of the United States, all monies due or to become due in payment of the Receivables (including all Finance Charge Receivables), all proceeds of such Receivables and Insurance Proceeds relating to the Receivables, the other assets and interests constituting the Trust and the proceeds thereof pursuant to a Pooling and Servicing Agreement dated as of July 19, 1996, as supplemented by any Supplement relating to a Series of Investor Certificates (the "Pooling and

- --------------------
* MasterCard(R) and VISA(R) are federally registered servicemarks of MasterCard International Inc. and of VISA U.S.A. Inc., respectively.

Servicing Agreement"), by and between Bank of America National Association, as Transferor and Servicer, and First Bank National Association, as Trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinbelow.

            To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Holder by virtue of the acceptance hereof assents and by which the Holder is bound.

            This Certificate has not been registered or qualified under the Securities Act of 1933, as amended, or any state securities law. No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 6.03, 6.09 or 7.02 of the Pooling and Servicing Agreement.

            The Receivables consist of Principal Receivables which arise generally from the purchase of goods and services and of amounts advanced to cardholders as cash advances, and of Finance Charge Receivables which arise generally from Periodic Finance Charges and other fees and charges, as more fully specified in the Pooling and Servicing Agreement.

            This Certificate is the Transferor Certificate (the "Certificate"), which represents an Undivided Interest in the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified in the Pooling and Servicing Agreement to be paid to the Holder of the Transferor Certificate. The aggregate interest represented by this Certificate in the Principal Receivables in the Trust shall not at any time exceed the Transferor Interest at such time. In addition to this Certificate, Series of Investor Certificates will be issued to investors pursuant to the Pooling and Servicing Agreement, each of which will represent an Undivided Interest in the Trust. This Certificate shall not represent any interest in the Investor Accounts, any Series Accounts or any Credit Enhancement, except to the extent provided in the Pooling and Servicing Agreement. The Transferor Interest on any date of determination will be an amount equal to the aggregate amount of Principal Receivables and the principal amount on deposit in any Principal Funding Account (as defined in any Supplement) at the end of the day immediately prior to such date of determination, minus the Aggregate Investor Interest at the end of such day, minus the aggregate Enhancement Invested Amounts, if any, for each Series outstanding at the end of such day, minus the aggregate Collateral Interests not included in the Aggregate Investor Interests, if any, for each Series outstanding at the end of such day.

            The Servicer shall deposit all Collections in the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day following such Date of Processing (except as provided below and except as provided in any Supplement to the Pooling and Servicing Agreement). Unless otherwise stated in any Supplement, throughout the existence of the Trust, the Servicer shall allocate to the Holder of the Certificate an amount equal to the product of (A) the Transferor Percentage and (B) the aggregate amount of such Collections allocated to Principal Receivables and Finance Charge Receivables, respectively, in respect of each Monthly Period. Notwithstanding the first sentence of this paragraph, the Servicer need not deposit this amount or any other amounts so allocated to the Certificate pursuant to the Pooling and Servicing Agreement into the Collection Account and shall pay, or be deemed to pay, such amounts as collected to the Holder of the Certificate.

            Bank of America National Association, as Servicer, is entitled to receive as servicing compensation a monthly servicing fee. The portion of the servicing fee which will be allocable to the Holder of the Certificate pursuant to the Pooling and Servicing Agreement will be payable by the Holder of the Certificate and neither the Trust nor the Trustee or the Investor Certificateholders will have any obligations to pay such portion of the servicing fee.

            This Certificate does not represent an obligation of, or any interest in, the Transferor or the Servicer, and neither the Certificates nor the Accounts or Receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. This Certificate is limited in right of payment to certain Collections respecting the Receivables, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

            Upon the termination of the Trust pursuant to Section 12.01 of the Pooling and Servicing Agreement, the Trustee shall assign and convey to the Holder of the Certificate (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all monies due or to become due with respect thereto (including all accrued interest theretofore posted as Finance Charge Receivables) and all proceeds thereof and Insurance Proceeds relating thereto and Interchange allocable to the Trust pursuant to any Supplement, except for amounts held by the Trustee pursuant to Section 12.03(b) of the Pooling and Servicing Agreement. The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Holder of the Certificate to vest in such Holder all right, title and interest which the Trustee had in the Receivables.

            Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.

            IN WITNESS WHEREOF Bank of America National Association has caused this Certificate to be duly executed.


                                    By:_________________________
                                       Authorized Officer





Date:

                   Trustee's Certificate of Authentication
                   ---------------------------------------

                        CERTIFICATE OF AUTHENTICATION
                        -----------------------------


            This   is   the   Transferor   Certificate   referred   to  in   the
within-mentioned Pooling and Servicing Agreement.


                                    FIRST BANK NATIONAL ASSOCIATION
                                      as Trustee


                                    By:___________________________
                                       Authorized Officer

                                                                       EXHIBIT B
                                                                       ---------


           FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS
           --------------------------------------------------------


            ASSIGNMENT No. ____ OF RECEIVABLES IN ADDITIONAL ACCOUNTS, dated as of __________ ____, ____ by and between [____________________], a
[___________________]  organized under the laws of [__________________]  ("[Name of Transferor]"), to [Trustee], a banking corporation organized and existing under the laws of the State of [Trustee's State of Incorporation] (the "Trustee") pursuant to the Pooling and Servicing Agreement referred to below.

                              W I T N E S S E T H:
                              - - - - - - - - - -

            WHEREAS, [Name of Transferor] and the Trustee are parties to the Pooling and Servicing Agreement, dated as of __________ __, 199_ (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement");

            WHEREAS, pursuant to the Pooling and Servicing Agreement, [Name of Transferor] wishes to designate Additional Accounts of [Name of Transferor] to be included as Accounts and to convey the Receivables of such Additional Accounts, whether now existing or hereafter created, to the Trust as part of the corpus of the Trust (as each such term is defined in the Pooling and Servicing Agreement); and

            WHEREAS, the Trustee is willing to accept such designation and conveyance subject to the terms and conditions hereof;

            NOW, THEREFORE, [Name of Transferor] and the Trustee hereby agree as follows:

                  1.    DEFINED TERMS.  ALL TERMS DEFINED IN THE POOLING AND
                        -------------
      SERVICING AGREEMENT AND USED HEREIN SHALL HAVE SUCH DEFINED MEANINGS WHEN USED HEREIN, UNLESS OTHERWISE DEFINED HEREIN.

                  "Addition  Cut-Off  Date"  shall  mean,  with  respect  to the
                   -----------------------
      Additional Accounts transferred hereby, __________ __, ____.

                  "Addition  Date" shall mean,  with  respect to the  Additional
                   --------------
      Accounts transferred hereby, __________, ____.

                  "Notice  Date"  shall  mean,  with  respect to the  Additional
                   ------------
      Accounts designated hereby, __________, ____ (which shall be a date on or prior to the fifth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.06(a) of the Pooling and Servicing
      Agreement and the tenth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.06(b) of the Pooling and Servicing Agreement).

                  2.  DESIGNATION OF ADDITIONAL  ACCOUNTS.  [NAME OF TRANSFEROR]
                      -----------------------------------
      DOES HEREBY DELIVER HEREWITH TO THE TRUSTEE A COMPUTER FILE OR MICROFICHE LIST CONTAINING A TRUE AND COMPLETE LIST OF EACH MASTERCARD AND VISA ACCOUNT WHICH WERE DESIGNATED ON THE ADDITION CUT-OFF DATE TO BE AN ADDITIONAL ACCOUNT (THE "ADDITIONAL ACCOUNTS"), SUCH ACCOUNTS BEING IDENTIFIED BY ACCOUNT NUMBER AND BY THE AMOUNT OF RECEIVABLES IN SUCH ACCOUNTS AT THE BEGINNING OF THE DAY ON THE ADDITION CUT-OFF DATE. SUCH LIST SHALL BE MARKED AS SCHEDULE 1 TO THIS ASSIGNMENT AND, AS OF THE ADDITION DATE, SHALL BE INCORPORATED INTO AND MADE A PART OF THIS ASSIGNMENT.

                  3.    CONVEYANCE OF RECEIVABLES.
                        -------------------------

                  (a) [Name of Transferor] does hereby transfer, assign, set-over and otherwise convey to the Trust for the benefit of the Certificateholders, without recourse on and after the Addition Date, all right, title and interest of [Name of Transferor] in and to the Receivables now existing and hereafter created in the Additional Accounts designated hereby, all monies due or to become due with respect thereto
      (including all Finance Charge Receivables) and all proceeds of such Receivables, Insurance Proceeds relating to such Receivables and the proceeds thereof.

                  (b) In connection with such transfer, [Name of Transferor] agrees to record and file, at its own expense, financing statements with respect to the Receivables now existing and hereafter created in the Additional Accounts designated hereby (which may be a single financing statement with respect to each location for filing with respect to all such Receivables) for the transfer of accounts as defined in Section 9-106 of the UCC as in effect in the applicable jurisdiction meeting the requirements of applicable state law in such manner and such jurisdictions as are necessary to perfect the assignment of such Receivables to the Trust, and to deliver a file-stamped copy of such financing statements or other evidence of such filing (which may, for purposes of this Section 3, consist of telephone confirmation of such filing) to the Trustee on or prior to the date of this Agreement.

                  (c) In connection with such transfer, [Name of Transferor] further agrees, at its own expense, on or prior to the date of this Assignment to indicate in its computer files that Receivables created in connection with the Additional Accounts designated hereby have been transferred to the Trust pursuant to this Assignment for the benefit of the Certificateholders.

                  (d) If, and to the extent that, the transfer provided hereby is not deemed to be a sale or if for any reason any Receivable is held to be property of a Transferor, then [Name of Transferor] hereby grants to the Trustee a first priority perfected security interest in all of [Name of Transferor]'s right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables now existing and hereafter created in the Additional Accounts, all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables), all proceeds of such Receivables and all Insurance Proceeds relating to such Receivables, and all proceeds of any of the foregoing and, in such case, this Agreement shall constitute a security agreement under applicable law.

                  4. ACCEPTANCE BY TRUSTEE.  THE TRUSTEE HEREBY ACKNOWLEDGES ITS
                     ---------------------
      ACCEPTANCE ON BEHALF OF THE TRUST FOR THE BENEFIT OF THE CERTIFICATEHOLDERS OF ALL RIGHT, TITLE AND INTEREST PREVIOUSLY HELD BY [NAME OF TRANSFEROR] IN AND TO THE RECEIVABLES NOW EXISTING AND HEREAFTER CREATED, AND DECLARES THAT IT SHALL MAINTAIN SUCH RIGHT, TITLE AND INTEREST, UPON THE TRUST HEREIN SET FORTH, FOR THE BENEFIT OF ALL CERTIFICATEHOLDERS.

                  5. REPRESENTATIONS AND WARRANTIES OF [NAME OF TRANSFEROR].
                     ------------------------------------------------------
      [NAME OF TRANSFEROR] HEREBY REPRESENTS AND WARRANTS TO THE TRUST AS OF THE ADDITION DATE:

                        (a) Legal Valid and Binding Obligation.  This Assignment
                            ----------------------------------
            constitutes a legal, valid and binding obligation of [Name of Transferor] enforceable against [Name of Transferor] in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                        (b)  Eligibility  of  Accounts  and  Receivables.   Each
                             -------------------------------------------
            Additional Account designated hereby is an Eligible Account as of the Addition Cut-Off Date, and each Receivable in such Additional Account is an Eligible Receivable as of the Addition Cut-Off Date.

                        (c)  Selection   Procedures.   No  selection  procedures
                             ----------------------
            believed by [Name of Transferor] to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Additional Accounts designated hereby from the available Eligible Accounts in the Identified Pool.

                        (d)   Insolvency.  [Name of Transferor] is not
                              ----------
            insolvent and, after giving effect to the conveyance set forth in
            Section 3 of this Assignment, will not be insolvent.

                        (e)  Security  Interest.   This  Assignment  constitutes
                             ------------------
            either: (i) a valid transfer and assignment to the Trust of all right, title and interest of [Name of Transferor] in and to Receivables existing as of the beginning of the day on the Addition Cut-Off Date, and hereafter created from time to time arising in connection with the Additional Accounts designated hereby, all monies due or to become due with respect to such Receivables
            (including all Finance Charge Receivables), all amounts received with respect thereto and Insurance Proceeds relating to such Receivables and all proceeds (as defined in the UCC as in effect in the applicable jurisdiction) of any of the foregoing and Insurance Proceeds relating thereto will be held by the Trust free and clear of any Lien of any Person claiming through or under [Name of Transferor] or any of its Affiliates, except for (i) Liens permitted under subsection 2.05(b) of the Pooling and Servicing Agreement,
            (ii) the interest of [Name of Transferor] as Holder of the Transferor Certificate and (iii) [Name of Transferor]'s right to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account and the Principal Account, or any Series Account as provided in the Pooling and Servicing Agreement and any related Supplement or (ii) a grant of a security interest (as defined in the UCC as in effect in the applicable jurisdiction), in such property to the Trust, which is enforceable with respect to then existing Receivables of the Additional Accounts, all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables), all amounts received with respect thereto and Insurance Proceeds relating to such Receivables and all proceeds (as defined in the UCC as in effect in the applicable jurisdiction) of any of the foregoing upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Additional Accounts relating to [Name of Transferor] conveyed designated hereby, and Insurance Proceeds relating to such Receivables and all proceeds (as defined in the UCC as in effect in the applicable jurisdiction) of any of the foregoing upon such creation; and (iii) if the Assignment constitutes the grant of a security interest to the Trust in such property, upon the filing of the financing statements as described in Section 3 of this Assignment with respect to such Additional Accounts designated hereby and in the case of the Receivables in such Additional Accounts thereafter created, all monies due or to become due with respect to such Receivables

            (including all Finance Charge Receivables), all amounts received with respect thereto, and Insurance Proceeds relating to such Receivables and all proceeds (as defined in the UCC as in effect in the applicable jurisdiction) of any of the foregoing, upon such creation, the Trust shall have a first priority perfected security interest in such property (subject to Section 9-306 of the UCC as in effect in the applicable jurisdiction), except for Liens permitted under subsection 2.05(b) of the Pooling and Servicing Agreement

                  6.    CONDITIONS PRECEDENT.  THE ACCEPTANCE BY THE TRUSTEE
                        --------------------
      SET FORTH IN SECTION 4 AND THE AMENDMENT OF THE POOLING AND SERVICING AGREEMENT SET FORTH IN SECTION 7 ARE SUBJECT TO THE SATISFACTION, ON OR PRIOR TO THE ADDITION DATE, OF THE FOLLOWING CONDITIONS PRECEDENT:

                        (a) Officer's  Certificate.  [Name of Transferor]  shall
                            ----------------------
            have delivered to the Trustee a certificate of a Vice President or more senior officer substantially in the form of Schedule 2 hereto, certifying that (i) all requirements set forth in Section 2.06 of the Pooling and Servicing Agreement for designating Additional Accounts and conveying the Principal Receivables of such Account, whether now existing or hereafter created, have been satisfied and
            (ii) each of the representations and warranties made by [Name of Transferor] in Section 5 is true and correct as of the Addition
            Date. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein, and shall incur no liability in so relying.

                        (b) Opinion of Counsel.  [Name of Transferor] shall have
                            ------------------
            delivered to the Trustee an Opinion of Counsel with respect to the Additional Accounts designated hereby substantially in the form of Exhibit E to the Pooling and Servicing Agreement.

                        (c)   Additional Information.  [Name of Transferor]
                              ----------------------
            shall have delivered to the Trustee such information as was reasonably requested by the Trustee to satisfy itself as to the accuracy of the representation and warranty set forth in subsection 5(d) to this Agreement.

                  7.  AMENDMENT  OF THE POOLING  AND  SERVICING  AGREEMENT.  THE
                      ----------------------------------------------------
      POOLING AND SERVICING AGREEMENT IS HEREBY AMENDED TO PROVIDE THAT ALL REFERENCES THEREIN TO THE "POOLING AND SERVICING AGREEMENT," TO "THIS AGREEMENT" AND "HEREIN" SHALL BE DEEMED FROM AND AFTER THE ADDITION DATE TO BE A DUAL REFERENCE TO THE POOLING AND SERVICING AGREEMENT AS SUPPLEMENTED BY THIS ASSIGNMENT. EXCEPT AS EXPRESSLY AMENDED HEREBY, ALL OF THE REPRESENTATIONS, WARRANTIES, TERMS, COVENANTS AND CONDITIONS TO THE

      POOLING AND SERVICING AGREEMENT SHALL REMAIN UNAMENDED AND SHALL CONTINUE TO BE, AND SHALL REMAIN, IN FULL FORCE AND EFFECT IN ACCORDANCE WITH ITS TERMS AND EXCEPT AS EXPRESSLY PROVIDED HEREIN SHALL NOT CONSTITUTE OR BE DEEMED TO CONSTITUTE A WAIVER OF COMPLIANCE WITH OR A CONSENT TO NONCOMPLIANCE WITH ANY TERM OR PROVISIONS OF THE POOLING AND SERVICING AGREEMENT.

                  8.    COUNTERPARTS.  THIS ASSIGNMENT MAY BE EXECUTED IN TWO
                        ------------
      OR MORE COUNTERPARTS (AND BY DIFFERENT PARTIES ON SEPARATE
      COUNTERPARTS), EACH OF WHICH SHALL BE AN ORIGINAL, BUT ALL OF WHICH TOGETHER SHALL CONSTITUTE ONE AND THE SAME INSTRUMENT.

                  9.    GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY
                        -------------
      AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAW PROVISIONS.

            IN WITNESS WHEREOF, the undersigned have caused this Assignment of Receivables in Additional Accounts to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                    [Name of Transferor]
                                     Association


                                    By: ________________________
                                      Name:
                                     Title:


                                    [Trustee]
                                      as Trustee


                                    By: ________________________
                                      Name:
                                     Title:

                                                                      Schedule 1
                                                                to Assignment of
                                                                  Receivables in
                                                             Additional Accounts
                                                             -------------------


                             ADDITIONAL ACCOUNTS
                             -------------------

                                                                      Schedule 2
                                                                to Assignment of
                                                                  Receivables in
                                                             Additional Accounts
                                                             -------------------


                              [Name of Transferor]
                         BA Master Credit Card Trust
                            Officer's Certificate


            ____________________, a duly authorized officer of [Name of Transferor], a [____________________] ("[Name of Transferor]"), hereby certifies and acknowledges on behalf of Bank of America that to the best of his knowledge the following statements are true on __________, ____, (the "Addition Date"), and acknowledges on behalf of [Name of Transferor] that this Officer's Certificate will be relied upon by [Trustee] as Trustee (the "Trustee") of the BA Master Credit Card Trust in connection with the Trustee entering into Assignment No. ____ of Receivables in Additional Accounts, dated as of the Addition Date (the "Assignment"), by and between [Name of Transferor] and the Trustee, in connection with the Pooling and Servicing Agreement, dated as of __________ __, 199_, as heretofore supplemented and amended (the "Pooling and Servicing Agreement") pursuant to which [Name of Transferor], as Transferor and Servicer, and the Trustee are parties. The undersigned hereby certifies and acknowledges on behalf of [Name of Transferor] that:

            (a) On or prior to the Addition Date, [Name of Transferor] has delivered to the Trustee the Assignment (including an acceptance by the Trustee on behalf of the Trust for the benefit of the Investor Certificateholders) and [Name of Transferor] and a computer file or microfiche list containing a true and complete list of all Additional Accounts identified by account number and the aggregate amount of the Receivables in such Additional Accounts as of the Addition Cut-Off Date, which computer file or microfiche list shall be as of the date of such Assignment, incorporated into and made a part of such Assignment and the Pooling and Servicing Agreement and has indicated in its computer files that the Receivables created in connection with the Additional Accounts have been transferred to the Trust.

            (b) Legal, Valid and Binding Obligation.  The Assignment constitutes
                -----------------------------------
a legal, valid and binding obligation of [Name of Transferor], enforceable against [Name of Transferor] in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

            (c)  Eligibility of Accounts.  As of the Addition  Cut-Off Date each
                 -----------------------
Additional Account designated pursuant to the Assignment is an Eligible Account and each Receivable in such Additional Account is an Eligible Receivable.

            (d) Selection Procedures.  No selection procedures believed by [Name
                --------------------
of Transferor] to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Additional Accounts designated hereby from the available Eligible Accounts in the Identified Pool.

            (e)  Insolvency.  As of each of the  Addition  Cut-Off  Date and the
                 ----------
Addition Date, [Name of Transferor] was not and is not insolvent and, after giving effect to the conveyance set forth in Section 3 of the Assignment, will not be insolvent.

            (f) Security  Interest.  The Assignment  constitutes  either:  (i) a
                ------------------
valid transfer and assignment to the Trust of all right, title and interest of [Name of Transferor] in and to Receivables now existing and hereafter created in the Additional Accounts designated pursuant to the Assignment, and all proceeds (as defined in the UCC as in effect in the applicable jurisdiction) of such Receivables and Insurance Proceeds relating thereto, and such Receivables and any proceeds thereof and Insurance Proceeds relating thereto will be held by the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates except for (x) Liens permitted under subsection 2.05(b) of the Pooling and Servicing Agreement, (y) the interest of [Name of Transferor] as holder of the Transferor Certificate and (z) [Name of Transferor]'s right to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account and the Principal Account as provided in the Pooling and Servicing Agreement and any Supplement; or (ii) a grant of a security interest (as defined in the UCC as in effect in the applicable jurisdiction) in such property to the Trust, which is enforceable with respect to the existing Receivables of the Additional Accounts designated pursuant to the Assignment, the proceeds (as defined in the UCC as in effect in the applicable jurisdiction) thereof and Insurance Proceeds relating thereto upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Additional Accounts designated pursuant to the Assignment, the proceeds (as defined in the UCC as in effect in the applicable jurisdiction) thereof and Insurance Proceeds relating thereto, upon such creation; and (iii) if the Assignment constitutes the grant of a security interest to the Trust in such property, upon the filing of the financing statements described in Section 3 of the Assignment with respect to the Additional Accounts designated pursuant to the Assignment and in the case of the Receivables of such Additional Accounts thereafter created and the proceeds (as defined in the UCC as in effect in the applicable jurisdiction) thereof, and Insurance Proceeds relating to such Receivables, upon such creation, the Trust shall have a first priority perfected security interest in such property (subject to Section 9-306 of the UCC as in effect in the applicable jurisdiction) except for Liens permitted under subsection 2.05(b) of the Pooling and Servicing Agreement.

            (g)   Requirements   of  Pooling  and   Servicing   Agreement.   All
                  -------------------------------------------------------
requirements set forth in Section 2.06 of the Pooling and Servicing Agreement for designating Additional Accounts and conveying the Principal Receivables of such Accounts, whether now existing or hereafter created, have been satisfied.

            Initially capitalized terms used herein and not otherwise defined are used as defined in the Pooling and Servicing Agreement.

            IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of
- ----------, ----.

                                    [Name of Transferor]



                                    By: ________________________
                                      Name:
                                     Title:

                                                                       EXHIBIT C
                                                                       ---------


                     FORM OF MONTHLY SERVICER'S CERTIFICATE
                     --------------------------------------

                      Bank of America National Association

                   ----------------------------------------

                         BA MASTER CREDIT CARD TRUST

                   ----------------------------------------


                  1. CAPITALIZED TERMS USED IN THIS CERTIFICATE HAVE THEIR RESPECTIVE MEANINGS SET FORTH IN THE POOLING AND SERVICING AGREEMENT; PROVIDED, THAT THE "PRECEDING MONTHLY PERIOD" SHALL MEAN THE MONTHLY
      --------
      PERIOD IMMEDIATELY PRECEDING THE CALENDAR MONTH IN WHICH THIS CERTIFICATE IS DELIVERED. THIS CERTIFICATE IS DELIVERED PURSUANT TO SUBSECTION 3.04(B) OF THE POOLING AND SERVICING AGREEMENT. REFERENCES HEREIN TO CERTAIN SECTIONS AND SUBSECTIONS ARE REFERENCES TO THE RESPECTIVE SECTIONS AND SUBSECTIONS OF THE POOLING AND SERVICING AGREEMENT.

                  2. BANK OF AMERICA NATIONAL ASSOCIATION IS SERVICER UNDER THE POOLING AND SERVICING AGREEMENT.

                  3.  THE UNDERSIGNED IS A SERVICING OFFICER.

                  4. THE DATE OF THIS CERTIFICATE IS A DETERMINATION DATE UNDER THE POOLING AND SERVICING AGREEMENT.

                  5.  THE AGGREGATE AMOUNT OF COLLECTIONS           $__________
      PROCESSED DURING THE PRECEDING MONTHLY PERIOD WAS EQUAL
      TO (EXCLUDING ANNUAL MEMBERSHIP FEES AND INTERCHANGE).

                  6.   THE AGGREGATE INVESTOR PERCENTAGE OF         $__________
      RECEIVABLES PROCESSED BY THE SERVICER DURING THE
      PRECEDING MONTHLY PERIOD WAS EQUAL TO

                  7.   THE AGGREGATE INVESTOR PERCENTAGE            $__________
      OF COLLECTIONS OF FINANCE CHARGE RECEIVABLES
      PROCESSED BY THE SERVICER DURING THE PRECEDING
      MONTHLY PERIOD WAS EQUAL TO (EXCLUDING ANNUAL
      MEMBERSHIP FEES AND INTERCHANGE)

                  8.  THE AGGREGATE AMOUNT OF                       $__________
      RECEIVABLES PROCESSED BY THE SERVICER AS OF THE END
      OF THE LAST DAY OF THE PRECEDING MONTHLY PERIOD

                  9. OF THE BALANCE ON DEPOSIT IN THE               $__________
      FINANCE CHARGE ACCOUNT, THE AMOUNT ATTRIBUTABLE TO
      THE AGGREGATE INVESTOR PERCENTAGE OF COLLECTIONS
      PROCESSED BY THE SERVICER DURING THE PRECEDING
      MONTHLY PERIOD

                  10.  OF THE BALANCE ON DEPOSIT IN THE             $__________
      PRINCIPAL ACCOUNT, THE AMOUNT ATTRIBUTABLE TO THE
      AGGREGATE INVESTOR PERCENTAGE OF COLLECTIONS
      PROCESSED BY THE SERVICER DURING THE PRECEDING
      MONTHLY PERIOD

                  11.  THE AGGREGATE AMOUNT, IF ANY, OF             $__________
      WITHDRAWALS, DRAWINGS OR PAYMENTS UNDER ANY CREDIT
      ENHANCEMENT, IF ANY, REQUIRED TO BE MADE WITH
      RESPECT TO ANY SERIES OUTSTANDING FOR THE PRECEDING
      MONTHLY PERIOD

                  12.   THE AGGREGATE INVESTOR PERCENTAGE           $__________
      OF COLLECTIONS OF PRINCIPAL RECEIVABLES PROCESSED
      BY THE SERVICER DURING THE CURRENT MONTH IS EQUAL
      TO

                  13.   THE AMOUNT EQUAL TO THE AGGREGATE           $__________
      INVESTOR  PERCENTAGE OF ANNUAL  MEMBERSHIP  FEES
      DEPOSITED TO THE FINANCE CHARGE ACCOUNT OR ANY SERIES
      ACCOUNT ON OR BEFORE THE TRANSFER DATE DURING THE
      CURRENT MONTH IS EQUAL TO

                  14.   THE AGGREGATE AMOUNT OF                     $__________
      INTERCHANGE TO BE DEPOSITED IN THE FINANCE CHARGE
      ACCOUNT ON THE TRANSFER DATE OF THE CURRENT MONTH
      IS EQUAL TO

                  15.  THE AGGREGATE AMOUNT OF ALL SUMS             $__________
      PAYABLE TO THE INVESTOR CERTIFICATEHOLDER OF EACH
      SERIES ON THE SUCCEEDING DISTRIBUTION DATE WITH
      RESPECT TO CERTIFICATE PRINCIPAL

                  16.  THE AGGREGATE AMOUNT OF ALL SUMS             $__________
      PAYABLE TO THE INVESTOR CERTIFICATEHOLDER OF EACH
      SERIES ON THE SUCCEEDING DISTRIBUTION DATE WITH
      RESPECT TO CERTIFICATE INTEREST

                  17.   TO THE KNOWLEDGE OF THE
      UNDERSIGNED, THERE ARE NO LIENS ON ANY RECEIVABLES
      IN THE TRUST EXCEPT AS DESCRIBED BELOW:

                       [If applicable, insert "None."]

            IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this ____ day of __________, ____.

                                    Bank of America National
                                      Association


                                    By: ________________________
                                      Name:
                                     Title:

                                                             Schedule to Monthly
                                                         Servicer's Certificate*
                                                         ----------------------

                      Bank of America National Association

                   ----------------------------------------

                         BA MASTER CREDIT CARD TRUST

                   ----------------------------------------


      * A separate schedule is to be attached for each Series, with appropriate changes and additions to reflect the specifics of the related Series Supplement.

                                                                       EXHIBIT D
                                                                       ---------


                    FORM OF ANNUAL SERVICER'S CERTIFICATE
                    -------------------------------------

                      Bank of America National Association

                   ----------------------------------------

                         BA MASTER CREDIT CARD TRUST

                   ----------------------------------------


            The undersigned, a duly authorized representative of Bank of America National Association ("Bank of America"), as Servicer pursuant to the Pooling and Servicing Agreement dated as of __________ __, 199_ (the "Pooling and Servicing Agreement") by and between Bank of America and the [Trustee], as trustee (the "Trustee") does hereby certify that:

                  1. BANK OF AMERICA IS SERVICER UNDER THE POOLING AND SERVICING AGREEMENT.

                  2. THE UNDERSIGNED IS DULY AUTHORIZED PURSUANT TO THE POOLING AND SERVICING AGREEMENT TO EXECUTE AND DELIVER THIS CERTIFICATE TO THE TRUSTEE.

                  3. THIS CERTIFICATE IS DELIVERED PURSUANT TO SECTION 3.05 OF THE POOLING AND SERVICING AGREEMENT.

                  4. A REVIEW OF THE ACTIVITIES OF THE SERVICER DURING [THE PERIOD FROM THE CLOSING DATE UNTIL] [THE TWELVE-MONTH PERIOD ENDED] __________ ____ WAS CONDUCTED UNDER THE SUPERVISION OF THE UNDERSIGNED.

                  5. BASED ON SUCH REVIEW, THE SERVICER HAS, TO THE BEST OF THE KNOWLEDGE OF THE UNDERSIGNED, FULLY PERFORMED ALL ITS OBLIGATIONS UNDER THE POOLING AND SERVICING AGREEMENT THROUGHOUT SUCH PERIOD AND NO DEFAULT IN THE PERFORMANCE OF SUCH OBLIGATIONS HAS OCCURRED OR IS CONTINUING EXCEPT AS SET FORTH IN PARAGRAPH 6 BELOW.

                  6. THE FOLLOWING IS A DESCRIPTION OF EACH DEFAULT IN THE PERFORMANCE OF THE SERVICER'S OBLIGATIONS UNDER THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT, INCLUDING ANY SUPPLEMENT, KNOWN TO THE UNDERSIGNED TO HAVE BEEN MADE DURING SUCH PERIOD WHICH SETS FORTH IN DETAIL (I) THE NATURE OF EACH SUCH DEFAULT, (II) THE ACTION TAKEN BY THE SERVICER, IF ANY, TO REMEDY EACH SUCH DEFAULT AND (III) THE CURRENT STATUS OF EACH SUCH DEFAULT:

                       [If applicable, insert "None."]

            IN  WITNESS   WHEREOF,   the  undersigned  has  duly  executed  this
certificate this ____ day of __________, ____.



                                    ------------------------
                                    Name:
                                    Title:

                                                                       EXHIBIT E
                                                                       ---------


           FORM OF OPINION OF COUNSEL REGARDING ADDITIONAL ACCOUNTS
           --------------------------------------------------------

                           FORM OF OPINION OF COUNSEL
                 TO BE DELIVERED PURSUANT TO SECTION 2.06(d)(vi)
                     OF THE POOLING AND SERVICING AGREEMENT
                     --------------------------------------


            [To be delivered in a form substantially as attached hereto or as otherwise acceptable to the Trustee]

                [Appropriate changes to this form of opinion may
               be based on the facts and circumstances applicable
                      at the time the opinion is required]


                                     [Date]


[Addressees]


            Re:   BA Master Credit Card Trust, Series 1996-A
                  ------------------------------------------

Ladies and Gentlemen:

            We have acted as special counsel for Bank of America National Association, a national banking association (the "Bank"), in connection with a
                                                    ----
Pooling and Servicing Agreement between the Bank, as Transferor and Servicer, and First Bank National Association, as Trustee of the BA Master Credit Card Trust (the "Trust"), dated as of July 19, 1996 (the "Pooling and Servicing
             -----                                       -----------------------
Agreement") and the Series 1996-A  Supplement  among the Bank, as Transferor and
- ---------
Servicer, and First Bank National Association, as Trustee, dated as of July 19, 1996 (the "Series 1996-A Supplement," and together with the Pooling and
             --------------------------
Servicing Agreement,  the "Agreement").  The Bank proposes to cause the Trust to
                           ---------
issue the Class A Floating Rate Asset Backed Certificates, Series 1996-A and Class B Floating Rate Asset Backed Certificates, Series 1996-A (together, the "Certificates") pursuant to the Agreement. First Bank National Association as
 ------------
Trustee pursuant to the Agreement for the benefit of the holders of the Certificates is referred to herein as the "Trustee." Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.

            In subsection 2.04(b)(i) of the Pooling and Servicing Agreement each Transferor represents and warrants with respect to the Receivables transferred by the Transferor that each such Receivable is an Eligible Receivable. In addition, in subsection 2.05(a) of the Pooling and Servicing Agreement each Transferor covenants that, except in connection with the enforcement or collection of a Receivable, such Transferor will take no action to cause any Receivable transferred by it to the Trust to be evidenced by any instrument or chattel paper (as defined in the UCC).

[Addressees]
[Date]
Page 3


            You have requested our opinion as to the security interest granted by the Bank to the Trustee pursuant to the Agreement in Receivables (the "Receivables") arising in Accounts owned by the Bank. This opinion is based
 -----------
solely upon our review of the Agreement and our examination of such matters of law as we have deemed relevant. In rendering this opinion, we have assumed without investigation that (a) the Agreement has been duly authorized, executed and delivered by each of the parties thereto, constitutes the legal, valid and binding obligation of the parties thereto and is enforceable against such parties in accordance with the terms thereof, and (b) all signatures are genuine, all natural persons have legal capacity, all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the originals, and the originals of such copies are authentic.

            Based upon and subject to the foregoing, as well as the limitations set forth below, we are of the opinion that:

            1. THE AGREEMENT CREATES IN FAVOR OF THE TRUSTEE A SECURITY INTEREST IN THE RIGHTS OF THE BANK IN SUCH OF THE RECEIVABLES AS CONSTITUTE ACCOUNTS. TO THE EXTENT THAT SUCH SECURITY INTEREST IS NOT AN INTEREST OF A BUYER OF ACCOUNTS, THEN THE AGREEMENT CREATES IN FAVOR OF THE TRUSTEE A SECURITY INTEREST IN THE RIGHTS OF THE BANK IN THE PROCEEDS OF SUCH RECEIVABLES.

            2. TO THE EXTENT THAT TRANSACTIONS CONTEMPLATED BY THE AGREEMENT DO NOT CONSTITUTE A SALE BY THE BANK TO THE TRUSTEE OF SUCH OF THE RECEIVABLES AS CONSTITUTE GENERAL INTANGIBLES OR THE PROCEEDS THEREOF, THE AGREEMENT CREATES IN FAVOR OF THE TRUSTEE A SECURITY INTEREST IN THE RIGHTS OF THE BANK IN SUCH OF THE RECEIVABLES AS CONSTITUTE GENERAL INTANGIBLES AND THE PROCEEDS THEREOF.

            3. UNDER SECTION 9-103 OF THE NEW YORK UNIFORM COMMERCIAL CODE (THE "NYUCC"), IF THE CHIEF EXECUTIVE OFFICE OF THE BANK IS LOCATED IN THE STATE OF
 -----
ARIZONA, THEN THE LAW (INCLUDING THE CONFLICT OF LAWS RULES) OF THE STATE OF ARIZONA GOVERNS THE PERFECTION AND EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTERESTS DESCRIBED IN PARAGRAPHS 1 AND 2 ABOVE.

            We note that Article 9 of the NYUCC applies to sales of "accounts" and "chattel paper," as well as an assignment of "accounts" or "chattel paper" as security for an obligation. Comment 2 to Section 9-102 explains that "a sale of [accounts or chattel paper is] covered by subsection (1)(b) whether intended for security or not. . . . The buyer then is treated as a secured party, and his interest as a security interest." Accordingly, the term "security interest," as defined in Section 1-201(37) of the NYUCC, includes "any interest of a buyer of accounts or chattel paper which is subject to Article 9" of the NYUCC. The term "debtor," as defined in Section 9-105(d), includes "the seller of accounts or chattel paper." The term "secured party," as defined in Section 9-105(m), includes a "person to whom accounts or chattel paper have been sold."

[Addressees]
[Date]
Page 4


            We express no opinion herein as to (a) any Receivable or proceeds thereof in which the Bank does not have rights, (b) any Receivable or proceeds thereof that is of a type described in Section 9-401(1)(a) or (b) of the NYUCC,
(c) whether the Agreement reasonably identifies the Receivables and proceeds thereof for purposes of Sections 9-110 and 9-203 of the NYUCC, (d) any Receivable in any Additional Account or the proceeds thereof, (e) any proceeds other than money or instruments that are identifiable cash proceeds and that are located at all times in the State of Arizona, (f) the perfection or priority of any security interest, or (g) any matters governed by any law other than Article 9 of the NYUCC, and therefore these opinions do not address (I) laws of jurisdictions other than New York, and of New York, except for Article 9 of the NYUCC and (II) collateral of a type not subject to Article 9 of the NYUCC.

            This opinion letter addresses the legal consequences of only the facts existing or assumed as of the date hereof. The opinions expressed herein are based on an analysis of existing laws and court decisions and cover certain matters not directly addressed by such authorities. Such opinions may be affected by actions taken or omitted, events occurring, or changes in the relevant facts, after the date hereof. We have not undertaken to determine, or to inform any person of, the occurrence or non-occurrence of any such actions, events or changes. This opinion is solely for your benefit in connection with the transaction covered by the first paragraph of this letter and may not be relied upon or used by, circulated, quoted or referred to, nor may copies hereof be delivered to, any other person without our prior written approval. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.


                                    Very truly yours,

                                                                       EXHIBIT F
                                                                       ---------


                      FORM OF ANNUAL OPINION OF COUNSEL
                      ---------------------------------

            [To be delivered in a form substantially as attached hereto or as otherwise acceptable to the Trustee]

               [Appropriate changes to this form of opinion may
              be based on the facts and circumstances applicable
                      at the time the opinion is required]


                                     [Date]



[Addressees]




            Re:   BA Master Credit Card Trust, Series 1996-A
                  ------------------------------------------

Ladies and Gentlemen:

            We have acted as special counsel for Bank of America National Association, a national banking association (the "Bank"), in connection with a
                                                    ----
Pooling and Servicing Agreement between the Bank, as Transferor and Servicer, and First Bank National Association, as Trustee of the BA Master Credit Card Trust (the "Trust"), dated as of July 19, 1996 (the "Pooling and Servicing
             -----                                       -----------------------
Agreement") and the Series 1996-A  Supplement  among the Bank, as Transferor and
- ---------
Servicer, and First Bank National Association, as Trustee, dated as of July 19, 1996 (the "Series 1996-A Supplement," and together with the Pooling and
             --------------------------
Servicing Agreement,  the "Agreement").  The Bank proposes to cause the Trust to
                           ---------
issue the Class A Floating Rate Asset Backed Certificates, Series 1996-A and Class B Floating Rate Asset Backed Certificates, Series 1996-A (together, the "Certificates") pursuant to the Agreement. First Bank National Association as
 ------------
Trustee pursuant to the Agreement for the benefit of the holders of the Certificates is referred to herein as the "Trustee." Capitalized terms not
                                               -------
otherwise defined herein have the meanings set forth in the Agreement.

            In subsection 2.04(b)(i) of the Pooling and Servicing Agreement each Transferor represents and warrants with respect to the Receivables transferred by the Transferor that each such Receivable is an Eligible Receivable. In addition, in subsection 2.05(a) of the Pooling and Servicing Agreement each Transferor covenants that, except in connection with the enforcement or collection of a Receivable, such Transferor will take no action to cause any Receivable transferred by it to the Trust to be evidenced by any instrument or chattel paper (as defined in the UCC).

[Addressees]
[Date]
Page 3


            You have requested our opinion as to the security interest granted by the Bank to the Trustee pursuant to the Agreement in Receivables (the "Receivables") arising in Accounts owned by the Bank. This opinion is based
 -----------
solely upon our review of the Agreement and our examination of such matters of law as we have deemed relevant. In rendering this opinion, we have assumed without investigation that (a) the Agreement has been duly authorized, executed and delivered by each of the parties thereto, constitutes the legal, valid and binding obligation of the parties thereto and is enforceable against such parties in accordance with the terms thereof, and (b) all signatures are genuine, all natural persons have legal capacity, all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the originals, and the originals of such copies are authentic.

            Based upon and subject to the foregoing, as well as the limitations set forth below, we are of the opinion that:

            1. THE AGREEMENT CREATES IN FAVOR OF THE TRUSTEE A SECURITY INTEREST IN THE RIGHTS OF THE BANK IN SUCH OF THE RECEIVABLES AS CONSTITUTE ACCOUNTS. TO THE EXTENT THAT SUCH SECURITY INTEREST IS NOT AN INTEREST OF A BUYER OF ACCOUNTS, THEN THE AGREEMENT CREATES IN FAVOR OF THE TRUSTEE A SECURITY INTEREST IN THE RIGHTS OF THE BANK IN THE PROCEEDS OF SUCH RECEIVABLES.

            2. TO THE EXTENT THAT TRANSACTIONS CONTEMPLATED BY THE AGREEMENT DO NOT CONSTITUTE A SALE BY THE BANK TO THE TRUSTEE OF SUCH OF THE RECEIVABLES AS CONSTITUTE GENERAL INTANGIBLES OR THE PROCEEDS THEREOF, THE AGREEMENT CREATES IN FAVOR OF THE TRUSTEE A SECURITY INTEREST IN THE RIGHTS OF THE BANK IN SUCH OF THE RECEIVABLES AS CONSTITUTE GENERAL INTANGIBLES AND THE PROCEEDS THEREOF.

            3. UNDER SECTION 9-103 OF THE NEW YORK UNIFORM COMMERCIAL CODE (THE "NYUCC"), IF THE CHIEF EXECUTIVE OFFICE OF THE BANK IS LOCATED IN THE STATE OF
 -----
ARIZONA, THEN THE LAW (INCLUDING THE CONFLICT OF LAWS RULES) OF THE STATE OF ARIZONA GOVERNS THE PERFECTION AND EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTERESTS DESCRIBED IN PARAGRAPHS 1 AND 2 ABOVE.

            We note that Article 9 of the NYUCC applies to sales of "accounts" and "chattel paper," as well as an assignment of "accounts" or "chattel paper" as security for an obligation. Comment 2 to Section 9-102 explains that "a sale of [accounts or chattel paper is] covered by subsection (1)(b) whether intended for security or not. . . . The buyer then is treated as a secured party, and his interest as a security interest." Accordingly, the term "security interest," as defined in Section 1-201(37) of the NYUCC, includes "any interest of a buyer of accounts or chattel paper which is subject to Article 9" of the NYUCC. The term "debtor," as defined in Section 9-105(d), includes "the seller of accounts or chattel paper." The term "secured party," as defined in Section 9-105(m), includes a "person to whom accounts or chattel paper have been sold."

[Addressees]
[Date]
Page 4

            We express no opinion herein as to (a) any Receivable or proceeds thereof in which the Bank does not have rights, (b) any Receivable or proceeds thereof that is of a type described in Section 9-401(1)(a) or (b) of the NYUCC,
(c) whether the Agreement reasonably identifies the Receivables and proceeds thereof for purposes of Sections 9-110 and 9-203 of the NYUCC, (d) any Receivable in any Additional Account or the proceeds thereof, (e) any proceeds other than money or instruments that are identifiable cash proceeds and that are located at all times in the State of Arizona, (f) the perfection or priority of any security interest, or (g) any matters governed by any law other than Article 9 of the NYUCC, and therefore these opinions do not address (I) laws of jurisdictions other than New York, and of New York, except for Article 9 of the NYUCC and (II) collateral of a type not subject to Article 9 of the NYUCC.

            This opinion letter addresses the legal consequences of only the facts existing or assumed as of the date hereof. The opinions expressed herein are based on an analysis of existing laws and court decisions and cover certain matters not directly addressed by such authorities. Such opinions may be affected by actions taken or omitted, events occurring, or changes in the relevant facts, after the date hereof. We have not undertaken to determine, or to inform any person of, the occurrence or non-occurrence of any such actions, events or changes. This opinion is solely for your benefit in connection with the transaction covered by the first paragraph of this letter and may not be relied upon or used by, circulated, quoted or referred to, nor may copies hereof be delivered to, any other person without our prior written approval. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.


                                    Very truly yours,

                                                                       EXHIBIT G
                                                                       ---------


                     FORM OF REASSIGNMENT OF RECEIVABLES
                     -----------------------------------

            REASSIGNMENT  NO. ____ OF RECEIVABLES,  dated as of __________ ____,
____,  by and between  [______________],  a  [______________________]  organized under the laws of [__________] (the "Bank"), and [Trustee], a banking corporation organized under the laws of the State of [Trustee's State of Incorporation] (the "Trustee") pursuant to the Pooling and Servicing Agreement referred to below.

                              W I T N E S S E T H:
                              - - - - - - - - - -

            WHEREAS, the Bank and the Trustee are parties to the Pooling and Servicing Agreement, dated as of __________ __, 199_ (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement");

            WHEREAS, pursuant to the Pooling and Servicing Agreement, the Bank wishes remove all Receivables from certain designated Accounts of the Bank (the "Removed Accounts") and to cause the Trustee to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created, from the Trust to the Bank (as each such term is defined in the Pooling and Servicing Agreement); and

            WHEREAS, the Trustee is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof;

            NOW, THEREFORE, the Bank and the Trustee hereby agree as follows:

                  1.   DEFINED TERMS.  ALL TERMS DEFINED IN THE POOLING AND
                       -------------
      SERVICING AGREEMENT AND USED HEREIN SHALL HAVE SUCH DEFINED MEANINGS WHEN USED HEREIN, UNLESS OTHERWISE DEFINED HEREIN.

                  "Removal  Date"  shall  mean,  with  respect  to  the  Removed
                   -------------
      Accounts designated hereby, __________, ____.

                  "Removal  Notice Date" shall mean, with respect to the Removed
                   --------------------
      Accounts designated hereby, __________, ____ (which shall be a date on or prior to the fifth Business Day prior to the Removal Date).

                  2. DESIGNATION OF REMOVED ACCOUNTS. THE BANK SHALL DELIVER TO
                     -------------------------------
      THE TRUSTEE, NOT LATER THAN __ BUSINESS DAYS AFTER THE REMOVAL DATE, A COMPUTER FILE OR MICROFICHE LIST CONTAINING A TRUE AND COMPLETE LIST OF EACH MASTERCARD AND VISA ACCOUNT WHICH AS OF THE REMOVAL DATE SHALL BE DEEMED TO BE A REMOVED ACCOUNT, SUCH ACCOUNTS BEING IDENTIFIED BY ACCOUNT NUMBER AND BY THE AGGREGATE AMOUNT OF RECEIVABLES IN SUCH ACCOUNTS AS OF THE CLOSE OF BUSINESS ON THE REMOVAL DATE. SUCH LIST SHALL BE MARKED AS
      SCHEDULE 1 TO THIS REASSIGNMENT AND SHALL BE INCORPORATED INTO AND MADE A PART OF THIS REASSIGNMENT AS OF THE REMOVAL DATE.

                  3.   CONVEYANCE OF RECEIVABLES.
                       -------------------------

                  (a) The Trust does hereby reconvey to the Bank, without recourse on and after the Removal Date, all right, title and interest of the Trust in and to the Receivables now existing and hereafter created in the Removed Accounts designated hereby, all monies due or to become due with respect thereto (including all Finance Charge Receivables), all proceeds (as defined in Section 9-306 of the UCC as in effect in the [name of applicable jurisdiction(s)]) of such Receivables, Insurance Proceeds relating to such Receivables and the proceeds thereof.

                  (b) In connection with such transfer, the Trustee agrees to execute and deliver to the Bank on or prior to the date of this Reassignment, a termination statement with respect to the Receivables now existing and hereafter created in the Removed Accounts designated hereby (which may be a single termination statement with respect to all such Receivables) evidencing the release by the Trust of its Lien on the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to remove such Lien.

                  4.   REPRESENTATIONS AND WARRANTIES OF THE BANK.  THE BANK
                       ------------------------------------------
      HEREBY REPRESENTS AND WARRANTS TO THE TRUST AS OF THE REMOVAL DATE:

                        (a)   Legal   Valid   and   Binding   Obligation.   This
                              ------------------------------------------
            Reassignment constitutes a legal, valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                        (b)   Selection Procedures.  No selection procedures
                              --------------------
            believed by the Bank to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Removed Accounts designated hereby.

                  5.   CONDITIONS PRECEDENT.  THE AMENDMENT OF THE POOLING
                       --------------------
      AND SERVICING AGREEMENT SET FORTH IN SECTION 6 HEREOF IS SUBJECT TO THE SATISFACTION, ON OR PRIOR TO THE REMOVAL DATE, OF THE FOLLOWING CONDITION PRECEDENT:

                        The  Bank  shall  have   delivered  to  the  Trustee  an
            Officer's Certificate certifying that (i) as of the Removal Date, all requirements set forth in Section 2.07 of the Pooling and Servicing Agreement for designating Removed Accounts and reconveying the Receivables of such Removed Accounts, whether now existing or hereafter created, have been satisfied, and (ii) each of the representations and warranties made by the Bank in Section 4 hereof is true and correct as of the Removal Date. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein, and shall incur no liability in so relying.

                  6.  AMENDMENT  OF THE POOLING AND  SERVICING  AGREEMENT.  THE
                      ---------------------------------------------------
      POOLING AND SERVICING AGREEMENT IS HEREBY AMENDED TO PROVIDE THAT ALL REFERENCES THEREIN TO THE "POOLING AND SERVICING AGREEMENT," TO "THIS AGREEMENT" AND "HEREIN" SHALL BE DEEMED FROM AND AFTER THE REMOVAL DATE TO BE A DUAL REFERENCE TO THE POOLING AND SERVICING AGREEMENT AS SUPPLEMENTED BY THIS REASSIGNMENT. EXCEPT AS EXPRESSLY AMENDED HEREBY, ALL OF THE REPRESENTATIONS, WARRANTIES, TERMS, COVENANTS AND CONDITIONS TO THE POOLING AND SERVICING AGREEMENT SHALL REMAIN UNAMENDED AND SHALL CONTINUE TO BE, AND SHALL REMAIN, IN FULL FORCE AND EFFECT IN ACCORDANCE WITH ITS TERMS AND EXCEPT AS EXPRESSLY PROVIDED HEREIN SHALL NOT CONSTITUTE OR BE DEEMED TO CONSTITUTE A WAIVER OF COMPLIANCE WITH OR A CONSENT TO NON-COMPLIANCE WITH ANY TERM OR PROVISION OF THE POOLING AND SERVICING AGREEMENT.

                  7.   COUNTERPARTS.  THIS REASSIGNMENT MAY BE EXECUTED IN
                       ------------
      TWO OR MORE COUNTERPARTS (AND BY DIFFERENT PARTIES ON SEPARATE COUNTERPARTS), EACH OF WHICH SHALL BE AN ORIGINAL, BUT ALL OF WHICH TOGETHER SHALL CONSTITUTE ONE AND THE SAME INSTRUMENT.

                  8.   GOVERNING LAW.  THIS REASSIGNMENT SHALL BE CONSTRUED
                       -------------
      IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

            IN WITNESS WHEREOF, the undersigned have caused this Reassignment of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                    [Name of Transferor]


                                    By: ________________________
                                      Name:
                                     Title:


                                    [Trustee]
                                      as Trustee


                                    By: ________________________
                                      Name:
                                     Title:

                                                                      Schedule 1
                                                                 to Reassignment
                                                                  of Receivables
                                                                 ---------------


                                REMOVED ACCOUNTS
                                ----------------

                                                                       EXHIBIT H
                                                                       ---------


                     FORM OF RECONVEYANCE OF RECEIVABLES
                     -----------------------------------

            RECONVEYANCE OF RECEIVABLES, dated as of __________ __, ____, by and between [Name of Transferor], a [__________________] organized under the laws of [___________] (the "Transferor"), and [Trustee], a banking corporation organized and existing under the laws of [Trustee's State of Incorporation] (the "Trustee") pursuant to the Pooling and Servicing Agreement referred to below.

                              W I T N E S S E T H:
                              - - - - - - - - - -

            WHEREAS, the Transferor and the Trustee are parties to the Pooling and Servicing Agreement dated as of __________ __, 199_ (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement");

            WHEREAS, pursuant to the Pooling and Servicing Agreement, the Transferor wishes to cause the Trustee to reconvey all of the Receivables and proceeds thereof, whether now existing or hereafter created, from the Trust to the Transferor pursuant to the terms of Section 12.04 of the Pooling and Servicing Agreement upon termination of the Trust pursuant to subsection 12.01(a) of the Pooling and Servicing Agreement (as each such term is defined in the Pooling and Servicing Agreement);

            WHEREAS, the Trustee is willing to reconvey Receivables subject to the terms and conditions hereof;

            NOW, THEREFORE, the Transferor and the Trustee hereby agree as follows:

            1.   DEFINED TERMS.  ALL TERMS DEFINED IN THE POOLING AND
                 -------------
SERVICING AGREEMENT AND USED HEREIN SHALL HAVE SUCH DEFINED MEANINGS WHEN USED HEREIN, UNLESS OTHERWISE DEFINED HEREIN.

            "Reconveyance Date" shall mean __________, ____.
             -----------------

            2.  RETURN OF LISTS OF ACCOUNTS.  THE TRUSTEE  SHALL DELIVER TO THE
                ---------------------------
TRANSFEROR, NOT LATER THAN __ BUSINESS DAYS AFTER THE RECONVEYANCE DATE, EACH AND EVERY COMPUTER FILE OR MICROFICHE LIST OF ACCOUNTS DELIVERED TO THE TRUSTEE PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.

            3.  CONVEYANCE OF RECEIVABLES.  (a) THE TRUSTEE DOES HEREBY RECONVEY
                -------------------------
TO THE TRANSFEROR, WITHOUT RECOURSE, ON AND AFTER THE RECONVEYANCE DATE, ALL RIGHT, TITLE AND INTEREST OF THE TRUST IN AND TO EACH AND EVERY RECEIVABLE NOW EXISTING AND HEREAFTER CREATED IN THE ACCOUNTS, ALL MONIES DUE OR TO BECOME DUE WITH RESPECT THERETO (INCLUDING ALL FINANCE CHARGE RECEIVABLES), ALL PROCEEDS (AS DEFINED IN SECTION 9-306 OF THE UCC AS IN EFFECT IN THE [NAME OF APPLICABLE JURISDICTION(S)]) OF SUCH RECEIVABLES AND INSURANCE PROCEEDS RELATING TO SUCH RECEIVABLES AND ANY INTERCHANGE, EXCEPT FOR AMOUNTS, IF ANY, HELD BY THE TRUSTEE PURSUANT TO SUBSECTION 12.03(B) OF THE POOLING AND SERVICING AGREEMENT.

            (b) IN CONNECTION WITH SUCH TRANSFER, THE TRUSTEE AGREES TO EXECUTE AND DELIVER TO THE TRANSFEROR ON OR PRIOR TO THE DATE OF THIS RECONVEYANCE, SUCH UCC TERMINATION STATEMENTS AS THE TRANSFEROR MAY REASONABLY REQUEST, EVIDENCING THE RELEASE BY THE TRUST OF ITS LIEN ON THE RECEIVABLES.

            4.   COUNTERPARTS.  THIS RECONVEYANCE MAY BE EXECUTED IN TWO OR
                 ------------
MORE COUNTERPARTS (AND BY DIFFERENT PARTIES ON SEPARATE COUNTERPARTS), EACH OF WHICH SHALL BE AN ORIGINAL, BUT ALL OF WHICH TOGETHER SHALL CONSTITUTE ONE AND THE SAME INSTRUMENT.

            5.   GOVERNING LAW.  THIS RECONVEYANCE SHALL BE CONSTRUED IN
                 -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

            IN WITNESS WHEREOF, the undersigned have caused this Reconveyance of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                    [Name of Transferor]


                                    By: ________________________
                                      Name:
                                     Title:


                                   [Trustee],
                                     as Trustee


                                    By: ________________________
                                      Name:
                                     Title:

                                                                      SCHEDULE 1
                                                                      ----------


                                LIST OF ACCOUNTS
                                ----------------

                          Delivered to Trustee only

                            [Deemed Incorporated]